SCHEDULE 14A INFORMATION

  Proxy Statement Pursuant to Section 14(a) of the Securities Exchange of 1934



Filed by Registrant                                  [ X ]
Filed by Party other than the Registrant             [   ]


Check the  appropriate  box:
[   ] Preliminary Proxy Statement
[ X ] Definitive Proxy Statement
[   ] Definitive Additional Materials
[   ] Soliciting  Material  Pursuant  to  Sec.240.14a-11(c)  or  240.14a-12  [ ]
Confidential, for Use of the Commission Only (as permitted by Rule 14-6(e)(2)



                                  CERBCO, INC.



Payment of Filing Fee (Check the appropriate box):

[ ] $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), 14a-6(i)(2) or Item
22(a)(2) of Schedule 14A. [ ] $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3). [ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.
         1) Title of each class of securities to which transaction applies:
            Common Stock and Class B Common Stock
         2) Aggregate number of securities to which transaction applies:
         3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):
            Cash Consideration to be received
         4) Proposed maximum aggregate value of transaction:     $22,000,000.00
         5) Total fee paid:                                      $     4,400.00

[X]   Fee paid previously with preliminary materials

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing by registration for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
         1) Amount Previously Paid:
         2) Form, Schedule or Registration Statement No.:
         3) Filing Party:
         4) Date Filed:

                                  CERBCO, Inc.
                                3421 Pennsy Drive
                            Landover, Maryland 20785

                    NOTICE OF SPECIAL MEETING OF STOCKHOLDERS
                              FRIDAY, JUNE 27, 1997



To the Stockholders of CERBCO, Inc.:

         NOTICE IS HEREBY GIVEN that a Special Meeting of Stockholders of CERBCO, Inc., a Delaware corporation (the "Company"), will be held at the Holiday Inn, US Air Arena, 9100 Basil Court, Landover, Maryland, on Friday, June 27, 1997 at 10:00 a.m. (the "Meeting").

         At the Meeting, you will be asked to consider and to vote, in person or by proxy, for or against the sale by the Company of its two-thirds stake in Capitol Office Solutions, Inc. ("COS"), held by the Company's wholly-owned subsidiary CERBERONICS, Inc. ("Cerberonics"), for the consideration of a sales price of $19 million and two-thirds of an approximately $5 million pre-sale distribution of excess cash from COS (the "Transaction").

         The Board of Directors has fixed the close of business on May 2, 1997, as the record date for determining stockholders entitled to notice of, and to vote at, the Meeting.

         The  accompanying   Proxy  Statement   provides  detailed   information
concerning the Transaction and certain additional information. You are urged to read and carefully consider this information.

THE BOARD OF DIRECTORS BELIEVES THAT THE TRANSACTION IS FAIR TO AND IN THE BEST INTEREST OF THE COMPANY. THE BOARD OF DIRECTORS HAS UNANIMOUSLY APPROVED THE TRANSACTION AND RECOMMENDS THAT YOU VOTE FOR APPROVAL OF THE TRANSACTION.

         A copy of the Company's Annual Report on Form 10-K for the fiscal year ended June 30, 1996 and Quarterly Report on Form 10-Q for the quarter ended March 31, 1997 accompany this Notice.

WHETHER OR NOT YOU EXPECT TO BE PRESENT IN PERSON AT THE MEETING, PLEASE SIGN, DATE AND PROMPTLY MAIL THE ENCLOSED PROXY IN THE ENVELOPE PROVIDED. NO POSTAGE IS REQUIRED IF MAILED IN THE UNITED STATES. A PROMPT RESPONSE WILL ASSURE YOUR VOTE AND REDUCE THE COMPANY'S EXPENSE IN SOLICITING PROXIES. IF YOU ARE PRESENT AT THE MEETING, YOU MAY, IF YOU WISH, WITHDRAW YOUR PROXY AND VOTE YOUR SHARES PERSONALLY.

YOUR VOTE IS VERY IMPORTANT, AS APPROVAL OF THE TRANSACTION IS CONDITIONED UPON THE AFFIRMATIVE VOTE OF A MAJORITY OF THE VOTES CAST BY STOCKHOLDERS OTHER THAN THE COMPANY'S CONTROLLING STOCKHOLDERS, ROBERT W. ERIKSON AND GEORGE WM. ERIKSON.

                                  By Order of the Board of Directors,

                                  /s/ Robert F. Hartman
                                  Robert F. Hartman
                                  Secretary


Landover, Maryland
May 27, 1997

                                  CERBCO, Inc.
                                3421 Pennsy Drive
                            Landover, Maryland 20785

                         Special Meeting of Stockholders
                              Friday, June 27, 1997

                                 PROXY STATEMENT

                    SOLICITATION AND REVOCABILITY OF PROXIES

         This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of CERBCO, Inc., a Delaware corporation ("CERBCO" or the "Company"), for use at the Special Meeting of Stockholders to be held at the Holiday Inn, US Air Arena, 9100 Basil Court, Landover, Maryland, on Friday, June 27, 1997 at 10:00 a.m., and at any adjournments thereof (the "Meeting").

         At the Meeting, you will be asked to consider and to vote, in person or by proxy, for or against the sale by the Company of its two-thirds stake in Capitol Office Solutions, Inc. ("COS") held by the Company's wholly-owned subsidiary CERBERONICS, Inc. ("Cerberonics"), for the consideration of a sales price of $19 million and two-thirds of an approximately $5 million pre-sale distribution of excess cash from COS (the "Transaction").

         The Board of Directors (the "Board") has fixed the close of business on May 2, 1997, as the record date (the "Record Date") for the determination of stockholders who are entitled to notice of, and to vote at, the Meeting.

         Stockholders are requested to complete, sign and date the accompanying proxy and return it promptly to the Company in the enclosed envelope. If the enclosed proxy is executed and returned, it may be revoked at any time before it is voted at the Meeting by a written notice of revocation to the Secretary of the Company, or by executing a proxy bearing a later date, or by voting in person at the Meeting.

         Shares of Common Stock and shares of Class B Common Stock represented by valid proxies received in time for the Meeting, and not revoked, will be voted as specified therein. If no instructions are given, the respective shares of common stock will be voted FOR the Transaction; and, if authority is given to them, at the discretion of the proxy holders, on any other matters that may properly come before the Meeting.

         The cost of solicitation will be borne by the Company. Additional solicitations may be made by mail, telephone, telegraph, personal contact or other means by the Company or by its directors or regular employees. The Company may make arrangements with brokerage houses and other custodians, nominees and fiduciaries to send proxies and proxy statements to the beneficial owners of shares of the Company's common stock and to reimburse them for their reasonable expenses in so doing.

         This Proxy Statement and form of proxy and the accompanying Notice of Special Meeting, Form 10-K and Form 10-Q are first being mailed to the Company's stockholders of record on or about May 27, 1997.


                      OUTSTANDING SHARES AND VOTING RIGHTS

         Each share of Common Stock is entitled to one vote. Each share of Class B Common Stock is entitled to ten votes, except with respect to any matter requiring the vote of Common Stock or Class B Common Stock voting separately as a class. As of the Record Date, there were outstanding 1,177,601 shares of Common Stock, $.10 par value (the "Common Stock") and 296,355 shares of Class B Common Stock, $.10 par value (the "Class B Common Stock"), which are the only classes of stock of the Company outstanding. A quorum shall be constituted by the presence at the Meeting, in person or by proxy, of one-third (1/3) of the stock issued and outstanding and entitled to vote.

         Your vote is very important, as approval of the Transaction is conditioned upon the affirmative vote of a majority of the votes cast by stockholders other than the Company's controlling stockholders (the "Non-Erikson Stockholders"). The controlling stockholders of the Company are Robert W. Erikson and George Wm. Erikson (the "Eriksons"). As of the Record Date, the Non-Erikson Stockholders held 1,060,299 shares of outstanding Common Stock, entitling them to cast 1,060,299 votes, and 48,791 shares of outstanding Class B Common Stock, entitling them to cast 487,910 votes, for a total of 1,548,209 votes eligible to be cast by the Non-Erikson Stockholders.

         Approval of the Transaction for purposes of Section 271 of the Delaware Corporation Law ("Section 271") requires a favorable vote of a majority of votes entitled to be cast by all the stockholders of the Company. As of the Record Date, the Eriksons held 117,302 shares of Common Stock and 247,564 shares of Class B Common Stock, entitling them to cast 2,592,942 votes with respect to the Transaction, bringing to 4,141,151 the total number of votes entitled to be cast by all stockholders with respect to the Transaction. Therefore, at least 2,070,576 affirmative votes are required to approve the Transaction for purposes of Section 271. Provided that a majority of the votes cast by the Non-Erikson Stockholders are cast in favor of the Transaction, the Eriksons have agreed pursuant to the terms of the Transaction to vote substantially all (at least 2,568,486 votes) of their shares in favor of the Transaction. As a consequence, the affirmative vote of a majority of the votes cast by the Non-Erikson Stockholders will result in at least 2,568,487 votes being cast in favor of the Transaction, an amount in excess of the number of votes required by Section 271 for approval.

         Since the Transaction is conditioned on a majority of votes cast by Non-Erikson Stockholders, votes withheld by Non-Erikson Stockholders, including abstentions and broker non-votes, will not be counted as either votes for or against the Transaction. However, for purposes of Section 271, which requires a favorable vote of a majority of votes entitled to be cast by all the stockholders of the Company, votes withheld by Non-Erikson Stockholders, including abstentions and broker non-votes, will be counted as votes against the Transaction.

                              AVAILABLE INFORMATION

         The Company is subject to the informational requirements of the Securities Exchange Act of 1934 ("Exchange Act"), and, in accordance therewith, files periodic reports and other information with the Securities and Exchange Commission (the "Commission"). Reports and other information concerning the Company may be inspected and copied at the public reference facilities of the Commission at Room 1024, Judiciary Plaza, 450 Fifth Street, NW, Washington, DC 20549. Copies of such material also can be obtained by mail from the Public Reference Section of the Commission at Room 1024, Judiciary Plaza, 450 Fifth Street, NW, Washington, DC 20549, at prescribed rates. The Company's Common Stock is listed on the NASDAQ National Market. Reports and other information concerning the Company can be inspected at the offices of the NASDAQ Stock Market, Inc., 1735 K Street, NW, Washington, DC 20006-1506. The Commission also maintains a world wide web site that contains reports, proxy and information statements and other information regarding the Company.
The world wide web site address is http://www.sec.gov.


                     ABSENCE OF DISSENTERS' APPRAISAL RIGHTS

         Under Delaware law, the Company's stockholders are not entitled to dissenters' rights of appraisal with respect to the Transaction.

                                TABLE OF CONTENTS


SOLICITATION AND REVOCABILITY OF PROXIES..............................        1
OUTSTANDING SHARES AND VOTING RIGHTS..................................        1
AVAILABLE INFORMATION.................................................        2
ABSENCE OF DISSENTERS' APPRAISAL RIGHTS...............................        2
TABLE OF CONTENTS.....................................................        3
PROPOSAL - THE TRANSACTION............................................        4
Summary...............................................................        4
The Transaction.......................................................        7
         General......................................................        7
         Background and Reasons for the Transaction...................        7
         Certain Material Negotiations................................        8
         Fairness Opinion ............................................       12
         Recommendation of the Board of Directors.....................       14
         Principal Terms of the Transaction...........................       14
                  Recapitalization. ..................................       14
                  Financing. .........................................       14
                  Redemption. ........................................       15
                  Investment. ........................................       15
                  Stock Purchase.  ...................................       15
                  Escrow Arrangements.................................       15
                  Redemption Price and Stock Purchase Price Adjustments      15
                  Representations and Warranties......................       16
                  Covenants of the Parties............................       17
                  Conditions to Closing...............................       17
                  Indemnification.....................................       18
                  Break-Up Fees.......................................       18
                  Related Agreements..................................       19
                           Erikson Consulting and Non-Competition Agreement  19
                           Erikson Voting Agreement...................       19
                           Manoogian Executive Agreement..............       20
                           Other Related Agreements...................       20
         Special Factor...............................................       20
         Interests of Certain Persons in the Transaction..............       20
         Federal Income Tax Consequences..............................       21
         Regulatory Requirements......................................       21
         Accounting Treatment.........................................       21
USE OF PROCEEDS.......................................................       21
SELECTED FINANCIAL DATA...............................................       22
PRO FORMA FINANCIAL INFORMATION.......................................       23
SECURITY OWNERSHIP....................................................       28
INDEPENDENT PUBLIC ACCOUNTANTS........................................       29
STOCK PRICE...........................................................       29
         Common Stock.................................................       29
         Class B Common Stock.........................................       30
         Holders......................................................       30
         Dividends....................................................       30
OTHER MATTERS.........................................................       30
INCORPORATION BY REFERENCE............................................       31
STOCKHOLDER PROPOSALS.................................................       31

                           PROPOSAL - THE TRANSACTION


                                     SUMMARY

         The following is a summary of certain information relating to the Transaction. This summary is not intended to be a complete description of these matters and is subject to and qualified in its entirety by reference to the more detailed information regarding the Transaction described in this Proxy Statement and contained in the Investment, Redemption and Stock Purchase Agreement dated March 7, 1997, and certain other agreements dated as of the same date or to be entered into in connection with the Transaction, including the Escrow Agreement, the Erikson Voting Agreement, the Erikson Consulting and Non-Compete Agreement and the Manoogian Executive Agreement, copies of which are included as Exhibits A, B, C, D, and E, respectively, to this Proxy Statement. Subject to stockholder approval and certain other conditions, the Transaction is expected to close (the "Closing") on June 30, 1997 or as soon thereafter as possible.

         The Company's principal executive offices are located at 3421 Pennsy Drive, Landover, Maryland 20785, and the Company's phone number at such offices is (301) 773-1784. The Company's stockholders are urged to read and carefully consider the entire Proxy Statement.

         The Company has entered into a definitive Investment, Redemption and Stock Purchase Agreement dated March 7, 1997 (the "Redemption Agreement") pursuant to which COS will redeem the Company's entire two-thirds stake in COS held by the Company's wholly-owned subsidiary, CERBERONICS, Inc. ("Cerberonics"), for approximately $19 million. COS is a provider of copier and fax equipment, service and supplies in the Washington, D.C. and Baltimore, Maryland metropolitan areas. Under the Redemption Agreement, the Company, through Cerberonics, will also receive a two-thirds share of an approximately $5 million pre-redemption distribution of excess cash from COS. The approximately $22 million to be received by Cerberonics for the redemption and the pre-redemption distribution will be subject to adjustment based upon audited financial statements at the time of Closing. After Closing, the Company intends to declare and distribute promptly a dividend of $1.50 per share to the holders of Common Stock and Class B Common Stock as of a record date proximate to Closing.

         The Company's controlling interest in Insituform East, Incorporated ("Insituform East"), its other principal operating subsidiary which provides excavationless sewer and pipeline rehabilitation services and which is also held through Cerberonics, will not be affected by the Transaction.

         Other parties to the Redemption Agreement include Armen A. Manoogian, President, a director and one-third owner of COS ("Mr. Manoogian"), and Golder, Thoma, Cressey, Rauner Fund IV ("GTCR") of Chicago, Illinois. GTCR is the controlling stockholder of Global Imaging Systems, Inc. of Tampa, Florida, a consolidator of copier dealerships ("Global"). The Redemption Agreement provides that GTCR and certain other investors to be named at Closing (the "Investors") will acquire from Mr. Manoogian a portion (5/8s) of his current one-third interest in COS for approximately $5 million and that Mr. Manoogian will participate ratably in the $5 million pre-redemption distribution by COS. Pursuant to the Redemption Agreement, the Investors are to acquire newly issued COS common stock in consideration of a $1 million investment, and GTCR is to arrange the additional estimated $24 million financing that COS will need to fund the redemption of COS stock held by Cerberonics and the purchase of COS stock from Mr. Manoogian. After such redemption and stock purchase, the Investors will have a two-thirds interest and Mr. Manoogian will have a one-third interest in the recapitalized and newly leveraged COS.

         For the Transaction, the parties assigned a value of $27 million to COS, excluding the approximately $5 million pre-redemption distribution. The Company's $19 million share of the total $27 million value is comprised of two-thirds of the total valuation ($18 million), plus a $1 million control premium in light of the Company's controlling interest in COS. Consequently, Mr. Manoogian's minority interest is being valued at $8 million, exclusive of his one-third interest in the $5 million pre-redemption distribution. The Investors are to acquire 5/8 of that interest for $5 million.

         The Redemption Agreement provides that COS and each of the Eriksons will enter into a three-year consulting and non-competition agreement pursuant to which the Eriksons are to serve as advisors and consultants to COS after the Transaction. The Eriksons are each to receive $150,000 for the non-competition agreement and $50,000 for consulting services promptly after Closing, and $50,000 on each of the first and second anniversaries thereof, if available and able to perform the consulting services. Similarly, the Redemption Agreement provides that COS and Mr. Manoogian will enter into an Executive Agreement pursuant to which Mr. Manoogian will serve as the President of COS after Closing, at an initial annual base salary of $200,000 (subject to periodic increase at the discretion of the COS Board), with the potential for earning an annual bonus of up to one-half of his annual base salary beginning in the fiscal year ending June 30, 1998.

         The Transaction is conditioned, among other things, upon the Company's receipt from an investment banker of an opinion stating that the consideration to be received for the sale of the Company's two-thirds stake in COS is fair to the Company from a financial point of view. As a consequence, the Company retained Merrill Lynch Business Advisory Services ("MLBAS"), a division of Merrill Lynch, Pierce, Fenner & Smith Incorporated, to render an opinion as to the fairness to the Company, from a financial point of view, of the consideration to be received by Cerberonics pursuant to the Redemption Agreement. At a meeting of the Board held on April 3, 1997, MLBAS delivered its oral opinion to the Board to the effect that the proposed consideration to be received by Cerberonics pursuant to the Redemption Agreement was fair to the Company from a financial point of view and subsequently confirmed such opinion by delivery of its written opinion dated as of April 4, 1997. The full text of MLBAS's opinion dated as of April 4, 1997, which sets forth, among other things, assumptions made, procedures followed, matters considered and limitations on the scope of review undertaken, is attached as Exhibit F to this Proxy Statement and is incorporated herein by reference. The Company's stockholders are urged to read the MLBAS opinion in its entirety.

         The Transaction is also conditioned upon the separate approval by a majority of the votes cast by the Eriksons and by a majority of the votes cast by the Non-Erikson Stockholders. In connection therewith, the Eriksons have entered into a voting agreement pursuant to which each of them agrees to vote substantially all of the shares of the Company's Common Stock and Class B Common Stock held by each of them in favor of the Transaction, provided a majority of the votes cast by the Non-Erikson Stockholders are voted in favor of the Transaction. As of the Record Date, the Non-Erikson Stockholders held 1,060,299 shares of outstanding Common Stock, entitling them to cast 1,060,299 votes, and 48,791 shares of outstanding Class B Common Stock, entitling them to cast 487,910 votes, for a total of 1,548,209 votes eligible to be cast by the Non-Erikson Stockholders. As of the date of this Proxy Statement, the Company has made no determination regarding resolicitation of proxies if the Transaction is not approved by a majority of the votes cast by the Non-Erikson Stockholders.

         The Company acquired its two-thirds stake in COS in 1987 for an investment of $500,000. The Company also loaned COS $2.75 million, which loan was subsequently repaid by COS with interest. Though COS struggled early on, in recent years COS has performed well, contributing on average in excess of 20% pre-tax earnings on revenues during the last three years.

         In recent years, there has been an accelerated consolidation of copier dealers nationwide, principally by IKON Office Solutions, Inc. ("Ikon") and Danka Business Systems, PLC ("Danka"), and more recently by Global. Public reports indicate that Ikon and Danka both have grown via industry consolidation to annual sales volumes in excess of $3 billion each.

         As a result of the industry consolidation, the Board expects that COS will face increasing and intensifying competition from these large national networks, each of which has the benefit of substantially larger marketing and distribution resources, and potential preferential pricing from manufacturers via higher volume purchasing levels, resulting in the risk for decreases in COS' pre-tax margins. The Board believes that the present strong performance of COS, taken together with the continuing industry consolidation, makes this a favorable time for the Company to sell its interest in COS.

         Over the last three years, the Company received expressions of interest from Ikon and Danka, the industry's two principal consolidators, regarding the possible sale of COS, but neither company appeared willing to pay a price acceptable to the Board.

         Global first approached the Company in October of 1994 about acquiring COS, and the Company engaged in three separate rounds of negotiations with Global since that date. The first round was terminated in March of 1995 when Global lost its planned source of financing. The price then under discussion was $24 million for 100% of COS. Global approached the Company a second time in December of 1995, again offering a $24 million purchase price. The issue of a control premium for the Company was unresolved, and the Board then felt that the purchase price was inadequate.

         The third round commenced in March of 1996 when Global made yet another approach. Over the next eight months, basic terms generally acceptable to the Company were agreed upon. The price to the Company increased from $16 million to $19 million, reflecting both an increased transaction value and a $1 million control premium to the Company. Concerns about Global's ability to obtain financing were resolved by the substitution of GTCR, Global's principal stockholder, as the buyer. But significant unresolved issues remained.

         The Board desired to obtain an investment banker's opinion regarding the fairness of the price prior to executing the Redemption Agreement. If it did, GTCR informed the Board, given the length of time that the parties had been negotiating, GTCR would withdraw its proposal . Ultimately, the Company agreed to obtain the opinion after the Redemption Agreement was executed and to pay a break-up fee of $250,000 if the Company terminated the Transaction as a result of an unfavorable opinion.

         During negotiations GTCR requested that the Eriksons enter into and the Eriksons ultimately agreed to enter into a voting agreement pursuant to which they agreed to cast substantially all their votes in favor of the Transaction so long as a majority of all votes cast by the Non-Erikson Stockholders were cast in favor of the Transaction. The Eriksons objected to the extent that the voting agreement required them to give up certain rights related to their stock for an extended period, including "no shop" provisions and a prohibition on selling or pledging their stock, among other things. The Eriksons asked for compensation from the Company in the amount of $300,000 each for giving up these rights in furtherance of the Transaction. The Board was concerned about the reduction in the net proceeds from the Transaction if it paid this amount to the Eriksons. Ultimately, GTCR agreed to pay the Eriksons, without reducing the proceeds to the Company, a total of $300,000 each for agreeing not to compete with COS and for providing consulting services to COS for three years following Closing. The Company agreed to reimburse the Eriksons as stockholders for their costs in reviewing and negotiating the voting agreement and to indemnify the Eriksons as stockholders in connection with the Transaction.

         Because GTCR's request for the Eriksons to enter into a voting agreement raised issues involving the Eriksons personally, including indemnification as stockholders, and because the Redemption Agreement contemplates the Eriksons entering into a consulting and non-competition agreement through which they are to receive compensation, the Board believes that it is appropriate for the Non-Erikson Stockholders to have a meaningful voice in approving the Transaction. Ultimately, GTCR agreed that the Redemption Agreement would provide that the Transaction would not be deemed approved unless a majority of all votes cast by the Non-Erikson Stockholders were cast in favor of the Transaction, provided that the Company will pay a $250,000 break-up fee if the stockholders of the Company fail to approve the Transaction.

THE BOARD OF DIRECTORS BELIEVES THAT THE TRANSACTION IS FAIR TO AND IN THE BEST INTEREST OF THE COMPANY. THE BOARD OF DIRECTORS HAS UNANIMOUSLY APPROVED THE TRANSACTION AND RECOMMENDS THAT YOU VOTE FOR APPROVAL OF THE TRANSACTION.

                                 THE TRANSACTION

         The following information describes certain information relating to the Transaction. This description does not purport to be complete and is qualified in its entirety by reference to the Investment, Redemption and Stock Purchase Agreement dated March 7, 1997 (the "Redemption Agreement"), and certain other agreements dated as of the same date or to be entered into in connection with the Transaction, including the Escrow Agreement, the Erikson Voting Agreement, the Erikson Consulting and Non-Compete Agreement and the Manoogian Executive Agreement, copies of which are included as Exhibits A, B, C, D, and E, respectively, to this Proxy Statement. The Company's principal executive offices are located at 3421 Pennsy Drive, Landover, Maryland 20785, and the Company's phone number at such offices is (301) 773-1784.

General

         Holders of the Company's Common Stock and Class B Common Stock are being asked to consider and to approve the Transaction. The terms of the Transaction are set forth in the Redemption Agreement and certain related agreements entered into in connection therewith. The Redemption Agreement provides for (i) the $19 million redemption by COS of the entire two-thirds equity interest of COS held by Cerberonics, the Company's wholly-owned subsidiary, in conjunction with the recapitalization of COS, (ii) payment to the Company of a two-thirds share of an approximately $5 million pre-redemption distribution of excess cash from COS, (iii) the arrangement of $24 million in additional financing for COS, (iv) a $1 million investment in COS by GTCR and the Investors, and (v) the purchase for $5 million by the Investors from Armen
A. Manoogian ("Mr. Manoogian") of a majority of the remaining one-third equity interest of COS held by Mr. Manoogian. The Redemption Agreement was executed on March 7, 1997, subject to stockholder approval and certain other conditions. The Transaction is expected to close on or before June 30, 1997.

Background and Reasons for the Transaction

         During 1987 the Company was phasing out of defense work and was looking for new opportunities. In October of that year, the Company joined with Mr. Manoogian in the acquisition of COS for a purchase price of $3.5 million. The Company invested $500,000 for its ultimate two-thirds share, and Mr. Manoogian invested initially and upon later exercise of an option $250,000 after which he owned the other one-third. The Company loaned COS the remaining $2.75 million to complete the leveraged buy-out, which loan was subsequently repaid by COS with interest.

         Though COS struggled somewhat in the early years after the Company's investment, financial performance improved gradually until COS became the strong performer that it is today. COS has now delivered on average in excess of 20% pre-tax earnings on revenues during the last three years.

         Mr. Manoogian has been the President of COS since October of 1987. Throughout this period, Mr. Manoogian, as well as the Eriksons, have participated in the Copier Dealers Association to help them stay informed of developments in the copier market. Through this connection, and the numerous copier business owners and professionals it has enabled them to meet, they have acquired information about the performance and valuation of copier businesses and have observed a substantial consolidation of copier dealers, principally by Danka or Ikon, both of which are public companies with annual sales in excess of $3 billion. Available information shows that Danka has acquired over 100 copier business over the last three years, and in calendar 1996 alone Ikon has acquired in excess of 80 copier businesses.

         As a result of the industry consolidation, the Board expects that COS will face increasing and intensifying competition from these large national dealer networks owned by Ikon and Danka, both of which have the benefit of substantially larger marketing and distribution resources, and potential preferential pricing from their manufacturers via higher volume purchasing levels resulting in a risk of decreases in COS' pre-tax margins.

         The Board believes that the present strong performance of COS, taken together with the continuing industry consolidation, makes this a favorable time for the Company to sell its interest in COS.

         The lead buyer, GTCR, is the controlling stockholder of Global, a third nationally recognized consolidator in the copier industry. The Company believes GTCR views COS as a highly profitable business with a prestigious product line located in the fourth largest market in the country, making COS an important addition to Global's growing national portfolio of copier businesses.

         Additionally, because the Transaction is structured such that Mr. Manoogian will sell only a portion of his COS stock and will remain COS' President, GTCR will have the benefit of his industry experience and management skills after Closing.

Certain Material Negotiations

         Ikon first approached the Company in July of 1993 to explore the Company's willingness to sell COS. The Board considered Ikon's offer of $12 million for 100% of COS to be inadequate, and nothing further developed at that time. Ikon approached the Company again in the spring of 1994 with an offer substantially similar to its first. The Board still believed that the price offered was inadequate, particularly in light of the then recent improvements in COS' profitability.

         In the fall of 1993, a Danka representative informally contacted Mr. Manoogian to explore whether there was an interest in selling COS. General price ranges were discussed, but they were unable to find sufficient common ground to continue discussions. Danka contacted Mr. Manoogian again in the fall of 1996, suggesting, without formally tendering an offer, that it may be willing to acquire 100% of COS for a price in the range of $20- $22 million. Nothing developed from these discussions because the contemplated price was well below a $24 million price proffered by Global.

         Global approached the Company about acquiring COS in the fall of 1994, and offered to purchase 100% of COS stock for $24 million. Though the Board believed such price might fall within an acceptable range, certain essential issues were not resolved. Among other things, Mr. Manoogian was unwilling to accept anything other than a pro rata split of the sales proceeds, which failed to accord the Company any value for its control position. During the course of discussions, Global advised the Company that it had lost its planned source of financing and negotiations were subsequently discontinued.

         In March of 1995, Mr. Manoogian offered to purchase the Company's share of COS for $16 million. This was equivalent to Global's offer, but similarly failed to provide a control premium for the Company and lacked committed financing. Nothing further developed in connection with that offer.

         In December of 1995, Global approached the Company a second time, again offering a $24 million purchase price and claiming new financing. The control premium issue remained unresolved, and the Board felt that the purchase price had become inadequate in light of improved earnings and growth possibilities available to COS as a result of its recent expansion into the Baltimore, Maryland market. In addition, questions remained about the certainty of Global's new financing, and discussions were suspended.

         In March of 1996, Global made a new offer to purchase COS, which offer commenced the round of negotiations that ultimately led to the execution of the Redemption Agreement one year later. The new offer for 100% of COS stock consisted of $16 million to the Company, $8 million to Mr. Manoogian, distribution of COS' cash in excess of $800,000 and a total of $1.75 million to the Eriksons for income continuation/consulting paid out evenly over seven years. Global was informed that (i) the purchase price was now inadequate considering COS' improved earnings, (ii) the offer accorded the Company no control premium, and (iii) Global would have to adequately prove its ability to obtain financing. Further, the Eriksons would not discuss any possible payments to them for continued services while Global was negotiating the sales price with the Company.

         Over the next eight months, these issues were resolved. The transaction value of COS was increased to $27 million, and Mr. Manoogian agreed to a $1 million control premium for the Company, resulting in the allocation of $19 million to the Company for its two-thirds interest. Mr. Manoogian also agreed to accept $5 million for five-eighths of his one-third interest and to retain the remainder of his interest, thus limiting the buyer's required investment to approximately $24 million. Finally, to ensure committed financing Global's principal stockholder, GTCR, was substituted as the buyer.

         On December 5, 1996, the Board convened to discuss the status of the negotiations. A draft of the proposed agreement prepared by GTCR was under review by Company counsel, but there were a number of significant unresolved issues. To further assure itself that the price under consideration was appropriate and fair to the Company, the Board determined that it was desirable for the Company to have the Transaction reviewed by an independent investment banking firm. The Board directed the officers to contact investment banking firms to determine availability and cost of a fairness opinion and directed counsel to inform GTCR that the Company desired to obtain advice from an investment banker before proceeding further.

         At the December 5 meeting, counsel advised the Board that although Delaware corporation law probably required a stockholder vote to approve the proposed transaction, the Erikson votes alone would be enough for such approval. Because GTCR's request for the Eriksons to enter into a voting agreement raised issues involving the Eriksons personally, the Board considered whether it might be appropriate for the Non-Erikson Stockholders of each class of stockholders to have a meaningful voice in approving the Transaction. That voting requirement was later modified to provide that the Transaction would not be deemed approved unless a majority of all votes cast by the Non-Erikson Stockholders were cast in favor of the Transaction, with the holders of Class B Common Stock being accorded the required and usual ten votes per share. This requirement was acceptable to GTCR, and is an integral part of the Transaction as now presented to the stockholders.

         At a meeting on December 16, 1996, the Board reviewed the status of the
search  for  an  investment   banker,  and  discussed  various  aspects  of  the
Transaction, including GTCR's insistence on a $1 million breakup fee.

         On January 7, 1997, GTCR informed the Company that, given the length of time that the parties had been negotiating, GTCR would withdraw its proposal unless the Company signed a definitive agreement prior to the Company's retaining an investment bank. GTCR also insisted that any compensation arrangement with an investment bank not be contingent on the success of this or any alternative transaction.

         The Board convened to discuss this development on January 15, 1997. The Board felt that as a one-third stockholder of COS as well as its President for the last nine years, and as an employee of Xerox for seventeen years where he rose to a Senior Marketing Executive level, Mr. Manoogian could provide additional reliable information regarding the fairness of the price under consideration. The Board recognized, however, that Mr. Manoogian is neither an expert nor a professional appraiser and that any opinion he gave would be based on his knowledge of and experience in the industry.

         Mr. Manoogian reported orally and in followup memoranda that, based on general discussions with certain of his counterparts in the industry without reference to specific transactions, copier dealers like COS typically sold for cash at five to six times earnings before interest and taxes ("EBIT") and approximately 40% to 50% of sales revenue. By comparison, the price offered for COS by GTCR was six times EBIT and 134% of sales revenue. Mr. Manoogian's report further confirmed the Board's belief that the price under consideration was fair, although such report should be viewed in conjunction with the statement within MLBAS' opinion that it did not undertake any analysis comparing the financial terms of the Transaction with other acquisitions as it did not identify a sufficient number of relevant acquisitions.

         The Board faced the choice of risking the possible loss of the prospective sale by insisting upon a fairness opinion before approving the transaction, or of risking an unfavorable fairness opinion after execution of a binding agreement. Given GTCR's position on the timing of an investment banker opinion, the Board determined that it had sufficient information about the fairness of the price to place a modest break-up fee at risk pending receipt of a formal fairness opinion. The Company then offered GTCR a break-up fee of $250,000 in the event that the Company terminated the transaction as a result of an unfavorable investment banker opinion obtained after execution of the Redemption Agreement. GTCR ultimately agreed to this amount.

         The initial draft of the proposed Redemption Agreement prepared by GTCR and transmitted to the Company in November 1996 included a requirement that the Eriksons execute a voting agreement requiring them to vote their shares in favor of the transaction. GTCR provided a draft of the proposed voting agreement in early December of 1996. Upon reviewing this draft, the Eriksons were concerned with the extent to which the agreement required them to give up certain rights related to their Common Stock and Class B Common Stock for the entire period from execution of the Redemption Agreement until closing of the transaction. Specifically, the Eriksons were personally being asked to execute an agreement which contained a "no shop" provision which would prohibit or restrict during the pendency of the transaction the Eriksons' ability to sell or pledge their stock or to solicit a sale of their stock to anyone other than GTCR, would require that they vote their stock in favor of the transaction and/or grant GTCR an irrevocable proxy to vote the stock with respect to the transaction, and would commit the Eriksons to recommend the transaction to the Non-Erikson Stockholders.

         Although the Eriksons believed that the proposed transaction was in the Company's best interest, they also felt that the proposed voting agreement required them individually to forfeit valuable rights as controlling stockholders of the Company and might subject them personally to certain risks, including the risk of litigation. They believed that they could personally suffer a considerable financial detriment as a result of the prohibition on marketing their stock of the Company, the value of which might rise upon announcement of the transaction. They also felt that the timing of this prohibition on selling their stock was inopportune, as the Eriksons may desire to sell some of their stock to fund a potentially substantial obligation to the Company stemming from a judgment in certain litigation (currently on appeal) arising from the Eriksons' 1990 attempt to effect a sale of their controlling interest in the Company to Insituform Technologies, Inc. The Eriksons noted that no other stockholders would be required to agree to such restrictions on their stockholder rights with respect to the transaction.

         To help the Eriksons measure the financial detriment they might suffer, the Eriksons engaged Puglisi & Associates to determine the cost of put options on the Eriksons shares of the Company's stock at a series of exercise prices if those put options were part of a protective put strategy employed by the Eriksons. Using the Black-Scholes Option Pricing Model, Puglisi & Associates determined that the cost of put options on the Erikson's stock purchased for a ninety-day period would be between $427,000 (at the then current market price) and $960,000 (at a market price of $14.00). The cost would be greater if the options extended for a longer period.

         At a Board meeting on January 15, 1997, citing the Puglisi & Associates analysis, the Eriksons asked the Company to compensate them in the amount of $300,000 each for agreeing to enter into the voting agreement. The Eriksons also asked for indemnification for any suits brought against them as stockholders in connection with the transaction and for their attorney fees incurred in connection with negotiating a voting agreement. Although the Board understood the Eriksons' concerns, it was concerned about the reduction in the net proceeds of the transaction to the Company if the Company paid this amount to the Eriksons.

         At the same meeting and after considerable discussion, the Board directed counsel to ask GTCR to either (i) eliminate the requirement for a voting agreement in exchange for the Company agreeing to a break-up fee of $250,000 in the event of an unfavorable investment banker opinion or the Company's stockholders not approving the transaction, or (ii) pay the Eriksons the $600,000 out of GTCR funds. GTCR subsequently offered to eliminate the voting agreement entirely, but only if the break-up fee amount remained at $500,000 for the stated events.

         The Board discussed GTCR's offer at a meeting on January 20, 1997. At that time, the Eriksons informed the Board that given the course of the negotiations and their obligations as directors and controlling stockholders, including insider trading restrictions and requirements to disclose their voting intentions, they believed their rights as stockholders might be impaired or restricted even if the transaction proceeded without the voting agreement, and without compensation. The Eriksons further informed the Board that there was a possibility that the Eriksons could ultimately decide to vote against the transaction as stockholders, after voting in favor of the transaction as directors.

         At a meeting on January 23, 1997, the Board determined that with respect to any matter in connection with the possible sale of COS for which the Company's counsel advised the Eriksons could be considered interested, a special committee consisting of Messrs. Kincheloe and Hayes, as disinterested directors, would determine the Company's position. After conferring separately, Messrs. Kincheloe and Hayes determined and the Board resolved that the Company should offer a break-up fee of $500,000 in the event of an unfavorable investment banker opinion or disapproval by the Non-Erikson stockholders, but to propose no break-up fee in the event that the Eriksons did not approve the transaction as stockholders.

         Further negotiations and consideration of the Board's most recent offer resulted in GTCR making a proposal on January 27, 1997. GTCR suggested that COS would benefit from engaging the Eriksons as consultants for a period of two years and for the Eriksons agreeing not to compete with COS. GTCR then proposed compensation to each of the Eriksons of $150,000 per year for two years for a consulting and non-compete agreement (later changed to three years with $150,000 paid to each promptly after Closing for non-compete, $50,000 each promptly after Closing for consulting services, and $50,000 each for consulting services on each of the first and second anniversaries thereafter, if available and able to provide consulting services). GTCR further proposed (i) a return to a voting agreement with the Eriksons with no compensation, (ii) a breakup fee of $250,000 in the event of an unfavorable investment banker opinion or disapproval by the Non-Erikson Stockholders, and (iii) an increase in the minimum cash to be left in COS at closing from $800,000 to $1.2 million.

         This proposal was considered by the Board at a meeting on January 30, 1997. As a result of the reinstatement of the requirement for a voting agreement, the Eriksons again asked to be indemnified as stockholders in connection with the transaction, and to be reimbursed for their legal fees in drafting and negotiating the voting and, consulting agreements. The Board discussed the Eriksons' request and was amenable to the Eriksons' request as to the voting agreement so long as legal counsel could be satisfied with the terms of the indemnification. (See "Related Agreements -- Erikson Voting Agreement"). Messrs. Kincheloe and Hayes met separately, then again with the full Board. While the Board felt that GTCR's proposal was satisfactory in most respects, it did not find satisfactory the increase in minimum cash left in COS from $800,000 to $1.2 million, as it was equivalent to decreasing the purchase price for COS by $400,000. While meeting separately, Messrs. Kincheloe and Hayes contacted Mr. Manoogian and advised him that the Board strongly opposed reducing the sales price and that he and GTCR could not reduce the Company's proceeds to offset all or part of what COS would pay the Eriksons for the consulting and non-competition agreements. The meeting ended without a formal decision on whether to accept or reject GTCR's most recent proposal.

         After considering the Company's concerns, on February 3, 1997 GTCR offered to drop the cash requirement back to $800,000, thus offering the Company the full price for which it had negotiated; and with a voting agreement as part of the transaction, it was also clear that the Eriksons would vote in favor of the transaction as stockholders so long as there is an affirmative vote of a majority of votes cast by the Non-Erikson Stockholders. Counsel then proceeded to negotiate the terms of the various ancillary documents concerning the Transaction.

         By March 6, 1997, it appeared to counsel for the Company that all terms of the proposed transaction were satisfactory to the Company. On March 7, 1997, the Board met to consider the Transaction in the final form represented in this Proxy Statement, and found it to be in a form sufficient for recommendation to the Company's stockholders. The Board then voted to approve the Transaction.

Fairness Opinion

         At the April 3, 1997 meeting of the Board, Merrill Lynch Business Advisor Services, a division of Merrill Lynch, Pierce, Fenner and Smith Incorporated ("MLBAS") delivered its opinion to the Board to the effect that, as of such date, the proposed consideration to be received by Cerberonics pursuant to the Redemption Agreement was fair from a financial point of view to the Company. MLBAS subsequently delivered to the Board its written opinion dated as of April 4, 1997, to the foregoing effect.

         The full text of MLBAS's opinion dated as of April 4, 1997, which sets forth, among other things, assumptions made, procedures followed, matters considered, and limitations on the scope of review undertaken, is attached as Exhibit F to this Proxy Statement and is incorporated herein by reference. The Company's stockholders are urged to read the MLBAS opinion in its entirety. This summary of the opinion of MLBAS set forth in this Proxy Statement is qualified in its entirety by reference to the full text of such opinion.

         MLBAS'S OPINION IS DIRECTED TO THE COMPANY'S BOARD OF DIRECTORS AND ADDRESSES ONLY THE FAIRNESS, FROM A FINANCIAL POINT OF VIEW, OF THE CONSIDERATION TO BE RECEIVED BY CERBERONICS PURSUANT TO THE REDEMPTION AGREEMENT. THE OPINION DOES NOT ADDRESS THE UNDERLYING BUSINESS DECISION TO PROCEED WITH THE TRANSACTION AND DOES NOT CONSTITUTE, NOR SHOULD IT BE CONSTRUED AS, A RECOMMENDATION TO ANY HOLDER OF THE COMPANY'S COMMON STOCK OR CLASS B COMMON STOCK AS TO HOW SUCH STOCKHOLDER SHOULD VOTE AT THE MEETING ON THE TRANSACTION OR ANY OTHER MATTER IN CONNECTION THEREWITH.

         In arriving at its opinion, among other things, MLBAS has: (i) reviewed the Redemption Agreement and the proposed financial terms of the Transaction;
(ii) reviewed audited financial information for the five fiscal years ended June 30, 1992 through 1996 for the Company and COS, as well as various other unaudited financial information for the Company and COS; (iii) compared COS' historical results of operations with that of certain public companies which MLBAS considered relevant for its analysis; (iv) visited COS' headquarters and conducted discussions with COS' senior management concerning the history and past performance of COS' current business operations, and reviewed certain forecasts provided to MLBAS in the course of such discussions relating to the business, earnings, cash flow, assets and prospects of COS; and (v) reviewed such other financial studies and analyses and performed such other investigations and taken into account such accepted financial and valuation procedures and considerations and such other matters as MLBAS deemed relevant, including its assessment of general and local economic, market and financial conditions which have an impact on the industry in which COS operates.

         While MLBAS reviewed the financial terms of certain transactions involving the acquisition of companies in industries comparable to COS' operations, MLBAS did not identify a sufficient number of acquisitions with adequate available information that it deemed to be relevant for the purpose of its analysis and, accordingly, did not undertake any analysis comparing the financial terms of the Transaction with other acquisitions.

         In preparing its opinion, MLBAS relied on the accuracy and completeness of all financial and other information supplied or otherwise made available to it by the Company and COS, or which are publicly available, and did not independently verify such information or undertake an independent appraisal or valuation of the assets or liabilities of COS. With respect to any financial forecasts and projected expense reductions provided to MLBAS by and discussed with COS' management, MLBAS assumed that such financial forecasts and projected expense reductions (together with the assumptions and bases therefor) have been reasonably prepared and reflect the best currently available estimates and judgment of COS' management as to the expected future financial performance of COS.

         MLBAS's opinion is also given on the assumption that there are no undisclosed or unexpected conditions which would affect the value of COS' assets or the financial condition or operations of COS or the expected future financial performance of COS. MLBAS's opinion is necessarily based upon market and general economic conditions existing as of the date of its opinion.

         The terms of MLBAS's engagement are limited to expressing an opinion as to whether the consideration to be received by Cerberonics pursuant to the Redemption Agreement is fair to the Company from a financial point of view, and MLBAS was not requested to assist and did not participate in structuring or negotiating the terms of the Transaction. In addition, MLBAS's opinion does not address the relative merits of the Transaction and alternative business strategies involving COS, including the sale of COS to third parties.

         In connection with rendering its opinion, MLBAS performed certain financial analyses, consisting of those summarized below. The summary set forth below does not purport to be a complete description of the analyses performed by MLBAS in this regard, although it describes all material analyses performed by MLBAS. The preparation of a fairness opinion involves various determinations as to the most appropriate and relevant methods of financial analysis and the application of these methods to the particular circumstances and, therefore, such an opinion is not readily susceptible to a partial analysis or summary description. Accordingly, notwithstanding the separate factors summarized below, MLBAS believes that its analyses must be considered in their entirety and that selecting portions of its analyses and factors considered by it, without considering all analyses and factors, or attempting to ascribe relative weights to some or all such analyses and factors, could create an incomplete view of the evaluation process underlying MLBAS's opinion.

         In performing its analyses, MLBAS made numerous assumptions with respect to industry performance, general business and economic conditions and other matters, all of which are beyond the control of MLBAS, the Company and GTCR. The analyses performed by MLBAS are not necessarily indicative of actual values or actual future results, which may be significantly more or less favorable than suggested by such analyses. In addition, the analyses do not purport to be appraisals or to reflect the prices that may be obtained for COS or its securities or assets at the present time or at any time in the future. Such analyses were prepared solely as part of MLBAS's analysis of the fairness of the consideration to be received by Cerberonics pursuant to the Redemption Agreement and were provided to the Board in connection with the delivery of MLBAS's opinion. With respect to the comparison of selected companies analysis summarized below, no public company utilized as a comparison, of course, is identical to COS and such analyses necessarily involve complex considerations and judgments concerning the differences in financial and operating characteristics of the companies and other factors that could affect the public trading values of the companies concerned.

         The following is a summary of the material analyses presented by MLBAS to the Board in connection with its April 4, 1997 opinion.

         Discounted Cash Flow Analysis. MLBAS performed discounted cash flow analyses (i.e., an analysis of the present value of the projected cash flows of the periods and at the discount rates indicated) for COS based on projections prepared using assumptions supplied by COS' management of COS' net cash flows for the period commencing on December 31, 1997 through June 30, 2006, inclusive, using discount rates ranging from 16% through 18%, inclusive, and a terminal multiple of earnings before interest and taxes of 8x. MLBAS's calculations indicated a range of values based on discounted cash flows of $28.7 million to $24.8 million, without giving effect to potential synergies that may result from the Transaction. After giving effect to such potential synergies, as well as to COS' available cash, outstanding debt and off-balance sheet liabilities, MLBAS estimated an indicated range of values based on a discounted cash flow analysis of $32.0 million to $27.7 million.

         Comparison of Selected Companies. MLBAS reviewed and compared certain ratios and public market multiples relating to publicly available data compiled by Institutional Brokers Estimate System for a group of selected companies which MLBAS deemed to be relevant, consisting of Danka Business Systems PLC, IKON Office Solutions, Inc., Pitney Bowes, Inc. and Xerox Corp. (collectively, the "COS Selected Companies"). Based on a review of such information for the COS Selected Companies, MLBAS determined that the relevant range based on the mean and median for the latest twelve months available earnings before interest, taxes, depreciations and amortization ("LTM EBITDA") to be 12.3x to 13.7x.

         MLBAS then observed that as a result of, among other factors, (i) the higher publicly available estimated earnings growth rates for the COS Selected Companies as compared with the growth rate estimated

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



by COS management for COS, (ii) the substantially smaller size of COS as compared to the COS Selected Companies and (iii) the diversification of the COS Selected Companies into businesses with higher margins, the application of a discount estimated at 60% to the foregoing multiples would be necessary to render the foregoing range of LTM EBITDA meaningful for comparative purposes. This adjustment yielded a range of adjusted LTM EBITDA of 4.9 x to 5.5x, which resulted in an implied valuation range of $24.1 million to $26.9 million. After giving effect to the potential synergies that may result from the Transaction, as well as to COS' available cash, outstanding debt and off-balance sheet liabilities, MLBAS estimated an indicated range of implied values based on adjusted LTM EBITDA multiples of the COS Selected Companies of $26.9 million to $30.0 million.

         MLBAS has been retained by the Board as an independent contractor to express an opinion to the Board with respect to the Transaction and will receive a fee for its services. MLBAS was selected as the provider of the fairness opinion because it, among other things, regularly engages in the valuation of businesses and securities in connection with mergers and acquisitions. In addition, in the ordinary course of its securities business, affiliates of MLBAS may actively trade debt and/or equity securities of the Company for its own account and the accounts of its customers, and MLBAS, therefore, may from time to time hold a long or short position in such securities.

         The Company and MLBAS have entered into a letter agreement dated February 28, 1997 relating to the services to be provided by MLBAS in connection with the Transaction. The Company has paid MLBAS a cash fee of $75,000 and has agreed to pay MLBAS an additional cash fee of $75,000 payable at the time MLBAS delivered its opinion. In such letter, the Company also agreed to reimburse MLBAS for its reasonable out-of-pocket expenses incurred in connection with its advisory work, including the reasonable fees and disbursements of its legal counsel, and to indemnify MLBAS against certain liabilities relating to or arising out of the Transaction, including liabilities which might arise under the federal securities laws.

Recommendation of the Board of Directors

THE BOARD OF DIRECTORS BELIEVES THAT THE TRANSACTION IS FAIR TO AND IN THE BEST INTEREST OF THE COMPANY. THE BOARD OF DIRECTORS HAS UNANIMOUSLY APPROVED THE TRANSACTION AND RECOMMENDS THAT YOU VOTE FOR APPROVAL OF THE TRANSACTION.

Principal Terms of the Transaction

         The terms of the Transaction are set forth in the Redemption Agreement. The principal terms of the Transaction are summarized below.

         Recapitalization. The entire outstanding equity interest of COS is represented by 1,200 shares of a single class of common stock, two-thirds (800 shares) of which are held by Cerberonics and one-third (400 shares) of which are held by Mr. Manoogian. Prior to Closing, COS will amend its certificate of incorporation to authorize the issuance of three classes of common stock, Classes A, B and C. The Redemption Agreement then provides that each share of COS' existing common stock will be exchanged for .61875, .37125 and .01 shares of the new Class A, B and C common stock, respectively (the "Recapitalization"), after which Cerberonics will hold two-thirds and Mr. Manoogian will hold one-third of each of COS' three classes of stock, respectively.

         Financing. The Redemption Agreement provides that COS will enter into commercially reasonable credit facilities to be arranged by GTCR to provide for up to approximately $24 million in loans in connection with the Transaction (the "Financing"). The arrangement of such financing is not a condition to Closing. If the Financing is not arranged prior to Closing and all other conditions to Closing are met, the Redemption Agreement provides that the Investors will be responsible for funding on commercially reasonable terms the sums necessary to consummate the Transaction.

         Redemption. At Closing, and after the Recapitalization and the Financing (or alternatively, a financing by the Investors), COS will redeem (the "Redemption") all the shares of COS Class A (495), Class B (297) and Class C(8) common stock held by Cerberonics at a price of $23,750 per share for a total redemption price of $19 million (the "Redemption Price"). The Redemption Price, net of certain holdbacks and adjustments as discussed below, shall be paid to Cerberonics by wire transfer or cashier's check at Closing. After the Redemption, neither Cerberonics nor the Company will hold any interest in the capital stock of COS.

         The $19 million Redemption Price includes the Company's $18 million pro rata share of the $27 million value of COS negotiated by the parties to the Redemption Agreement, plus a $1 million control premium for the Company's two-thirds controlling interest. Such amounts were negotiated exclusive of the Company's pro rata interest in the approximately $5 million distribution to be made by COS prior to the Redemption.

         Investment. Contemporaneous with the Redemption, the Investors shall purchase from COS 49.5 shares and .5 shares of COS Class A and Class C common stock, respectively, at a price of $20,000 per share for a total purchase price of $1 million (the "Investment").

         Stock Purchase. Contemporaneous with the Redemption and the Investment, the Investors shall purchase (the "Stock Purchase") from Mr. Manoogian 247.5 and
2.5 shares of COS Class A and Class C common stock, respectively, at a price of $20,000 per share for a total purchase price of $5 million (the "Stock Purchase Price"). The Stock Purchase Price, net of certain holdbacks and adjustments as discussed below, shall be paid to Mr. Manoogian by wire transfer or cashier's check at Closing. After the Stock Purchase, Mr. Manoogian will hold 148.5 shares (100%) of the COS Class B common stock outstanding and 1.5 shares (33.33%) of the COS Class C common stock outstanding, while the Investors will hold 297 shares (100%) of the COS Class A common stock outstanding and 3.0 shares (66.67%) of the COS Class C common stock outstanding.

         The Stock Purchase Price represents that portion (5/8) of the value ascribed to Mr. Manoogian's one-third interest in COS that the Investors are to acquire. The value ascribed to Mr. Manoogian's interest in COS is $8 million, which equals one-third of COS' negotiated $27 million value, less the Company's $1 million control premium. The Investors are to acquire 250 of the 400 post-Recapitalization shares of COS Class A, B and C common stock to be held by Mr. Manoogian, for which they are to pay $5 million (250/400 x $8 million). Such amounts were negotiated exclusive of Mr. Manoogian's pro rata interest in the $5 million distribution to be made by COS prior to the Redemption.

         Escrow Arrangements. The Redemption Agreement requires Cerberonics and Mr. Manoogian to place a total of $1.5 million in escrow (the "Escrow Sum") at Closing to cover certain indemnity obligations that may arise under the Redemption Agreement (the "Escrow Arrangement"). The Escrow Sum is to be comprised of $1,055,556 from Cerberonics, which amount will be deducted from the Redemption Price otherwise payable to Cerberonics; $277,778 from Mr. Manoogian, which amount will be deducted from the Stock Purchase Price otherwise payable to Mr. Manoogian; and $166,666, which amount Mr. Manoogian shall satisfy by delivering 8.33 shares of COS Class B common stock to the escrow agent. Claims arising from indemnity obligations exclusive to either Cerberonics or Mr. Manoogian shall be satisfied from that portion of the Escrow Sum contributed by the respective party whose obligation gives rise to the claim. Claims arising from mutual indemnity obligations shall be allocated 19/27ths to Cerberonics and 8/27ths to Mr. Manoogian and satisfied from the respective portion of the Escrow Sum contributed by each. Amounts shall be paid out of the Escrow Sum to either COS or the Investors, depending on which party suffers the economic loss giving rise to the respective indemnity claim. The balance of the portion of the Escrow Sum contributed by Cerberonics and Mr. Manoogian that is not paid or claimed in satisfaction of indemnity obligations within 365 days after Closing shall be returned to Cerberonics or Mr. Manoogian, respectively. A more complete description of the escrow arrangements can be found in the copy of the Escrow Agreement included as Exhibit B to this Proxy Statement.

         Redemption Price and Stock Purchase Price Adjustments. The Redemption Agreement provides that the Redemption Price to be paid to Cerberonics shall be reduced by 19/27ths and the Stock Purchase Price to be paid Mr. Manoogian shall be reduced by 8/27ths of the amount of certain indebtedness of COS to be paid at Closing ("Paid Indebtedness") and certain working capital deficiencies of COS. As of the date of the Redemption Agreement, March 7, 1997, the Redemption Agreement anticipates that there will be no Paid Indebtedness.

         The Redemption Agreement provides that a preliminary working capital deficiency adjustment ("Preliminary Adjustment") shall be made at Closing if COS' estimated working capital at Closing as reflected on a preliminary closing balance sheet to be delivered within 3 to 7 days prior to Closing ("Preliminary Working Capital") is less than the amount of COS' month-end average working capital for the six full calendar months prior to the month in which the Closing occurs, less $50,000 (the "Six Month Average"). The Six Month Average shall be calculated assuming that the cash component of working capital at the end of each month is the lesser of COS' actual cash or $800,000.

         The Redemption Agreement further provides for an audit, within 90 days of Closing, of the preliminary closing balance sheet used to calculate Preliminary Working Capital. If such audit results in a working capital determination ("Audited Working Capital") lower than both the Six Month Average and Preliminary Working Capital, the Redemption and Stock Purchase Prices are to be further reduced (allocated 19/27ths and 8/27ths to Cerberonics and Mr. Manoogian, respectively) by the lesser of the difference between Audited Working Capital and the Six Month Average or the difference between Audited Working Capital and Preliminary Working Capital. If Audited Working Capital exceeds Preliminary Working Capital, the Redemption and Stock Purchase Prices are to be increased (allocated 19/27ths and 8/27ths to Cerberonics and Mr. Manoogian, respectively) by the lesser of the difference between Audited Working Capital and Preliminary Working Capital or the difference between the Six Month Average and Preliminary Working Capital. Any adjustments to the Redemption and Stock Purchase Prices based on the audit (either up or down) are to be paid by the respective parties in immediately available funds within 10 days of delivery of the audited balance sheet.

         The Redemption Agreement also provides that if the Transaction closes after July 4, 1997 and COS retains its cash flow after such date, Cerberonics and Mr. Manoogian shall earn interest, beginning July 5, 1997, on their respective Redemption Price and Stock Purchase Price, calculated at the prime rate announced by The Chase Manhattan Bank on July 5, 1997.

         Representations and Warranties. The Redemption Agreement contains various representations and warranties of the parties thereto. With respect to COS and its stockholders, the Redemption Agreement contains representations and warranties as to, among other things, the following: (i) COS' capitalization and rights of others to acquire COS capital stock; (ii) due authorization of the shares to be issued to Investors pursuant to the investment; (iii) COS' corporate organization, good standing, qualification and corporate power to do business; (iv) absence of subsidiaries, except as set forth on schedule(s) to the Redemption Agreement; (v) subject to the required approval by the Company's stockholders, the power and authority and due and valid authorization to execute, deliver and perform the Redemption Agreement; (vi) that the execution, delivery and performance of the Redemption Agreement do not violate or conflict with laws, agreements or articles of incorporation and bylaws or permit acceleration of the maturity of indebtedness; (vii) the fair presentation of the financial condition, results of operations and cash flows of COS within certain financial statements delivered to the Investors; (viii) except as set forth on schedule(s) to the Redemption Agreement, the absence of certain actions since December 31, 1996; (ix) completeness of the schedule of real property attached to the Redemption Agreement and title and encumbrances related thereto; (x) compliance with certain licenses and permits; (xi) intellectual property owned by COS or in which it has rights, title thereto and noninfringement on the intellectual property of others; (xii) compliance with material laws, permits and orders and conduct of business in accordance with environmental laws and regulations; (xiii) maintenance of insurance; (xiv) maintenance of and compliance with applicable laws and regulations of employee benefit plans and arrangements; (xv) the validity and enforceability of certain contracts; (xvi) absence of claims and legal proceedings, except as set forth on schedule(s) to the Redemption Agreement; (xvii) the adequacy and accuracy of tax returns and tax filings, except as set forth on schedule(s) to the Redemption Agreement;
(xviii) identity and continuing employment of certain personnel, summary of certain employment agreements and compliance with labor laws; (xix) continuation of business relationships; (xx) validity of accounts receivable and lack of encumbrances on inventory and accounts receivable, except as set forth on schedule(s) to the

Redemption Agreement; (xxi) list of bank accounts; (xxii) lack of agents, except as set forth on schedule(s) to the Redemption Agreement; (xxiii) absence of warranty claims or knowledge of facts giving rise to such claims, except as set forth on schedule(s) to the Redemption Agreement; (xxiv) absence of brokers, finders or sales agents; (xxv) absence of interest by management and stockholders in competitors, suppliers and customers; (xxvi) description of management or employee indebtedness to or from COS; (xxvii) absence of unreported liabilities. except as set forth on schedule(s) to the Redemption Agreement; (xxviii) completeness of records made available to the Investors and the absence of any material untrue statement in the Redemption Agreement or in any document delivered to Investors pursuant to the Redemption Agreement; (xxix) absence of liens or encumbrances on the COS capital stock to be redeemed from Cerberonics or purchased from Mr. Manoogian; and (xxx) the corporate organization, good standing, qualification and corporate power to do business of the Company and Cerberonics.

         With respect to the Investors, the Redemption Agreement contains various representations and warranties as to, among other things, the following:
(i) the due organization, valid existence and good standing of GTCR and its power and authority to enter into and perform the Redemption Agreement; (ii) the due authorization by each of the Investors to execute, deliver and perform the Redemption Agreement; (iii) the due and valid execution by the Investors of the Redemption Agreement; (iv) the validity and enforceability of the Redemption Agreement against the Investors; (v) that the execution, delivery and performance of the Redemption Agreement do not violate or conflict with laws, agreements or articles of incorporation and bylaws of GTCR or permit acceleration of the maturity of indebtedness; (vi) absence of brokers, finders or sales agents; (vii) investment representations with respect to the private placement of the COS capital stock to be acquired by the investors; and (viii) absence of undisclosed agreements.

         Covenants of the Parties. The Redemption Agreement provides that the Company shall promptly take action to convene a meeting of its stockholders to vote upon the Transaction. The Redemption Agreement further provides that the Board shall recommend approval by the Company's stockholders of the Transaction and take all lawful action to solicit such approval. The Redemption Agreement contemplates that the Board shall seek and condition approval of the Transaction on approval by a majority of the votes cast by the Non-Erikson Stockholders, and that such a majority vote, coupled with the vote of the Eriksons pursuant to the Voting Agreement, shall be sufficient to approve the Transaction.

         The Redemption Agreement also provides that COS will not, and that the Company, Cerberonics and Mr. Manoogian shall cause COS not to, solicit, initiate or knowingly encourage submissions of offers or proposals from others to acquire COS' assets or capital stock, except that COS, and others on its behalf, may respond to alternative proposals by third parties, other than the Investors, and negotiate a binding definitive agreement relating thereto, if required to do so to discharge the fiduciary duty of the Board to the Company's stockholders.

         In addition, the Redemption Agreement provides that from March 7, 1997 to Closing, COS will not, and that the Company, Cerberonics and Mr. Manoogian shall cause COS not to, engage in any material activity or engage in any material transaction outside the ordinary course of business. The Redemption Agreement also provides that through Closing, COS shall and/or the Company, Cerberonics and Mr. Manoogian shall cause COS to (i) record transactions and prepare financial statements in accordance with generally accepted accounting principles, consistent with past practice, (ii) promptly notify the Investors of material defaults under agreements or of any material adverse changes; (iii) terminate activities, discussions and negotiations with anyone other than the Investors regarding the sale of COS' assets or capital stock or the merger or other business combination relating to COS; and (iv) notify the Investors of alternative proposals from third parties and update the Investors as to the status of any actions relating thereto.

         Conditions to Closing. Closing of the Transaction is subject to, among other conditions, the vote in favor of the Transaction of a majority of the votes cast by the Non-Erikson Stockholders. As of the record date, the Non-Erikson Stockholders held 1,060,299 shares of outstanding Common Stock, entitling them to cast 1,060,299 votes, and 48,791 shares of outstanding Class B Common Stock, entitling them to cast 487,910 votes, for a total of 1,548,209 votes eligible to be cast by the Non-Erikson Stockholders. As of the date of this Proxy Statement, the Company has made no determination regarding resolicitation of proxies if the Transaction is not approved by a majority of the votes cast by the Non-Erikson Stockholders.

         In addition, the Transaction is subject to the vote in favor of the Transaction of a majority of the votes entitled to be cast by all stockholders of the Company. With respect thereto, the Eriksons have entered into a voting agreement (See "Related Agreements -- Erikson Voting Agreement") pursuant to which each of them agrees, so long as a majority of votes cast by the Non-Erikson Stockholders are voted in favor of the Transaction, to vote in favor of the Transaction all of the shares of the Company's Common Stock and Class B Common Stock held by each of them, exclusive of 2,246 shares of Common Stock and 2,246 shares of Class B Common Stock held jointly by George Wm. Erikson with his spouse. Pursuant to such voting agreement, in the event a majority of votes cast by the Non-Erikson Stockholders are voted in favor of the Transaction, the Eriksons have agreed to cast at least 2,568,486 votes in favor of the Transaction, which number of affirmative votes alone would satisfy Section 271 of the Delaware Corporation Law requiring the affirmative vote of at least a majority of all votes entitled to be cast for approval of the Transaction.

         Indemnification. The Redemption Agreement sets forth the Company's, Cerberonics' and Mr. Manoogian's obligations to indemnify the Investors and their officers, directors and affiliates from and against costs arising out of: their misrepresentation, breach or default of or under any of the covenants, agreements or other provisions set forth in the Redemption Agreement or other agreements related thereto; claims or liability arising out of litigation or potential litigation for which COS should have but did not establish a reserve within its financial statements; and tortious acts or omissions of COS, the Company, Cerberonics or Mr. Manoogian that occurred prior to Closing. The indemnification obligations are generally borne jointly and severally by the Company and Mr. Manoogian, except with respect to liability assigned to each based on, among other factors, the knowledge of the respective parties. There is no indemnification obligation until the aggregate indemnification obligation exceeds $50,000. Thereafter, except with respect to liability arising from the breach of certain representations and warranties, there is liability only for amounts in excess of $50,000 up to an amount equal to 10% of the total combined Redemption and Stock Purchase Prices (i.e. an approximate limit of $2.4 million). With respect to liability arising from the breach of representations and warranties relating to (i) COS' capitalization and rights of others to acquire COS capital stock, (ii) due authorization of shares to be issued to the Investors pursuant to the Investment, (iii) the adequacy and accuracy of tax returns and tax filings, and (iv) the absence of liens or encumbrances on the COS capital stock to be redeemed from Cerberonics or purchased from Mr. Manoogian, the indemnity obligation of the Company and Mr. Manoogian shall be unlimited.

         Break-Up Fees. The Redemption Agreement provides for the payment of certain fees in the event the Redemption Agreement is terminated under certain circumstances. If the Investors terminate the Redemption Agreement other than
(i) upon mutual consent of the parties to the Redemption Agreement, (ii) in response to litigation, pending or threatened, restraining or seeking to restrain the transactions contemplated by the Redemption Agreement, (iii) because certain conditions to Closing were not satisfied, (iv) upon withdrawal by the Board of its approval of the Redemption Agreement, (v) upon issuance of an unfavorable fairness opinion from an investment banker, or (vi) rejection by the Company's stockholders of the Transaction, or the Company's failure to close the Transaction after satisfaction of the conditions thereto, the Redemption Agreement provides for the payment by the Investors of $1 million to Cerberonics and Mr. Manoogian (to be allocated 19/27ths to Cerberonics and 8/27ths to Mr. Manoogian). Similarly, if the Company terminates the Redemption Agreement upon entering into a definitive agreement with a third party for the sale of either the assets or capital stock of COS, or the Board withdraws its approval of the Redemption Agreement, the Redemption Agreement provides for the payment by the Company of $1 million to the Investors. The Redemption Agreement also provides that the Company shall pay a fee of $250,000 to the Investors if the Company's stockholders fail to approve the Transaction, or if the Company does not proceed with the Transaction because an investment banker issues an unfavorable fairness opinion regarding the Redemption Agreement. In such case, if the Company enters into a definitive agreement with a third party for the sale of either the assets or capital stock of COS within one year thereafter, the Redemption Agreement provides for the payment by the Company of an additional $750,000 to the Investors.

         Related Agreements.

         Erikson Consulting and Non-Competition Agreement. In connection with the Transaction, the Redemption Agreement contemplates that each of the Eriksons shall enter into a three-year consulting and non-competition agreement
("Consulting Agreement") with COS effective as of Closing. Pursuant to and during the term of the Consulting Agreement, the Eriksons shall at all reasonable times be available to COS on a mutually agreeable "as needed" basis to serve as an advisor and consultant to COS, its management and its Board of Directors in connection with the operation of COS' business. The Consulting Agreement provides that each of the Eriksons shall be available to COS to render such services at least one and up to three days each month, which services are to be scheduled and performed in a manner that will not detract from their performance as directors and officers of the Company. The Board currently monitors the performance by the Company's directors and officers, including the Eriksons, of their respective duties and will continue to do so after Closing, including whether services rendered by the Eriksons pursuant to the Consulting Agreement are scheduled and performed in a manner that will not detract from their performance as directors and officers of the Company. The directors and officers of the Company remain subject to fiduciary duties owed to the Company's holders of Common Stock and Class B Common Stock.

         The Consulting Agreement also provides that the Eriksons will keep confidential certain information relating to COS and the operation of its business which they may obtain while rendering services pursuant to the Consulting Agreement. In addition, the Consulting Agreement provides that the Eriksons shall not, during the term of the Consulting Agreement and for up to two years thereafter, engage in any manner (except through ownership of less than 5% of a publicly traded company) in any business that competes with COS or solicit for employment elsewhere the employees of COS.

         In return for the Eriksons' non-disclosure and non-compete agreements, the Consulting Agreement provides for the payment of $150,000 to each of the Eriksons promptly after Closing. In contemplation of the consulting services to be rendered by the Eriksons, the Consulting Agreement provides for the payment of $150,000 to each of the Eriksons. Unless COS and the Eriksons agree otherwise, such amount is scheduled to be paid to each of the Eriksons in three annual $50,000 payments, the first of which is due promptly after Closing and the remaining two of which are due, respectively, on the first and second anniversaries thereof, if the Eriksons are available and able to provide such services. The Consulting Agreement contemplates that late payments of amounts due thereunder shall bear interest at the rate of eight percent per annum until paid. A copy of the Consulting Agreement is included as Exhibit D to this Proxy Statement.

         Erikson Voting Agreement. In connection with the condition to Closing that a majority of the votes entitled to be cast by all stockholders of the Company be cast in favor of the Transaction, the Eriksons have entered into a voting agreement (the "Voting Agreement") pursuant to which each of them agrees to vote in favor of the Transaction all of the shares of the Company's Common Stock and Class B Common Stock held by each of them, exclusive of 2,246 shares of Common Stock and 2,246 shares of Class B Common Stock held jointly by George Wm. Erikson with his spouse. The Voting Agreement provides that such obligation is contingent upon a majority of the votes cast by the Non-Erikson Stockholders being cast in favor of the Transaction. Pursuant to the Voting Agreement, the Eriksons have also granted to GTCR an irrevocable proxy to vote such shares with respect to certain matters which may arise relating to, or which may impede, the Transaction.

         The Voting Agreement provides that to the extent the Company's directors other than the Eriksons were permitted in the proper exercise of their fiduciary duties to commit the Company to indemnify the Eriksons in their capacities as stockholders, the Company shall indemnify and hold harmless the Eriksons in their capacities as stockholders with respect to the review and negotiation of the Voting Agreement and, with certain exceptions and limitations with respect to litigation by other stockholders of the Company, other parties to the agreement and third parties. In addition, the Voting Agreement provides that the Eriksons shall indemnify the Company's directors, other than the Eriksons, to the extent that they are not otherwise indemnified by the Company or under policies of insurance maintained by the Company, against costs reasonably incurred by them arising from the Company's entering into the agreement to indemnify the Eriksons under the Voting Agreement. A copy of the Voting Agreement is included as Exhibit C to this Proxy Statement.

         Manoogian Executive Agreement. In connection with the Transaction, the Redemption Agreement contemplates that COS and Mr. Manoogian will enter into an Executive Agreement (the "Executive Agreement") pursuant to which Mr. Manoogian will serve as the President of COS for an initial three-year term. The Executive Agreement renews automatically for additional successive one-year terms, at the end of the initial three-year term and each anniversary thereafter, unless either COS or Mr. Manoogian terminates the Executive Agreement in writing at least 30 days prior to the end of any such term.

         The Executive Agreement provides for Mr. Manoogian to receive an initial annual base salary of $200,000, subject to periodic increases at the discretion of the COS Board of Directors (the "COS Board"). In addition, the Executive Agreement provides that Mr. Manoogian may earn, beginning in the fiscal year ending June 30, 1998, an annual bonus of up to one-half of his then base annual salary, if COS meets certain yearly business targets established by the COS Board. Mr. Manoogian is also entitled, pursuant to the Executive Agreement, to certain other fringe benefits approved by the COS Board and made available to other COS senior executives. In addition, the Executive Agreement sets forth certain non-competition and confidentiality agreements of Mr. Manoogian relating to his employment by COS. A copy of the Executive Agreement is included as Exhibit E to this Proxy Statement.

         Other Related Agreements. The Redemption Agreement contemplates that the parties to the Transaction and others will enter into various other agreements relating thereto. Such agreements include, but are not limited to:
(i) an agreement among the Investors and Mr. Manoogian as post-Redemption COS stockholders with respect to establishing the COS Board, assuring continuity of COS' management and ownership, limiting stock transfers and providing for supermajority voting for certain matters; and (ii) a registration agreement between COS and the Investors granting Investors certain registration rights relating to the COS stock they are to receive.

Special Factor

         Pending the Company's application of the proceeds from the Transaction as described under "Use of Proceeds" below, the Company's performance after Closing will substantially follow that of the Company's other current principal operating subsidiary, Insituform East, which, as the unaudited pro forma financial information below indicates, would have resulted in the Company incurring an $860,000 loss for the nine months ended March 31, 1997. Historically, a principal factor affecting Insituform East's performance has been the volatility of its earnings as a function of its sales volumes at normal margins. Accordingly, because a substantial portion of Insituform East's costs are semi-fixed in nature, the Company's earnings after Closing may, at times, be severely reduced or eliminated during periods of depressed Insituform East sales at normal margins or material increases in Insituform discounted sales, even if total Insituform East revenues experience apparent buoyancy or growth from increased Insituform East discounted sales resulting from strategic decisions by Insituform East. Conversely, increases after Closing in Insituform East normal margin sales may significantly leverage positive earnings for the Company.

Interests of Certain Persons in the Transaction

         Other than as described herein, no director or executive officer of the Company, and no associate of such persons, has any substantial interest, direct or indirect, in the Transaction, other than in the interest arising from the ownership of the Company's Common Stock and Class B Common Stock, in which case the director or officer receives no extra or special benefit not shared on a pro rata basis by all other holders of such stock.


         The Redemption Agreement contemplates that effective as of Closing each of the Eriksons shall enter into a three-year consulting and non-competition agreement with COS pursuant to which each is scheduled to receive $200,000 promptly after Closing, $50,000 one year after Closing and $50,000 two years after Closing. See "Erikson Consulting and Non-Competition Agreement" under "Related Agreements" above.

Federal Income Tax Consequences

         The Transaction will be a taxable transaction to the Company. The Company will recognize gain measured by the difference, if any, between the amount realized from the Redemption and the Company's adjusted tax basis in the COS stock being redeemed. The Transaction will not be a taxable transaction to the Company's stockholders.

Regulatory Requirements

         To the Company's knowledge, there are no federal or state regulatory requirements which must be complied with, nor are there any such governmental consents or approvals that must be obtained, in connection with the Transaction.

Accounting Treatment

         The Transaction, if approved by the stockholders, will be accounted for as a disposal of a segment of a business. In accordance with Accounting Principles Board Opinion No. 30, "Reporting the Results of Operations - Reporting the Effects of Disposal of a Segment of a Business, and Extraordinary, Unusual and Infrequently Occurring Events and Transactions" ("APB 30"), the results of operations of COS will be removed from the consolidated results of operations of the Company and shown separately as discontinued operations on the Company's Statement of Earnings as of the measurement date, which will be the date of the Meeting. The expected gain from the Transaction will be recognized when realized on the date of the Closing. In accordance with APB 30, the recognized gain will include any net income or loss generated by COS between the measurement date and Closing.


                                 USE OF PROCEEDS

         The Company anticipates receiving approximately $22,000,000 ($19,000,000 purchase price plus two-thirds of an approximate $5,000,000 pre-Closing dividend) as a consequence of the Transaction, before taxes and transaction expenses. Promptly after Closing, the Company intends to declare and distribute a dividend of $1.50 per share to the holders of Common Stock and Class B Common Stock, as of a record date proximate to Closing. Based on shares outstanding as of the Record Date for the Meeting, the Company estimates such dividend to total approximately $2,211,000. The balance of the proceeds, net of tax, from the Transaction will be used for general corporate purposes and for potential acquisitions of businesses, technologies or products. The Company currently has no understanding, commitment or agreement with respect to any such acquisitions. Pending such uses, the Company intends to invest the proceeds from the Transaction in short-term, investment grade, interest bearing securities.

                             SELECTED FINANCIAL DATA

         Set forth below is Selected Financial Data for the Company. The Selected Financial Data is derived from the Company's Annual Report on Form 10-K for the year ended June 30, 1996 and the Company's Quarterly Report on Form 10-Q for the quarter ended March 31, 1997 copies of which are included with this Proxy Statement. The pro forma selected financial data has been derived from the pro forma financial statements included herein. The following information should be read in conjunction with such reports.

(in thousands, except per share information and return on equity amounts)

Statement of Earnings Information

                                                        Historical                                      Pro Forma

                                                                                             Nine                         Nine
                                                                                             Months           Year        Months
                                                                                             Ended            Ended       Ended
                                                     Years Ended June 30,                    Mar .31,         June30,     Mar.31,

                               1996(1)       1995        1994         1993        1992        1996(1)          1996(1)     1997(1)
                              -------       ----        ----         ----        ----        ----             ----        ----

Sales...................... $  50,680    $  39,143   $  29,846    $  24,774   $  28,984     $  35,671         $  30,471   $ 18,230
Operating profit (loss).... $   7,013    $   5,583   $   2,234    $    (657)  $   2,120     $   1,952         $   2,551   $ (1,869)
Earnings (loss) before
     income taxes and non-
   owned interests......... $   7,614    $   6,602   $   2,526    $    (308)  $   1,962     $   2,330         $   3,121   $ (1,610)
Earnings (loss) before
     non-owned interests... $   4,760    $   3,637   $   1,246    $    (237)  $   1,220     $   1,413         $   2,047   $ (1,142)
Earnings from continuing
     operations............ $   2,055    $   1,391   $     588    $      19   $     430     $     843         $     247   $   (860)
Net earnings (loss)........ $   2,055    $   1,542   $   1,319    $    (290)  $     340     $     843         $     247   $   (860)
Net earnings (loss) per
share:
    Continuing operations.. $    1.40    $    0.96   $    0.40    $    0.01   $    0.29     $    0.57         $    0.17   $  (0.59)
    Net earnings (loss).... $    1.40    $    1.06   $    0.90    $   (0.20)  $    0.23     $    0.57         $    0.17   $  (0.59)
Weighted average number
    of shares..............     1,465        1,460       1,457        1,457       1,457         1,470             1,465       1,470
Dividends declared per
    share.................. $    0.05    $       0   $       0    $       0   $       0     $       0         $    1.55   $       0
------------------------------------


(1) Includes the accounts of MIDSOUTH Partners. For periods ending prior to June 30, 1996, the Company accounted for its investment in MIDSOUTH
         Partners using the equity method. See Note 6 to the Company's consolidated financial statements included in the Company's Form 10-K for the year ended June 30, 1996 which is incorporated herein by reference.


Balance Sheet Information

                                                            June 30,                                            March 31,
                                1996(1)         1995          1994         1993          1992             1997(1)           1997(1)
                                ----            ----          ----         ----          ----             ----              ----

                                                                                                         Historical      Pro Forma

Accounts receivable.......... $  8,497       $  6,386       $  6,675    $  3,641      $  5,423            $  8,694        $  6,459
Working capital.............. $ 17,886       $ 12,152       $  9,480    $  7,313      $  8,044            $ 18,665        $ 24,633
Total assets................. $ 39,451       $ 32,980       $ 29,507    $ 27,559      $ 29,452            $ 41,884        $ 51,478
Short-term debt.............. $     55       $     53       $    611    $    962      $    816            $     41        $     27
Long-term debt............... $    136       $     42       $     96    $    458      $    813            $    160        $    147
Non-owned interests.......... $ 16,509       $ 12,367       $ 10,318    $  9,809      $ 10,749            $ 16,816        $ 13,106
Stockholders' equity......... $ 17,002       $ 15,000       $ 13,445    $ 12,127      $ 12,492            $ 17,892        $ 25,141
Average stockholders' equity
  (Weighted average equity
 during year exclusive of
 current earnings)........... $ 15,010       $ 13,452       $ 12,127    $ 12,454      $ 12,152            $ 17,025        $ 25,601
Return on equity
(Current earnings divided by
    average stockholders'
    equity as defined above).    13.7%          11.5%          10.9%       (2.3%)         2.7%                6.6%           (4.5%)
Book value per share......... $  11.58       $  10.26       $   9.23    $   8.32      $   8.57           $   12.14        $  17.06
-----------------------------------

(1) Includes the accounts of MIDSOUTH Partners. For periods ending prior to June 30, 1996, the Company accounted for its investment in MIDSOUTH
         Partners using the equity method. See Note 6 to the Company's consolidated financial statements included in the Company's Form 10-K for the year ended June 30, 1996 which is incorporated herein by reference.


                          UNAUDITED PRO FORMA CONDENSED
                       CONSOLIDATED FINANCIAL INFORMATION

         The following unaudited pro forma condensed consolidated balance sheet represents the Company's financial position at March 31, 1997 as if the Transaction had occurred on that date. The unaudited pro forma condensed consolidated statements of operations represent the results of the Company's operations for the year ended June 30, 1996 and the nine months ended March 31, 1997 as if the Transaction had occurred on July 1, 1995. The unaudited pro forma adjustments are based upon available information and certain assumptions and estimates that the Company believes are reasonable under the circumstances. The unaudited pro forma results do not purport to be indicative of the results that would have obtained had the Transaction occurred at the beginning of the periods presented, nor are they intended to be a projection of future results. The unaudited pro forma financial information should be read in conjunction with the notes thereto.

CERBCO, Inc.
UNAUDITED PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET
MARCH 31, 1997
                                                                 Pro Forma
                                                                  Entries         Pro Forma      Pro Forma
                                                                to Reverse         Entries      As Adjusted
($ in thousands)                           CERBCO, Inc.        Consolidation     to Dispose       for COS
                                           Consolidated           of COS           of COS       Disposition
ASSETS

Current Assets:
  Cash and cash equivalents                   $10,322       (a)   ($5,550)   (c)   $22,000         $26,772
  Accounts receivable                           8,695       (a)    (2,236)               0           6,459
  Inventories                                   3,692       (a)    (1,852)               0           1,840
  Deferred income taxes                           133       (a)      (133)               0               0
  Prepaid expenses and other                    1,393       (a)      (192)               0           1,201
                                                -----                ----                -           -----
                      TOTAL CURRENT ASSETS     24,235              (9,963)          22,000          36,272

Property, Plant and Equipment -
  net of accumulated depreciation              12,137       (a)      (196)               0          11,941

Other Assets:
  Investment in COS                                 0       (b)     7,440    (c)    (7,440)              0
  Excess of acquisition cost over
    value of net assets acquired - net          4,609       (a)    (2,179)               0           2,430
  Deferred income taxes                            41       (a)       (41)               0               0
  Deposits and other                              861       (a)       (26)               0             835
                                                  ---                 ---                -             ---
                              TOTAL ASSETS    $41,883             ($4,965)         $14,560         $51,478
                                              =======             =======          =======         =======

LIABILITIES AND STOCKHOLDERS' EQUITY

Current Liabilities:
  Accounts payable and accrued
    liabilities                                $4,868       (a)    ($ 582)              $0          $4,286
  Income taxes payable                            135       (a)      (120)   (c)     5,100           5,115
  Dividend payable                                 0                    0    (d)     2,211          $2,211
  Deferred revenue                                526       (a)      (526)               0               0
  Current portion of capital lease obligations     41       (a)       (14)               0              27
                                                   --                 ---                -              --
         TOTAL CURRENT LIABILITIES              5,570              (1,242)           7,311          11,639

Long-Term Liabilities:
  Capital lease obligations                       160       (a)       (13)               0             147
  Deferred income taxes                         1,043                   0                0           1,043
  Other                                           402                   0                0             402
                                                  ---                   -                -             ---
                         TOTAL LIABILITIES      7,382              (1,255)           7,311          13,231
                                                -----              ------            -----          ------

Non-Owned Interests                            16,816       (a)    (3,710)               0          13,106
                                               ------              ------                -          ------

Stockholders' Equity:
  Common stock                                    118                   0                0             118
  Class B common stock                             30                   0                0              30
  Additional paid-in capital                    7,478                   0                0           7,478
  Retained earnings                            10,266                   0    (c)     9,460          17,515
                                                                             (d)    (2,211)
                TOTAL STOCKHOLDERS' EQUITY     17,892                   0            7,249          25,141
                                               ------                   -           ------          ------
                     TOTAL LIABILITIES AND
                      STOCKHOLDERS' EQUITY    $41,883             ($4,965)         $14,560         $51,478
                                              =======             =======          =======         =======

See notes to unaudited pro forma condensed consolidated financial information.

CERBCO, Inc.
UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
FOR THE NINE MONTHS ENDED MARCH 31, 1997

                                                             Pro Forma
                                                               Entries            Pro Forma      Pro Forma
                                                             to Reverse            Entries      As Adjusted
($ in thousands)                           CERBCO, Inc.     Consolidation        to Dispose       for COS
                                           Consolidated        of COS              of COS       Disposition

SALES                                         $35,671       (e)  ($17,441)              $0         $18,230
                                              -------            --------               --         -------

COSTS AND EXPENSES:
  Cost of sales                                26,026       (e)   (10,579)               0          15,447
  Selling, general and administrative
     expenses                                   7,693       (e)    (3,041)               0           4,652
                                                -----              -------               -           -----
    Total Costs and Expenses                   33,719             (13,620)               0          20,099
                                               ------             -------                -          ------

Operating Profit (Loss)                         1,952              (3,821)               0          (1,869)
Investment Income                                 394       (e)      (177)               0             217
Interest Expense                                  (28)      (e)         4                0             (24)
Other Income (Expense) - net                       12       (e)        54                0              66
                                                   --                  --                -              --
Earnings (Loss) Before Income Taxes and
  Non-Owned Interests                           2,330              (3,940)               0          (1,610)

Provision (Credit) for Income Taxes               917       (e)    (1,385)               0            (468)
                                                  ---              -------               -            ----

Earnings (Loss) Before Non-Owned Interests      1,413              (2,555)               0          (1,142)

Non-Owned Interests in Earnings of
  Consolidated Subs                               570       (e)      (852)               0             282
                                                  ---                ----                -             ---

NET EARNINGS (LOSS)                              $843             ($1,703)              $0           ($860)
                                                 ====             =======               ==           =====

NET EARNINGS (LOSS)
  PER SHARE                                    $0.57               ($1.16)           $0.00          ($0.59)
                                               =====               ======            =====          ======


See notes to unaudited pro forma condensed consolidated financial information.

CERBCO, Inc.
UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
FOR THE YEAR ENDED JUNE 30, 1996

                                                              Pro Forma
                                                               Entries            Pro Forma      Pro Forma
                                                             to Reverse            Entries      As Adjusted
($ in thousands)                           CERBCO, Inc.     Consolidation        to Dispose       for COS
                                           Consolidated        of COS              of COS       Disposition

SALES                                         $50,680       (f)  ($20,209)              $0         $30,471
                                              -------            --------               --         -------

COSTS AND EXPENSES:
  Cost of sales                                34,325       (f)   (12,037)               0          22,288
  Selling, general and administrative
    expenses                                    9,342       (f)    (3,710)               0           5,632
                                                -----              ------                -           -----
    Total Costs and Expenses                   43,667             (15,747)               0          27,920
                                               ------             -------                -          ------

Operating Profit                                7,013              (4,462)               0           2,551
Investment Income                                 380       (f)       (89)               0             291
Interest Expense                                  (28)      (f)        11                0             (17)
Other Income - net                                248       (f)        48                0             296
                                                  ---                  --                -             ---
Earnings Before Income Taxes and
  Non-Owned Interests                           7,613              (4,492)               0           3,121

Provision for Income Taxes                      2,854       (f)    (1,780)               0           1,074
                                                -----              ------                -           -----

Earnings Before Non-Owned Interests             4,759              (2,712)               0           2,047

Non-Owned Interests in Earnings of
  Consolidated Subs                             2,704       (f)      (904)               0           1,800
                                                -----                ----                -           -----

NET EARNINGS                                   $2,055             ($1,808)              $0            $247
                                               ======             =======               ==            ====

NET EARNINGS PER SHARE                          $1.40              ($1.23)           $0.00           $0.17
                                                =====              ======            =====           =====


See notes to unaudited pro forma condensed consolidated financial information.


Description of Unaudited Pro Forma Entries

(a)  represents COS' historical amounts at March 31, 1997.

(b) represents the Company's investment in COS at March 31, 1997 using the equity method.

(c)  represents the disposition transaction.

(d)  represents post-closing dividend of $1.50 per share.

(e) represents COS' historical amounts for the nine months ended March 31, 1997.

(f)  represents COS' historical amounts for the year ended June 30, 1996.

NOTES TO THE UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL INFORMATION

1.   Basis of Presentation

     The unaudited pro forma financial information presented is based on the Company's financial position and results of operations as of March 31, 1997 and for the periods ended June 30, 1996 and March 31, 1997, showing the effect of the deletion of COS from the consolidated entity and the receipt of the cash proceeds from the transaction. The pro forma statements do not show any interest income that might have been earned on the cash proceeds. The unaudited pro forma financial information has been prepared in accordance with the instructions to
Article 11, Regulation S-X.

2.   Earnings Per Share

     Earnings per share data have been computed based upon the weighted average number of common shares outstanding and common share equivalents during each period. The following numbers of shares have been used in the computations.

              Nine Months Ended                     Year Ended
                March 31, 1997                      June 30, 1996
                --------------                      -------------

                  1,470,255                          1,465,169
                  =========                          =========

3.  Tax Effects of Pro Forma Adjustments

       The tax effects of the Transaction are calculated at the statutory rates in effect at March 31, 1997.

                               SECURITY OWNERSHIP

         The following information is furnished with respect to each person or entity who is known to the Company to be a beneficial owner of more than five percent of any class of the Company's voting securities as of the Record Date:


Name and Address of                                                          Amount and Nature of               Percent
Beneficial Owner                            Title of Class                   Beneficial Ownership               of Class

Robert W. Erikson                           Common Stock                             59,200  1/                   5.0%
3421 Pennsy Drive                           Class B Common Stock                    131,750  1/                  44.4%
Landover, MD

George Wm. Erikson                          Common Stock                             58,102  2/                   4.9%
3421 Pennsy Drive                           Class B Common Stock                    115,814  2/                  39.1%
Landover, MD

Koonce Securities, Inc.                     Common Stock                            230,588  3/                  19.6%
6550 Rock Spring Drive
Bethesda, MD

------------------------------------

1/       Record and beneficial ownership, sole voting and sole investment power.

2/ Record and beneficial ownership. Includes 2,246 shares of each class of stock owned jointly with Mr. Erikson's spouse, as to which there is shared voting and investment power.

3/       Beneficial ownership, sole voting and sole investment power as publicly
         disclosed  in  current  Schedule  13G  Beneficial   Ownership   Report,
         reporting  securities  acquired by such  financial  institution  in the ordinary course of its business.


         The following information is furnished with respect to all directors of the Company who were the beneficial owners of any shares of Common Stock and/or Class B Common Stock as of the Record Date, and with respect to all directors and officers of CERBCO as a group:


Name of                                                        Amount & Nature of Beneficial Ownership
Beneficial Owner                 Title of Class           Owned Outright               Exercisable Options     Percent of
                                                                                                                  Class
Robert W. Erikson                Common Stock                59,200  1/                     1,500                 5.1%
                                 Class B Common             131,750  1/                         0                44.4%
                                   Stock
George Wm. Erikson               Common Stock                58,102  2/                     1,500                 5.0%
                                  Class B Common            115,814  2/                         0                39.1%
                                  Stock
Webb C. Hayes, IV                Common Stock                 4,500                         3,000                 0.6%
Paul C. Kincheloe, Jr.           Common Stock                 4,500                         3,000                 0.6%
All Directors and Officers       Common Stock               126,302                         9,000                11.4%
 as a Group (6 persons           Class B Common             247,564                             0                83.5%
including those named              Stock
above) 3/ 4/

------------------------------------

1/       Record and beneficial ownership, sole voting and sole investment power.


                                                        28




2/ Record and beneficial ownership. Includes 2,246 shares of each class of stock owned jointly with Mr. Erikson's spouse, as to which there is shared voting and investment power.

3/       Mr.  George  Erikson also is the  beneficial  owner of 16,500 shares of
         Common  Stock  (less  than  1%  of  such  class)  of  Insituform  East,
         Incorporated,  a subsidiary of the Company. In addition, Messrs. George
         Erikson  and  Robert  Erikson  each  are  the   beneficial   owners  of
         exercisable options on 75,000 shares of the Common Stock (approximately
         1.8% of such class) of Insituform East,  Incorporated,  pursuant to the
         Insituform East 1989 and 1994 Board of Directors' Stock Option Plans.

4/       Mr. Armen Manoogian, President and Director of COS, a subsidiary of the
         Company, is the beneficial owner of 400 shares (33 1/3%) of the Class B
         Stock of COS.


                                RELATIONSHIP WITH
                         INDEPENDENT PUBLIC ACCOUNTANTS

         Deloitte & Touche, LLP were the Company's independent auditors for the year ended June 30, 1996 and are the Company's independent auditors for the current fiscal year. The appointment of the Company's auditors is approved annually by the Board.

         Representatives of Deloitte & Touche, LLP will be present at the Meeting and will be given an opportunity to respond to appropriate questions from stockholders.



                                   STOCK PRICE

Common Stock

         The Company's Common Stock is traded in the over-the-counter market and is included in the National Association of Securities Dealers ("NASD") National Market System ("NMS"). Quotations for such shares are reported in the National Association of Securities Dealers Automated Quotations ("NASDAQ") System under the trading symbol CERB. Holders of Common Stock have one vote per share on all matters on which stockholders are entitled to vote together. The following table shows the range of bid quotations for the period indicated as reported by
NASDAQ:


                                                   Common Stock
Fiscal Year Ended June 30, 1995             High                 Low
                                            ----                 ---
1st Quarter                                 3 7/8               2 5/8
2nd Quarter                                 5 1/4               3 3/8
3rd Quarter                                 5                   4
4th Quarter                                 5 1/8               4 1/4


Fiscal Year Ended June 30, 1996             High                 Low
                                            ----                 ---
1st Quarter                                 8 1/4               4 7/8
2nd Quarter                                 7 5/8               6
3rd Quarter                                 7 1/2               5 7/8
4th Quarter                                 8 1/8               6




                                       29





Fiscal Year Ended June 30, 1997             High                 Low
                                            ----                 ---
1st Quarter                                 7 3/8               5 3/8
2nd Quarter                                 7 1/4               5 1/4
3rd Quarter                                 9 3/4               6 1/8




         The quotations in the above table represent prices between dealers, without retail mark-ups, mark-downs or commissions, and may not necessarily represent actual transactions.

         On March 6, 1997, the last trading day prior to the public announcement of the Transaction, the last sale price for the Company's Common Stock was $ 6.375.

Class B Common Stock

         There is no public trading market for shares of Class B Common Stock. Holders of shares of Class B Common Stock have ten votes per share on all matters with the exception of the election of directors and any other matter requiring the vote of stockholders separately as a class. Holders of Class B Common Stock are entitled to elect the remaining directors after election of not less than 25% of the directors by the holders of Common Stock, voting separately as a class. Shares of Class B Common Stock are convertible at any time to shares of Common Stock on a share-for-share basis.

Holders

         As of May 2, 1997, the approximate number of record holders of each class of common equity of the Company was as follows:

         Common Stock                   320
         Class B Common Stock           133



Dividends

         On June 18, 1996, the Company declared cash dividends of five cents per share on its shares of Common Stock and five cents per share on its shares of Class B Common Stock to its stockholders of record at the close of business on June 30, 1996, payable July 15, 1996. No dividends were declared in 1995 or 1994.


                                  OTHER MATTERS

         The Board is not aware of any other matters which are likely to be brought before the Meeting. However, if any other matters are properly brought before the Meeting, it is the intention of the individuals named in the enclosed form of Proxy to vote the proxy in accordance with their judgment on such matters.

                     INCORPORATION OF DOCUMENTS BY REFERENCE

         The following documents of the Company, which have been filed with the U.S. Securities and Commission, are hereby incorporated by reference in this Proxy Statement and made a part hereof:

         (a) the Company's Annual Report on Form 10-K for the fiscal year ended June 30, 1996 (File No. 000-16749);

         (b) the Company's Quarterly Report on Form 10-Q for the quarter ended September 30, 1996 (File No. 000-16749);

         (c) the Company's Quarterly Report on Form 10-Q for the quarter ended December 31, 1996 (File No. 000-16749);

         (d) the Company's Quarterly Report on Form 10-Q for the quarter ended March 31, 1997 (File No. 000-16749);

         (e) the Company's Current Report on Form 8-K filed March 12, 1997 (File No. 000-16749);

         (f) the Company's Current Report on Form 8-K filed March 24, 1997 (File No. 000-16749); and

         (g) all other reports filed by the Company pursuant to Section 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by the Annual Report referred to in (a) above;


                  DEADLINE FOR SUBMITTING STOCKHOLDER PROPOSALS
                 FOR INCLUSION IN THE BOARD'S PROXY STATEMENT IN
               CONNECTION WITH THE FISCAL YEAR 1997 ANNUAL MEETING

         A proposal submitted by a stockholder for action at the Company's Annual Meeting of Stockholders for the fiscal year ending June 30, 1997 must be received no later than June 30, 1997, in order to be included in the Company's Proxy Statement for that meeting. It is suggested that proponents submit their proposals by certified mail-return receipt requested.

         A proponent of a proposal must be a record or beneficial owner entitled to vote at the next Annual Meeting on the proposal and must continue to be entitled to vote through the date on which that meeting is held.

                                 By Order of the Board of Directors,


                                 /s/ Robert F. Hartman
                                 Robert F. Hartman
                                 Secretary

Landover, Maryland
May 27, 1997

APPENDIX A

TEXT OF COMMON STOCK PROXY CARD:

                                  COMMON STOCK

                                  CERBCO, Inc.
                                3421 Pennsy Drive
                            Landover, Maryland 20785
                                 (301) 773-1784

                 SPECIAL MEETING OF STOCKHOLDERS - JUNE 27, 1997
                              PROXY - COMMON STOCK
           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

         The undersigned hereby appoints Paul C. Kincheloe, Jr. and Webb C. Hayes, IV, and each of them, with full power of substitution, the Proxies of the undersigned to represent and to vote, as designated on the reverse side of this proxy card, all the shares of Common Stock of CERBCO, Inc. held of record by the undersigned on May 2, 1997, at the Special Meeting of Stockholders to be held on June 27, 1997 or any adjournments thereof.

(TO BE SIGNED ON REVERSE SIDE)

-----------------------------------------------------


[ X ]  Please mark your votes as in this example.

1. To approve the sale by the Company of its two-thirds stake in Capitol Office Solutions, Inc. held by the Company's wholly-owned subsidiary CERBERONICS, Inc., pursuant to the terms of an Investment, Redemption and Stock Purchase Agreement.

[    ]   FOR        [    ]   AGAINST         [    ] ABSTAIN


2. In their own discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER(S). IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR PROPOSAL 1.

PLEASE SIGN, DATE AND RETURN PROMPTLY USING THE ENCLOSED ENVELOPE.



SIGNATURE            SIGNATURE (IF HELD JOINTLY)


Dated:              , 1997

NOTE: Signature(s) should be exactly as name(s) appearing on your certificate. If stock is held jointly, each holder should sign. If signing is by attorney, executor, administrator, trustee, guardian or corporate officer, etc., please give your full title as such.

APPENDIX B

TEXT OF CLASS B COMMON STOCK PROXY CARD:

                              CLASS B COMMON STOCK

                                  CERBCO, Inc.
                                3421 Pennsy Drive
                            Landover, Maryland 20785
                                 (301) 773-1784

                 SPECIAL MEETING OF STOCKHOLDERS - JUNE 27, 1997
                          PROXY - CLASS B COMMON STOCK
           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

         The undersigned hereby appoints Paul C. Kincheloe, Jr. and Webb C. Hayes, IV, and each of them, with full power of substitution, the Proxies of the undersigned to represent and to vote, as designated on the reverse side of this proxy card, all the shares of Class B Common Stock of CERBCO, Inc. held of record by the undersigned on May 2, 1997, at the Special Meeting of Stockholders to be held on June 27, 1997 or any adjournments thereof.

(TO BE SIGNED ON REVERSE SIDE)

-----------------------------------------------------


[ X ]  Please mark your votes as in this example.

1. To approve the sale by the Company of its two-thirds stake in Capitol Office Solutions, Inc. held by the Company's wholly-owned subsidiary CERBERONICS, Inc., pursuant to the terms of an Investment, Redemption and Stock Purchase Agreement.

[    ]   FOR         [    ]   AGAINST           [    ] ABSTAIN


2. In their own discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER(S). IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR PROPOSAL 1.

PLEASE SIGN, DATE AND RETURN PROMPTLY USING THE ENCLOSED ENVELOPE.



SIGNATURE            SIGNATURE (IF HELD JOINTLY)


Dated:           , 1997

NOTE: Signature(s) should be exactly as name(s) appearing on your certificate. If stock is held jointly, each holder should sign. If signing is by attorney, executor, administrator, trustee, guardian or corporate officer, etc., please give your full title as such.

EXHIBIT A
                                 EXECUTION COPY



                             INVESTMENT, REDEMPTION
                          AND STOCK PURCHASE AGREEMENT

                                  By and Among


                     GOLDER, THOMA, CRESSEY, RAUNER FUND IV
                           and certain other Investors
                         to be listed on the Schedule 1,


                         CAPITOL OFFICE SOLUTIONS, INC.
                      (f/k/a Capitol Copy Products, Inc.),


                                CERBERONICS, INC.

                                  CERBCO, INC.

                                       and

                                 ARMEN MANOOGIAN






                               Dated March 7, 1997

                                TABLE OF CONTENTS

                                                                            Page


                                    ARTICLE I
                                   DEFINITIONS

1.1      Definitions........................................................  3

                                   ARTICLE II
                      THE REDEMPTION, FINANCING, INVESTMENT
                               AND STOCK PURCHASE

2.1      Recapitalization...................................................  9
2.2      The Financing......................................................  9
2.3      The Redemption; Redemption Price...................................  9
2.4      The Investment.....................................................  9
2.5      The Stock Purchase.................................................  9
2.6      Allocation Among the Investors..................................... 10
2.7      Escrow Arrangements................................................ 10
2.8      Redemption Price and Stock Purchase Price Adjustments.............. 11
         (a)      Funded Indebtedness Adjustment............................ 11
         (b)      Working Capital Adjustment................................ 11
         (c)      Adjustment if Closing Occurs After the Transaction Date... 11
         (d)      Allocation................................................ 11
2.9      Payment of Net Redemption Price and Net Stock Purchase Price to
         Stockholders....................................................... 11
2.10     Closing Audit...................................................... 12
2.11     Post-Closing Redemption Price and Stock Purchase Price Adjustment.. 12
2.12     Example............................................................ 13
2.13     Closing............................................................ 13
         (a)      Deliveries................................................ 13
         (b)      Time and Place............................................ 13
2.14     Consequence of Delay in Closing.................................... 13

                                   ARTICLE III
                  REPRESENTATIONS AND WARRANTIES OF THE COMPANY
                                AND STOCKHOLDERS

3.1      Capitalization..................................................... 14
3.2      Issuance of the Investment Shares.................................. 14
3.3      Other Rights to Acquire Capital Stock.............................. 14
3.4      Due Organization................................................... 15
3.5      No Subsidiaries.................................................... 15
3.6      Due Authorization.................................................. 15
3.7      Financial Statements............................................... 15
3.8      Certain Actions.................................................... 16
3.9      Properties......................................................... 17
3.10     Licenses and Permits............................................... 17
3.11     Intellectual Property.............................................. 18
3.12     Compliance with Laws............................................... 18
3.13     Insurance.......................................................... 18
3.14     Employee Benefit Plans............................................. 19
         (a)      Employee Welfare Benefit Plans............................ 19

         (b)      Employee Pension Benefit Plans............................ 19
         (c)      Employment and Non-Tax Qualified Deferred Compensation
                  Arrangements.............................................. 19
3.15     Contracts and Agreements........................................... 19
3.16     Claims and Proceedings............................................. 20
3.17     Taxes.............................................................. 20
3.18     Personnel.......................................................... 21
3.19     Business Relations................................................. 22
3.20     Accounts Receivable................................................ 22
3.21     Bank Accounts...................................................... 22
3.22     Agents............................................................. 22
3.23     Warranties......................................................... 22
3.24     Brokers............................................................ 23
3.25     Interest in Competitors, Suppliers, Customers, Etc................. 23
3.26     Indebtedness To and From Officers, Directors, Stockholders, and
         Employees.......................................................... 23
3.27     Undisclosed Liabilities............................................ 23
3.28     Information Furnished.............................................. 23
3.29     No Liens on Shares................................................. 23
3.30     Due Organization................................................... 24

                                   ARTICLE IV
                 REPRESENTATIONS AND WARRANTIES OF THE INVESTORS

4.1      Due Organization of GTCR IV........................................ 24
4.2      Due Authorization.................................................. 24
4.3      No Brokers......................................................... 24
4.5      No Undisclosed Agreement........................................... 25

                                    ARTICLE V
                  COVENANTS OF THE COMPANY AND THE STOCKHOLDERS

5.1      Conduct of Business Pending Closing................................ 25
         (a)      Negative Covenants........................................ 25
         (b)      Conduct of Business....................................... 26
         (c)      Nature of Breach.......................................... 26
         (d)      No Solicitation........................................... 26
         (e)      Access to Information..................................... 27
         (f)      Transfers or Restrictions................................. 27
5.2      Cerbco Stockholders Meeting........................................ 27
5.3      Consents of Others................................................. 28
5.4      Stockholders' Efforts.............................................. 28
5.5      Powers of Attorney................................................. 28
5.6      Transfer Taxes..................................................... 28
5.7      Notice of Developments; Update of Disclosure Schedules............. 28

                                   ARTICLE VI
                             POST-CLOSING COVENANTS

6.1      General............................................................ 29
6.2      Litigation Support................................................. 29
6.3      Transition......................................................... 29
6.4      Confidentiality.................................................... 29

                                   ARTICLE VII
            CONDITIONS TO OBLIGATION OF PARTIES TO CONSUMMATE CLOSING

7.1      Conditions to the Investors' Obligations........................... 30
         (a)      Satisfaction with Due Diligence........................... 30
         (b)      Covenants, Representations and Warranties................. 30
         (c)      Hart-Scott-Rodino; Other Consents......................... 31
         (d)      Cash on Balance Sheet..................................... 31
         (e)      Discharge of Indebtedness and Encumbrances................ 31
         (f)      Material Adverse Change................................... 31
         (g)      Recapitalization Documents................................ 31
         (h)      Erikson Voting Agreement.................................. 31
         (i)      Cerbco and Cerberonics Stockholder Approval............... 32
         (j)      Deliveries by the Stockholders and the Company............ 32
                  (i)      Opinion of Stockholders' Counsel................. 32
                  (ii)     Certificates..................................... 32
                  (iii)    Escrow Agreement................................. 32
                  (iv)     Resignation of Directors......................... 32
                  (v)      Release.......................................... 32
                  (vi)     Stock Certificates............................... 32
         (k)      Ancillary Documents....................................... 33
7.2      Conditions to the Company's and the Stockholders' Obligations...... 33
         (a)      Covenants, Representations and Warranties................. 33
         (b)      Consents.................................................. 33
         (c)      Deliveries by the Investors............................... 33
                  (i)      Opinion of the Investors' Counsel................ 33
                  (ii)     Escrow Agreement................................. 33
                  (iii)    Purchase Price for GTCR Shares................... 34
                  (iv)     Ancillary Documents.............................. 34
         (d)      Deliveries in Connection With the Redemption.............. 34
         (e)      Deliveries in Connection With the Stock Purchase.......... 34

                                  ARTICLE VIII
                                 INDEMNIFICATION

8.1      Indemnification by the Stockholders................................ 34
8.2      Defense of Claims.................................................. 35
8.3      Escrow Claim....................................................... 35
8.4      Tax Audits, Etc.................................................... 35
8.5      Indemnification of the Stockholder................................. 36
8.6      Limits on Indemnification.......................................... 36

                                   ARTICLE IX
                                   TERMINATION
9.1      Termination........................................................ 36
         (a)      Mutual Consent............................................ 37
         (b)      Litigation................................................ 37
         (c)      Conditions to the Investors' Obligations.................. 37
         (d)      Conditions to the Stockholders' and the Company's
                  Obligations............................................... 37
         (e)      Alternative Transaction................................... 37
         (f)      Withdrawal of Cerbco Board Approval....................... 37
         (g)      Lack of Favorable Fairness Opinion........................ 37
         (h)      Rejection by Cerbco Stockholders.......................... 37
9.2      Effect of Termination.............................................. 38
9.3      Fees and Expenses.................................................. 38

                                    ARTICLE X

                                  MISCELLANEOUS

10.1     Modifications...................................................... 38
10.2     Notices............................................................ 38
10.3     Counterparts....................................................... 41
10.4     Expenses........................................................... 41
10.5     Binding Effect; Assignment......................................... 41
10.6     Entire and Sole Agreement.......................................... 41
10.7     Governing Law...................................................... 41
10.8     Survival of Representations, Warranties and Covenants.............. 42
10.9     Invalid Provisions................................................. 42
10.10    Public Announcements............................................... 42
10.11    Remedies Cumulative................................................ 42
10.12    Waiver............................................................. 42
10.13    Further Assurances................................................. 42
10.14    Headings........................................................... 43
10.15    Joinder by Additional Investors.................................... 43

                                LIST OF EXHIBITS*


Exhibit A        Escrow Agreement
Exhibit B        December 31, 1996 Balance Sheet
Exhibit C-1      Opinion of Company's Counsel
Exhibit C-2      Opinion of Cerbco's Counsel
Exhibit C-3      Opinion of Manoogian's Counsel
Exhibit D-1      Company's Certificates
Exhibit D-2      Cerbco's Certificates
Exhibit D-3      Cerberonics' Certificate
Exhibit E        Opinion of Investors' Counsel
Exhibit F        Amendment to Certificate of Incorporation of Capitol
Exhibit G        Erikson Voting Agreement
Exhibit H        Stockholders' Release
Exhibit I        Erikson Consulting and Non-Compete Agreement
Exhibit J        Stockholders Agreement (Investors/Manoogian)
Exhibit K        Registration Rights Agreement
Exhibit L        Manoogian Executive Agreement
Exhibit M        Global Consulting Agreement
Exhibit N        GTCR Placement Fee Agreement




*NOTE: At the time of this Agreement, Exhibits A and B, D-1, D-2, D-3 and F through N are attached. On the other hand, the forms of Exhibits C-1 through C-3 and E will be mutually agreed prior to Closing.

                                LIST OF SCHEDULES


Schedule 1       Schedule of Investors
Schedule 2       Transactions and Capitalization Summary
Schedule 2.8     Funded Indebtedness
Schedule 2.9     Stockholder Accounts
Schedule 2.12    Example of Redemption Price and Stock Purchase Price
                   Adjustments, Escrow Arrangements and Funding Mechanics
Schedule 3.4A    Certificate and Bylaws
Schedule 3.4B    Due Organization
Schedule 3.5     Subsidiaries
Schedule 3.7     Financial Statements
Schedule 3.8A    Certain Actions
Schedule 3.8B    Material Changes
Schedule 3.9     Properties
Schedule 3.10    Licenses and Permits
Schedule 3.11    Intellectual Property
Schedule 3.13    Insurance
Schedule 3.14    Employee Benefit Plans
Schedule 3.15    Contracts and Agreements
Schedule 3.16    Claims and Proceedings
Schedule 3.18    Personnel
Schedule 3.20    Accounts Receivable; Inventory
Schedule 3.21    Bank Accounts
Schedule 3.22    Agents
Schedule 3.23    Warranties
Schedule 3.25    Interest in Competitors, Suppliers, Customers, Etc.
Schedule 3.26    Indebtedness with Officers, Directors and Stockholders
Schedule 3.27    Undisclosed Liabilities
Schedule 3.28    Information Furnished
Schedule 7.1(e)  Funded Indebtedness

                           INVESTMENT, REDEMPTION AND
                            STOCK PURCHASE AGREEMENT


                  THIS INVESTMENT, REDEMPTION AND STOCK PURCHASE AGREEMENT (this "Agreement") is entered into as of March 7, 1997, by and among GOLDER, THOMA, CRESSEY, RAUNER FUND IV, L.P., a Delaware limited partnership ("GTCR IV"), on behalf of itself and certain other investors who may execute a joinder hereto and shall be listed on Schedule 1 of this Agreement (GTCR IV and the other signatory investors shall be referred to herein individually as an "Investor" and collectively as the "Investors"), CAPITOL OFFICE SOLUTIONS, INC. (f/k/a Capitol Copy Products, Inc.), a Delaware corporation (the "Company"), CERBCO, INC., a Delaware corporation ("Cerbco"), CERBERONICS, INC., a Delaware corporation and a wholly-owned subsidiary of Cerbco ("Cerberonics") (collectively, Cerbco and Cerberonics are referred to herein as the "Cerberonics Parties"), and ARMEN MANOOGIAN ("Manoogian"; collectively, the Cerberonics Parties and Manoogian are sometimes referred to herein as the "Stockholders" and individually as a "Stockholder").


                                    Recitals

                  Pursuant to this Agreement, the Company, which is engaged in the office equipment dealer and service industry in the Washington, D.C. metropolitan area (the "Business"), will be recapitalized in a series of contemporaneous transactions. Due to the complexity of these transactions, they will be briefly described in the following recitals:

         a.                THE CURRENT CAPITALIZATION OF THE COMPANY

                  On the date of this Agreement, the Company's capitalization consists of 40,000 shares of Common Stock, $.10 par value, of which no shares are issued and outstanding, and 10,000 shares of Class B Common Stock, $.10 par value, of which 1,200 shares are issued and outstanding. No preferred stock is authorized or outstanding. Cerberonics owns 800 shares of the Class B Common Stock (i.e., two-thirds of the outstanding equity) and Manoogian owns the remaining 400 shares of the Class B Common Stock (i.e., one-third of the outstanding equity). A chart showing the details of the Company's current capitalization is set forth in Part 1 of Schedule 2 attached hereto.

         b.                THE RECAPITALIZATION

                  Prior to the closing of the transactions described in Recitals C through F below (collectively, the "Transactions"), the Company will recapitalize itself (the "Recapitalization"), by amending its Certificate of Incorporation to authorize three classes of common stock, Class A Common Stock, $.01 par value (the "Class A Common"), Class B Common Stock, $.01 par value (the "Class B Common"), and Class C Common Stock, $.01 par value (the "Class C Common," together with the Class A Common and the Class B Common, the "Common Stock"). Pursuant to the Recapitalization, each share of the Company's currently issued and outstanding Class B Common Stock will be exchanged for .61875 shares of Class A Common, .37125 shares of Class B Common and .01 shares of Class C Common. A chart showing the details of the Recapitalization is set forth in Part 2 of Schedule 2 attached hereto.

         c.                THE FINANCING

                  It is anticipated that the Company will enter into a credit agreement or agreements with a financial institution or institutions (the "Financing") to be arranged by GTCR IV (the "Credit Facilities"), which Credit Facilities shall provide for a loan or loans to the Company on commercially reasonable terms in connection with the Transactions in the principal amount of up to approximately $24,000,000 (the "Loan Proceeds"). The closing of the Credit Facilities is not a condition precedent to the closing of the Transactions, and if for any reason the Financing is not fully consummated, such that some or all of the Loan Proceeds are not received by the Company, but all of the remaining closing conditions to this Agreement are satisfied, then the Investors will be responsible for funding on commercially reasonable terms the sums necessary to consummate the Transactions (any such other funds, together with any Loan Proceeds as necessary to consummate the Transactions, shall be referred to herein as the "Financing Proceeds").

         d.                THE REDEMPTION

                  Following the Recapitalization and, if it occurs, the closing of the Credit Facilities, and subject to the terms and conditions of this Agreement, all of the shares of Class A Common, Class B Common and Class C Common of the Company held by Cerberonics (the "Cerberonics Shares") will be redeemed by the Company for a purchase price of $23,750 per share and an aggregate purchase price of $19,000,000 subject to adjustment and escrow holdbacks as provided herein) (the "Redemption").

         e.                THE INVESTMENT

                  Contemporaneously with the Redemption, and subject to the terms and conditions of this Agreement, the Investors will purchase from the Company 49.5 shares of Class A Common and .5 shares of Class C Common for a purchase price of $20,000 per share and an aggregate purchase price of $1,000,000 (the "Investment").

         f.                THE STOCK PURCHASE

                  Contemporaneously with the Redemption and the Investment, and subject to the terms and conditions of this Agreement, the Investors will purchase from Manoogian all 247.5 shares of Class A Common held by him and 62.5% of the Class C Common (2.5 shares) held by him for a purchase price of $20,000 per share and an aggregate purchase price of $5,000,000 (subject to adjustment and escrow holdbacks as provided herein) (the "Stock Purchase"). In connection with the Transactions, Manoogian, the Investors and the Company will enter into various stockholder agreements, registration rights agreements and employment agreements, all as provided herein. A chart showing the effect of the Transactions on the Company's capitalization is set forth in Part 6 of Schedule 2 attached hereto.

         g.                SUMMARY OF THE TRANSACTIONS

                  In sum, in the context of the Transactions the Company is being valued at $27,000,000. Cerberonics is receiving $19,000,000 for redeeming its two-thirds interest, which is equal to two-thirds of $27,000,000 plus a $1,000,000 control premium. Manoogian's one-third interest is therefore valued at $8,000,000. He will receive $5,000,000 in conjunction with the Transactions for a portion of his interest in the Company and will end up with a one-third interest in the newly leveraged Company, with the remaining two-thirds interest being held by the Investors. The foregoing valuation and payments are subject to adjustment and holdbacks as provided herein. In addition to the foregoing, immediately prior to the Closing, the Company will distribute to Cerberonics and Manoogian (in proportion to their respective two-thirds/one-third interest in the Company) all but approximately $800,000 of the Company's cash.

                                    Agreement

                  Accordingly, in consideration of the mutual premises and covenants contained herein and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto covenant and agree as follows:


                                    ARTICLE I
                                   DEFINITIONS

                  1.1 Definitions. When used in this Agreement, and in addition to those terms defined in the Preamble and the Recitals above, the following terms have the meanings specified or referred to in this Section 1.1 and shall be equally applicable to both the singular and plural forms. Any agreement referred to below shall mean such agreement as amended, supplemented and modified from time to time to the extent permitted by the applicable provisions thereof and by this Agreement.

                      "Affiliate" means, with respect to any Person, any other Person which directly or indirectly controls, is controlled by or is under common control with such Person.

                      "Ancillary Documents" means the Erikson Consulting and Non-Compete Agreement, the Global Consulting Agreement, the GTCR Placement Fee Agreement, the Manoogian Executive Agreement, the Registration Rights Agreement and the Stockholders Agreement.

                      "Cash Flow" has the meaning specified in Section 2.14.

                      "CERCLA" means the Comprehensive Environmental Response, Compensation and Liability Act, 42 U.S.C. ss.ss. 9601 et seq., any amendments thereto, any successor statutes, and any regulations promulgated thereunder.

                      "Closing" has the meaning specified in Section 2.11.

                      "Closing  Balance  Sheet"  has the  meaning  specified  in
Section 2.8.

                      "Closing Date" has the meaning specified in Section 2.11.

                      "Code" means the Internal Revenue Code of 1986, as amended.

                      "Confidential Information" means all confidential information and trade secrets of the Company including, without limitation, the identity, lists or descriptions of any customers, referral sources or organizations; financial statements, cost reports or other financial information; contract proposals, or bidding information; business plans and training and operations methods and manuals; personnel records; fee structure; and management systems, policies or procedures, including related forms and manuals. Confidential Information shall not include any information (i) which is disclosed pursuant to subpoena or other legal process, (ii) which has been publicly disclosed, (iii) which subsequently becomes known to a third party not subject to a confidentiality agreement with the Company, or (iv) which is subsequently disclosed by any third party not in breach of a confidentiality agreement.

                      "Contracts" has the meaning specified in Section 3.15.

                      "Court Order" means any judgment, order, award or decree of any foreign, federal, state, local or other court or tribunal and any award in any arbitration proceeding.

                      "Encumbrance" means any lien, claim, charge, security interest, mortgage, pledge, easement, conditional sale or other title retention agreement, defect in title, covenant or other restrictions of any kind, other than a Permitted Exception.

                      "Environmental  Obligations" has the meaning  specified in
Section 3.12.

                      "Eriksons" means Robert W. Erikson and George Wm. Erikson, who in the aggregate own approximately 9.8% of the total issued and outstanding common stock and 79.7% of the total issued and outstanding Class B common stock of Cerbco, and together control approximately 60.6% of the total voting power of Cerbco.

                      "Erikson Consulting and Non-Compete Agreement" means the agreement entered into as of the Closing Date between the Company and the Eriksons, in substantially the form set forth in Exhibit I attached hereto, and pursuant to which the Eriksons have agreed to provide consulting services to the Company and be restricted in certain competitive activities.

                      "Erikson Voting Agreement" means the Voting Agreement of even date herewith between the Investors and the Eriksons, in the form of Exhibit G, and pursuant to which the Eriksons have agreed to support the Redemption and vote their Cerbco shares in the same proportion as the non-Erikson stockholders of Cerbco vote their shares, subject to the "fiduciary outs" provided therein.

                      "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

                      "Ernst & Young" means Ernst & Young, independent public accountants.

                      "Escrow Agent" means that certain escrow agent as is mutually acceptable by the parties hereto to serve as such under the Escrow Agreement.

                      "Escrow Agreement" means the Escrow Agreement to be executed by and among the Stockholders, the Company, the Investors and the Escrow Agent in the form of Exhibit A.

                      "Escrow Period" has the meaning specified in Section 2.7.

                      "Escrow Sum" has the meaning specified in Section 2.7.

                      "Financial   Statements"  has  the  meaning  specified  in
Section 3.7.

                      "Financing Proceeds" has the meaning specified in Section 2.2.

                      "Funded Indebtedness" means all (i) indebtedness of such Person for borrowed money or other interest-bearing indebtedness; (ii) capital lease obligations of such Person other than those set forth on Schedule 2.8;
(iii) obligations of such Person to pay the deferred purchase or acquisition price for goods or services, other than trade accounts payable or accrued expenses in the ordinary course of business; (iv) indebtedness of others guaranteed by such Person or secured by an Encumbrance on such Person's property other than those set forth on Schedule 2.8; or (v) extended credit terms from manufacturers provided to such Person.

                      "GAAP"   shall   mean   generally   accepted    accounting
principles, consistently applied.

                      "Global Consulting Agreement" means that certain consulting agreement to be entered into as of the Closing Date between the Company and Global Imaging Systems, Inc., in substantially the form of Exhibit M attached hereto.

                      "Governmental Body" means any foreign, federal, state, local or other governmental authority or regulatory body.

                      "Governmental   Permits"  has  the  meaning  specified  in
Section 3.10.

                      "GTCR   Placement  Fee   Agreement"   means  that  certain
placement fee agreement to be entered into as of the Closing Date between the Company and GTCR IV, in substantially the form of Exhibit N attached hereto.

                      "Indemnifiable Costs" has the meaning specified in Section 8.1.

                      "Indemnified Parties" has the meaning specified in Section 8.1.

                      "Intellectual  Property"  has  the  meaning  specified  in
Section 3.11.

                      "Inventory" has the meaning specified in Section 3.20(b).

                      "Investment  Price"  has  the  meaning  specified  in  the
Section 2.4.

                      "Investment Shares" means the Shares being purchased by the Investors from the Company pursuant to the Investment.

                      "IRS" means the Internal Revenue Service.

                      "Loan Proceeds" has the meaning specified in Section 2.2.

                      "Manoogian Shares" means the Shares being purchased by the Investors from Manoogian pursuant to the Stock Purchase.

                      "Manoogian Executive Agreement" means that certain executive employment agreement to be entered into as of the Closing Date between the Company and Manoogian, in substantially the form of Exhibit L attached hereto.

                      "Material Adverse Change" or "Material Adverse Effect" means a material adverse change or effect on the assets, properties, Business or the operations, liabilities, or conditions (financial or otherwise) of the Company; provided, however, that when such terms are used in Article III hereof, they shall have the meaning set forth in the preamble to Article III.

                      "Net  Redemption  Price"  has  the  meaning  specified  in
Section 2.9.

                      "Net Stock  Purchase  Price" has the meaning  specified in
Section 2.9.

                      "OSHA"  means the  Occupational  Safety and Health Act, 29
U.S.C.  ss.ss.  651  et  seq.,  any  amendment  thereto,   and  any  regulations
promulgated thereunder.

                      "Permitted Exception" means (a) liens for Taxes and other governmental charges and assessments which are not yet due and payable, (b) liens of landlords and liens of carriers, warehousemen, mechanics and materialmen and other like liens arising in the ordinary course of business for sums not yet due and payable, (c) other liens or imperfections on property which are not material in amount or do not materially detract from the value of or materially the existing use of the property affected by such lien or imperfection and (d) such statement of facts shown on any title insurance policies delivered to the Investors. In respect of Inventory, the term "Permitted Exception" also includes liens arising out of vendor financing in the ordinary course of business for the deferred purchase price of Inventory, provided that an aggregate of 80% of the obligations secured by such liens is paid within 45 days of the incurrence of the obligations giving rise to such liens.

                      "Person" means any individual, corporation, partnership, joint venture, association, joint-stock company, limited liability company, trust, unincorporated organization or Governmental Body.

                      "Preliminary Closing Balance Sheet" shall mean the Company's best estimate of the Company's balance sheet as of the Closing Date. The Preliminary Closing Balance Sheet shall be delivered to the Investors and Stockholders not less than three (3) nor more than seven (7) days prior to the Closing Date.

                      "RCRA" means the Resource Conservation and Recovery Act, 42 U.S.C. ss.ss. 6901 et seq., and any successor statute, and any regulations promulgated thereunder.

                      "Redemption  Price" has the meaning  specified  in Section
2.3.

                      "Registration Rights Agreement" means the Registration Rights Agreement to be entered into as of the Closing Date between the Investors, Manoogian and the Company, in substantially the form of Exhibit K attached hereto.

                      "Requirements of Laws" means any federal, state and local laws, statutes, regulations, rules, codes or ordinances enacted, adopted, issued or promulgated by any Governmental Body (including, without limitation, those pertaining to electrical, building, zoning, environmental and occupational safety and health requirements) or common law.

                      "Restricted Securities" means the Shares issued to or purchased by the Investors hereunder, and any securities issued with respect thereto by way of a stock dividend or stock split or in connection with a combination of shares, recapitalization, merger, consolidation or other reorganization. As to any particular Restricted Securities, such securities will cease to be Restricted Securities when they have (a) been effectively registered under the Securities Act and disposed of in accordance with the registration statement covering them, (b) become eligible for sale and have actually been sold to the public pursuant to Rule 144 (or any similar provision then in force) under the Securities Act or (c) been otherwise transferred and new certificates for them not bearing the Securities Act legend set forth in Section 6.7 have been delivered by the Company in accordance with Section 6.6(b). Whenever any particular securities cease to be Restricted Securities, the holder thereof will be entitled to receive from the Company, without expense, new securities of like tenor not bearing a Securities Act legend of the character set forth in Section 6.7.

                      "Schedule of Investors" means that certain Schedule 1 attached hereto and to be updated prior to the Closing pursuant to Section 2.6, setting forth the list of Investors who, in addition to GTCR IV, shall be parties hereto.

                      "SEC" means the United States Securities and Exchange Commission and any Governmental Body succeeding to the functions thereof.

                      "Securities Act" means the Securities Act of 1933, as amended, or any similar federal law then in force.

                      "Shares" means any of the Company's shares being redeemed pursuant to the Redemption or purchased pursuant to the Investment or the Stock Purchase.

                      "Stockholders"   means,   collectively,   the  Cerberonics
Parties and Manoogian.

                      "Stockholders Agreement" means the Stockholders Agreement to be entered into as of the Closing Date between the Investors and Manoogian in substantially the form of Exhibit J attached hereto, and governing certain of their relative rights as stockholders of the Company following the Closing Date.

                      "Stock  Purchase  Price"  has  the  meaning  specified  in
Section 2.5.

                      "Tax" or "Taxes" means any federal, state, local or foreign income, alternative or add-on minimum, gross income, gross receipts, windfall profits, severance, property, production, sales, use, transfer, gains, license, excise, employment, payroll, withholding or minimum tax, transfer, goods and services, or any other tax, custom, duty, governmental fee or other like assessment or charge of any kind whatsoever, together with any interest or any penalty, addition to tax or additional amount imposed by any Governmental Body.

                      "Tax Return" means any return, report or similar statement required to be filed with respect to any Taxes (including any attached schedules), including, without limitation, any information return, claim for refund, amended return and declaration of estimated Tax.

                      "Transaction Date" has the meaning specified in Section 2.8(c).

                      "Working Capital" shall mean the difference between the Company's current assets and its current liabilities as such items are
calculated  in  accordance  with  GAAP,   consistent  with  the  Company's  past
practices.


                                   ARTICLE II
                      THE REDEMPTION, FINANCING, INVESTMENT
                               AND STOCK PURCHASE

                  2.1 Recapitalization. Prior to the Closing Date, the Company shall amend its Certificate of Incorporation to authorize the issuance of the three classes of the Common Stock (i.e., Class A Common Stock, Class B Common Stock and Class C Common Stock) each having the rights and preferences set forth in the Amendment to the Company's Certificate of Incorporation in substantially the form of Exhibit F attached hereto and as set forth in more detail in the chart in Part 2 of Schedule 2, and as necessary to effect the Transactions.

                  2.2 The Financing. On the Closing Date, assuming such facilities have been arranged, the Company shall consummate the Financing by entering into the Credit Facilities. The closing of the Credit Facilities is not a condition precedent to the closing of the Transactions, and if for any reason the Company is unable to borrow a sufficient amount of Loan Proceeds, but all of the other conditions precedent to the consummation of the Transactions have been satisfied, then the Investors shall be required to provide or otherwise arrange sufficient Financing Proceeds to consummate the Transactions.

                  2.3 The Redemption; Redemption Price. On the Closing Date, subject to the terms and conditions set forth herein, the Company shall consummate the Redemption by redeeming all of the Cerberonics Shares (i.e., the 495 shares of Class A Common, 297 shares of Class B Common and 8 shares of Class C Common) held by the Cerberonics Parties following the Recapitalization (see
Part 2 of Schedule 2). Subject to the terms of Sections 2.7, 2.8 and 2.11, which provisions require certain holdbacks and adjustments prior to the distribution of such price to Cerberonics, the Cerberonics Shares shall be redeemed at a price of $23,750 per share, for an aggregate gross redemption price of $19,000,000 (the "Redemption Price").

                  2.4 The Investment. On the Closing Date, contemporaneously with consummation of the Redemption and subject to the terms and conditions set forth herein, the Company and the Investors shall consummate the Investment by the Investors purchasing from the Company, and the Company issuing and selling to the Investors, 49.5 shares of Class A Common and .5 shares of Class C Common at a price of $20,000 per share, for an aggregate purchase price of $1,000,000 (the "Investment Price") (see Part 4 of Schedule 2).

                  2.5 The Stock Purchase. On the Closing Date, contemporaneously with the consummation of the Redemption and the Investment and subject to the terms and conditions set forth herein, the Investors and Manoogian shall consummate the Stock Purchase by Manoogian selling to the Investors, and the Investors purchasing from Manoogian, 247.5 shares of Class A Common and 2.5 shares of Class C Common (the "Manoogian Shares") (see Part 5 of Schedule 2). Subject to the terms of Sections 2.7, 2.8 and 2.11, which provisions require certain holdbacks and adjustments prior to the distribution of the stock purchase price to Manoogian, the Manoogian Shares shall be purchased at a price of $20,000 per share, for an aggregate gross purchase price of $5,000,000 (the "Stock Purchase Price").

                  2.6 Allocation Among the Investors. GTCR IV is the sole Investor as of the date that this Agreement is executed; provided, however, that on or before ten (10) days prior to the Closing Date, GTCR IV will present the Company and the Stockholders with an updated Schedule 1 (the "Schedule of Investors"), and each additional Investor shown thereon shall execute a counterpart of this Agreement on or prior to the Closing Date in accordance with
Section 10.15. Allocation as among the Investors of the Shares purchased by the Investors pursuant to the Investment and the Stock Purchase shall be as set forth on the Schedule of Investors, and the overall capitalization of the Company following the consummation of all of the Transactions, shall be as set forth in Part 6 of Schedule 2.

                  2.7 Escrow Arrangements.  Pursuant to the Escrow Agreement (in
substantially the form of Exhibit A) to be entered into among the Stockholders, the Company, the Investors and the Escrow Agent, the Stockholders shall cause to be delivered to the Escrow Agent at Closing $1,500,000, which amount shall be allocated as follows: (i) in respect of the Cerberonics Parties, $1,055,556 (19/27 x $1,500,000) shall be deducted from the Redemption Price; and (ii) in respect of Manoogian, (A) $277,778 (= 8/27 x $1,500,000 x 5/8) shall be deducted from the Stock Purchase Price, and (B) Manoogian will deliver to the Escrow Agent pursuant to the Escrow Agreement 8.33 shares of Class B Common Stock (=(8/27 x $1,500,000 x 3/8) / $20,000). (The cash portions of such escrowed amounts, together with interest accrued thereon and the Class B Common Stock escrowed by Manoogian shall be referred to as the "Escrow Sum.") The Escrow Sum shall be held pursuant to the terms of the Escrow Agreement for payment of amounts, if any, owing by the Stockholders to the Company or the Investors in accordance with Article VIII below. The Escrow Agreement shall provide for the proper allocation of claims made against the Escrow Sum by the Investors as among the Cerberonics Parties and Manoogian, as well as the priority as between the cash and stock portion of the Escrow Sum contributed by Manoogian. Where the indemnification obligations are mutual (as between the Cerberonics Parties and Manoogian), the proper allocation of responsibility under such provisions shall be 19/27ths, the Cerberonics Parties and 8/27ths, Manoogian. Where the indemnification obligations are separate (e.g., where Manoogian has an indemnification obligation under this Agreement, but the Cerberonics Parties do not), the

Investors or the Company shall proceed separately under the Escrow Agreement against the Stockholder(s) which has the obligation to indemnify the Investors or the Company . Where the indemnification is a result of a claim involving an economic loss to or of the Company, the relevant Escrow Sum shall be delivered to the Company, and where the claim involves a direct (as opposed to derivative) economic loss to the Investors, such funds shall be delivered to the Investors on a pro-rata basis. At the conclusion of the period ending on the 365th day after the Closing Date (such period being referred to herein as the "Escrow Period"), such portion of the Escrow Sum not theretofore claimed by or paid to the Company or the Investors, as the case may be, in accordance with the terms of the Escrow Agreement and this Agreement shall be disbursed to the Stockholders as provided in the Escrow Agreement. The Stockholders, the Company and the Investors agree that each will execute and deliver such instruments and documents as are reasonably furnished by any other party to enable such furnishing party to receive those portions of the Escrow Sum to which the furnishing party is entitled under the provisions of the Escrow Agreement and this Agreement.

                  2.8     Redemption Price and Stock Purchase Price Adjustments.

                           (a) Funded  Indebtedness  Adjustment.  The Redemption
Price shall be reduced by an amount equal to 19/27ths, and the Stock Purchase Price shall be reduced by an amount equal to 8/27ths, of the total amount of any Funded Indebtedness paid at the Closing to satisfy the Company's Funded Indebtedness as at the Closing Date; provided, however, that the term "Funded Indebtedness" shall not include borrowings of the Company under the Credit Facilities (if any), it being anticipated that the Financing Proceeds will be used at the Closing, in accordance with the terms of Section 7.1(e) hereof, to satisfy, discharge and refinance the Company's Funded Indebtedness (if any) existing as at the Closing Date.

                           (b) Working Capital Adjustment.  The Redemption Price
will be further reduced by an amount equal to 19/27ths, and the Stock Purchase Price shall be further reduced by an amount equal to 8/27ths, of the total amount, if any, by which the Working Capital as reflected on the Preliminary Closing Balance Sheet is less than that amount which is $50,000 less than the average of the working capital balances of the Company at the end of each of the six full calendar months prior to the month in which the Closing occurs, assuming for purposes of each such average, that the cash component of Working Capital shall be the actual cash for each such month or $800,000, whichever is the lesser amount.

                           (c)   Adjustment   if   Closing   Occurs   After  the
Transaction Date. In the event the Closing does not occur prior to a date which is 120 days after the date of this Agreement (the "Transaction Date"), and the Company's Cash Flow (as defined in Section 2.14) subsequent to the Transaction Date shall be retained by the Company pursuant to Section 2.14, then the Redemption Price and the Stock Purchase Price shall each be adjusted upward in accordance with the last sentence of this Section 2.8(c), on a dollar-for dollar basis, by the amount of interest earned on the Net Redemption Price and the Net Stock Purchase Price during the period commencing on the Transaction Date and ending on the Closing Date, calculated at the prime rate of interest per annum as at the Transaction Date publicly announced by The Chase Manhattan Bank. Any adjustment made under this Section 2.8(c) shall be allocated 19/27ths to the Redemption Price and 8/27ths to the Stock Purchase Price.

                           (d)  Allocation.  Any reduction to the Stock Purchase
Price pursuant to paragraphs (a) or (b) of this Section 2.8 shall be allocated pro-rata among the Investors.

                           2.9  Payment  of Net  Redemption  Price and Net Stock
Purchase Price to Stockholders. On the Closing Date, following the establishment of the escrow under Section 2.7 and the Redemption Price and Stock Purchase Price adjustments required under Section 2.8, the remaining Redemption Price (the "Net Redemption Price") shall be paid to Cerberonics and the remaining Stock Purchase Price (the "Net Stock Purchase Price") shall be paid to Manoogian. The Net Redemption Price and the Net Stock Purchase Price shall each be paid in cash by wire transfer of funds or by cashier's checks to the accounts of Cerberonics and Manoogian, as the same are specified in Schedule 2.9.

                  2.10 Closing Audit. Within ninety (90) days following the Closing Date, there shall be delivered to the Investors, the Company and the Stockholders an audit, prepared by Ernst & Young in accordance with generally accepted auditing standards (and consistent with the Company's audited financial statements for the 1994, 1995 and 1996 fiscal years), of the Preliminary Closing Balance Sheet of the Company at and as of the Closing Date. In connection with such audit, the Preliminary Closing Balance Sheet shall be adjusted in accordance with GAAP (as so audited and adjusted, the "Audited and Adjusted Closing Balance Sheet"). The cost of the Audited and Adjusted Closing Balance Sheet shall be paid by the Company. In the event that a Stockholder disputes any item(s) on the Audited and Adjusted Closing Balance Sheet within ten days after the Stockholders' receipt thereof, the disputing Stockholder or Stockholders shall select and retain an independent "Big Six" accounting firm (the "Independent Accountants") to review the disputed item(s) on the Audited and Adjusted Closing Balance Sheet. The final determination of such disputed item(s) by the Independent Accountants shall be reflected on the Audited and Adjusted Closing Balance Sheet. The cost of retaining the Independent Accountants shall be borne by the Stockholders; provided, however, that the Investors shall reimburse the Stockholders for 100% of the cost of the Independent Accountants in the event that such review results in an increase of more than $25,000 in the Company's Working Capital as reflected on the Audited and Adjusted Closing Balance Sheet prepared by Ernst & Young.

                  2.11 Post-Closing Redemption Price and Stock Purchase Price Adjustment. In the event that the Working Capital as reflected on the Audited and Adjusted Closing Balance Sheet is $50,000 less than the average of the working capital balances on the Company's monthly financial statements for the six full calendar months prior to the month in which the Closing occurs (assuming for the purposes of such average that the cash component of Working Capital shall be the actual cash for such period or $800,000, whichever is the lesser amount), then the Redemption Price and the Stock Purchase Price will each be adjusted downward in accordance with the last sentence of this Section 2.11, on a dollar-for-dollar basis, to reflect the lesser of (i) the decrease, if any, in the total Working Capital as reflected on the Audited and Adjusted Closing Balance Sheet from the amount of Working Capital reflected on the Preliminary Closing Balance Sheet or (ii) the amount, if added to the Working Capital reflected on the Audited and Adjusted Closing Balance Sheet, which would sum to that number which is $50,000 less than the average of the working capital balances on the Company's monthly financial statements for the six full calendar months prior to the month in which the Closing occurs. Conversely, the Redemption Price and the Stock Purchase Price will be adjusted upward in accordance with the last sentence of this Section 2.11, on a dollar-for dollar basis, to reflect the increase, if any, in the total Working Capital as reflected on the Audited and Adjusted Closing Balance Sheet from the amount of Working Capital reflected on the Preliminary Closing Balance Sheet; provided, however, that in no event shall such upward adjustment exceed the total amount of any adjustment to the Redemption Price and the Stock Purchase Price made pursuant to Section 2.8(b) above. The post-closing adjustment to the Redemption Price and the Stock Purchase Price, if any, shall be paid by the Stockholders to the Company or by the Company to the Stockholders, as the case may be, in immediately available funds within ten (10) days of delivery of the Audited and Adjusted Closing Balance Sheet. Any adjustment made under this Section 2.11 shall be allocated 19/27ths to the Redemption Price and 8/27ths to the Stock Purchase Price.

                  2.12 Example. An example of the foregoing Redemption Price and Stock Purchase Price adjustments, escrow arrangements and funding mechanics is attached hereto as Schedule 2.12.

                  2.13     Closing.

                           (a)  Deliveries.   In  the  event  that  all  of  the
conditions  to Closing (as defined in paragraph (b) below) set forth in Sections
7.1 and 7.2 have been satisfied or waived, the parties hereto shall deliver to the appropriate other parties all certificates, documents, exhibits, schedules and other instruments reasonably required to be delivered at Closing by the parties or their respective counsel pursuant to this Agreement, each of which shall be fully executed and completed, as appropriate, and (i) the Financing Proceeds shall be remitted in immediately available funds to the Company to be utilized to fund the Redemption, (ii) the Company shall remit or cause to be remitted to Cerberonics the Net Redemption Price, (iii) the Investors shall remit or cause to be remitted in immediately available funds to the Company the Investment Price for the purchase and sale of the Investment Shares, (iv) the Investors shall remit or cause to be remitted in immediately available funds to Manoogian the Net Stock Purchase Price for the purchase and sale of the Manoogian Shares, and (v) the Escrow Account shall be funded.

                           (b) Time and Place.  The closing (the  "Closing")  of
the Transactions shall occur at the offices of Arent Fox Kintner Plotkin & Kahn at 10:00 a.m., local time, on a date which is no later than one (1) business day after the Cerbco stockholders' meeting is convened to vote on the Redemption in accordance with Section 5.2, provided that as of said date all of the conditions to Closing set forth in Sections 7.1 and 7.2 have been satisfied by the responsible party or waived by the party benefitted thereby and thus entitled to waive the same (the "Closing Date"), or such other time as the Investors, the Company and the Stockholders may mutually agree.

                  2.14 Consequence of Delay in Closing. Notwithstanding anything to the contrary in this Agreement, in the event the Closing occurs after the Transaction Date, and such delay is not caused by an act or omission of the Investors, then the effective date of the Closing shall be the Transaction Date, such that the Preliminary Closing Balance Sheet shall be based on the Transaction Date and the Cash Flow (as defined below) of the Company subsequent to the Transaction Date shall be retained by the Company for the benefit of its stockholders (post-Closing). For purposes hereof, "Cash Flow" shall be defined as the Company's net income (after tax) plus non-cash expenses such as depreciation and amortization, less any increases in Working Capital and any capital expenditures.


                                   ARTICLE III
                  REPRESENTATIONS AND WARRANTIES OF THE COMPANY
                                AND STOCKHOLDERS

                  In making the representations and warranties set forth below, the term "material" shall be deemed to mean an amount of money greater than $50,000, the terms "material adverse change," "material adverse trend," "material adverse effect," or any other term of like import shall mean the occurrence of any single event, or any series of related events, or set of related circumstances, which proximately causes an actual, direct economic loss to the Company, taken as a whole, in excess of $50,000 per occurrence or $100,000 in the aggregate. The term "knowledge," as used in connection with any representation made by the Cerberonics Parties, shall (i) mean actual knowledge of the Eriksons, Cerberonics or Cerbco after reasonable investigation and (ii) be deemed to exist with respect to any matter for which a reserve was provided for in the Company's financial statements, regardless of whether the reserve is sufficient to cover any loss in respect of such matter. Subject to the foregoing, in connection with the Transactions, the Company and the Stockholders jointly and severally (except as set forth in Sections 3.29 and 3.30) represent and warrant to the Investors as set forth in this Article III:

                  3.1 Capitalization. Immediately prior to the Closing, the authorized capital stock of the Company is as described in Recital A above; provided, however, that as of the Closing Date and pursuant to Section 2.1 hereof, prior to the consummation of the Transactions, the Company will consummate the Recapitalization so as to have 10,000 shares of Class A Common, 10,000 shares of Class B Common and 100 shares of Class C Common authorized, of which 742.5, 445.5 and 12 shares, respectively, will be issued and outstanding. All of the outstanding shares of capital stock of the Company are duly authorized, validly issued, fully paid, and nonassessable. All of the outstanding shares of capital stock of the Company are owned of record and beneficially by the Stockholders, with Cerberonics owning two-thirds and Manoogian owning one-third of such shares, as set forth in Part 1 (pre-Recapitalization) and Part 2 (post-Recapitalization) of Schedule 2. None of the outstanding shares of capital stock of the Company was issued or will be transferred pursuant to the transactions contemplated by this Agreement in violation of any preemptive or preferential rights of any Person.

                  3.2 Issuance of the Investment Shares. The issuance, sale and delivery of the Investment Shares in accordance with this Agreement have been duly authorized by all necessary corporate action on the part of the Company, and the Investment Shares when so issued, sold and delivered against payment therefor in accordance with this Agreement will be duly and validly issued, fully paid and nonassessable. Except as provided in this Agreement, there are no statutory or contractual stockholders preemptive rights with respect to the issuance of the Investment Shares hereunder. Based in part on the investment representations of the Investors in Section 4.4, the Company has not violated any applicable federal or state securities laws in connection with the offer, sale or issuance of any of its capital stock, and the offer, sale and issuance of the Investment Shares hereunder do not require registration under the Securities Act or any applicable state securities laws.

                  3.3 Other Rights to Acquire Capital Stock. Except as set forth in this Agreement, there are no authorized or outstanding warrants, options, or rights of any kind to acquire from the Company any equity or debt securities of the Company, or securities convertible into or exchangeable for equity or debt securities of the Company, and there are no shares of capital stock of the Company reserved for issuance for any purpose nor any contracts, commitments, understandings or arrangements which require the Company to issue, sell or deliver any additional shares of its capital stock.

                  3.4 Due Organization. The Company is a corporation duly organized, validly existing, and in good standing under the laws of the state of Delaware and has full corporate power and authority to carry on the Business as now conducted and as proposed to be conducted through Closing. Complete and correct copies of the Certificate of Incorporation and Bylaws of the Company, and all amendments thereto, have been heretofore delivered to the Investors and are attached hereto as Schedule 3.4A. Set forth in Schedule 3.4B hereto is a list of each jurisdiction in which the Company is qualified to do business. The Company is qualified to do business in Maryland, Virginia, the District of Columbia and in each jurisdiction in which the nature of the Business or the ownership of its properties requires such qualification except where the failure to be so qualified does not and would not have a Material Adverse Effect.

                  3.5 No Subsidiaries. Except as set forth in Schedule 3.5, the Company does not directly or indirectly have any subsidiaries or any direct or indirect ownership interests in any Person.

                  3.6 Due Authorization. Subject to the approval of Cerbco's stockholders as contemplated by Section 5.2 hereof, the Company and each Stockholder has full power and authority to execute, deliver and perform this Agreement and to carry out the transactions contemplated hereby. The execution, delivery, and performance of this Agreement and the transactions contemplated hereby have been duly and validly authorized by all necessary corporate action of the Company and the Cerberonics Parties, including the approval by the Company's and, subject to the provisions of Section 5.2, by Cerbco's stockholders, all in accordance with applicable law. Subject to the approval of Cerbco's stockholders as contemplated by Section 5.2 hereof, this Agreement has been duly and validly executed and delivered by the Company and the Stockholders and constitutes the valid and binding obligations of each of the Company and the Stockholders, enforceable in accordance with its terms. The execution, delivery, and performance of this Agreement (as well as all other instruments, agreements, certificates, or other documents contemplated hereby) by the Company and the Stockholders, and the execution, delivery, and performance of the Escrow Agreement, do not (a) violate any Requirements of Laws or any Court Order of any Governmental Body applicable to the Company or the Stockholders, or any of their properties, (b) violate or conflict with, or permit the cancellation of, or constitute a default under, any agreement to which the Company or the Stockholders are a party, or by which they or any of their properties are bound,
(c) permit the acceleration of the maturity of any indebtedness of, or indebtedness secured by the property of, the Company or the Stockholders, or (d) violate or conflict with any provision of the Certificate of Incorporation or Bylaws of the Company or the Cerberonics Parties.

                  3.7 Financial Statements. The balance sheets of the Company, income statements, statements of retained earnings and cash flows of the Company as of and for the years ended June 30, 1994, June 30, 1995 and June 30, 1996, as audited by Deloitte & Touche the Company's outside accountants, have been delivered to the Investors by the Stockholders. In addition, it is anticipated that prior to the Closing, the Stockholders and the Company will provide the Investors with the unaudited profit and loss statements and balance sheets of the Company, as of and for the three months ended September 30, 1996, the six months ended December 31, 1996 and the nine months ended March 31, 1997 (collectively, the audited June 30, 1996 and the unaudited September 30, 1996, December 31, 1996 and March 31, 1997 financial statements shall be referred to herein as the "Financial Statements").

Except as disclosed on Schedule 3.7, the Financial Statements have been prepared in accordance with GAAP throughout the periods indicated and fairly present the financial position, results of operations and changes in cash flows of the Company as of the indicated dates and for the indicated periods, subject (in the case of the interim Financial Statements) to year end accruals made in the ordinary course of the Business which are not adversely material and which are consistent with past practices. Except to the extent reflected or provided for in the balance sheets included in the Financial Statements or as disclosed in
Schedule 3.7, the Company has no liabilities, nor any obligations (whether absolute, contingent, or otherwise) which are (individually or in the aggregate) material (in amount or to the conduct of the Business); and neither the Company nor the Stockholders have knowledge of any basis for the assertion of any such liability or obligation. Since December 31, 1996, there has been no Material Adverse Change.

                  3.8 Certain Actions. Since December 31, 1996, the Company has not, except as disclosed on Schedule 3.8A hereto: (a) discharged or satisfied any Encumbrance or paid any obligation or liability, absolute or contingent, other than current liabilities incurred and paid in the ordinary course of the Business; (b) paid or declared any dividends or distributions, or purchased, redeemed, acquired, or retired any stock or indebtedness from any stockholder; provided, however, that dividends or distributions of cash may be made subject to the minimum cash threshold closing condition contained in Section 7.1(d); (c) made or agreed to make any loans or advances or guaranteed or agreed to guarantee any loans or advances to any party whatsoever; (d) suffered or permitted any Encumbrance to arise or be granted or created against or upon any of its assets, real or personal, tangible or intangible; (e) cancelled, waived, or released or agreed to cancel, waive, or release any of its debts, rights, or claims against third parties in excess of $10,000 individually or $50,000 in the aggregate; (f) sold, assigned, pledged, mortgaged, or otherwise transferred, or suffered any damage, destruction, or loss (whether or not covered by insurance) to, any assets (except in the ordinary course of the Business); (g) amended its Certificate of Incorporation or Bylaws; (h) paid or made a commitment to pay any severance or termination payment to any employee or consultant other than commitments or payments in the ordinary course of business which do not, in the aggregate, exceed $25,000; (i) made any material change in its method of management or operation or method of accounting; (j) made any capital expenditures, including, without limitation, replacements of equipment in the ordinary course of the Business, or entered into commitments therefor, except for capital expenditures or commitments therefor which do not, in the aggregate, exceed $100,000; (k) made any investment or commitment therefor in any Person;
(l) made any payment or contracted for the payment of any bonus, gratuity, or other compensation, other than (A) wages, salaries and bonuses paid in the ordinary course of the Business, and (B) wage and salary adjustments made in the ordinary course of the Business for employees who are not officers, directors, or stockholders of the Company; (m) made, amended, or entered into any written employment contract or created or made any material change in any bonus, stock option, pension, retirement, profit sharing or other employee benefit plan or arrangement; (n) amended or experienced a termination of any material contract, agreement, lease, franchise or license to which the Company is a party, except in the ordinary course of the Business; or
(o) entered into any other material transactions except in the ordinary course of the Business. Since September 30, 1996, except as disclosed on Schedule 3.8B hereto, there has not been (a) any Material Adverse Change including, but not limited to, the loss of any material customers or suppliers of the Company, or in any material assets of the Company, (b) any extraordinary contracts, commitments, orders or rebates, (c) any strike, material slowdown, or demand for recognition by a labor organization by or with respect to any of the employees of the Company, or (d) any shutdown, material slow-down, or cessation of any material operations conducted by, or constituting part of, the Company, nor has the Company agreed to do any of the foregoing.

                  3.9 Properties. Attached hereto as Schedule 3.9 is a list containing a description of all interests in real property (including, without limitation, leasehold interests) and personal property utilized by the Company in the conduct of the Business having a book value in excess of $25,000 as of the date hereof. Except as expressly set forth on Schedule 3.9 (or in respect of the Company's accounts receivable or Inventory, on Schedule 3.20), such real and personal properties are free and clear of Encumbrances. The Investors have reviewed the results of a lien search covering all of the Company's real and personal property in the States of Virginia and Maryland and the District of Columbia. All of the properties and assets necessary in the Business as currently conducted (including, without limitation, all books, records, computers and computer software and data processing systems) are owned, leased or licensed by the Company and are suitable for the purposes for which they are currently being used. The material physical properties of the Company, including the real properties leased by the Company, are in good operating condition and repair, normal wear and tear excepted, and are free from any defects of a material nature. Except as otherwise set forth on Schedule 3.9, the Company has full and unrestricted legal and equitable title to all such properties and assets. The operation of the properties and Business of the Company in the manner in which they are now and have been operated does not violate any zoning ordinances, municipal regulations, or other Requirements of Laws, except for any such violations which would not, individually or in the aggregate, have a Material Adverse Effect. Except as set forth on Schedule 3.9, no covenants, easements, rights-of-way, or regulations of record impair the uses of the properties of the Company for the purposes for which they are now operated. All leases of real or personal property by the Company are legal, valid, binding, enforceable and in full force and effect and will remain legal, valid, binding, enforceable and in full force and effect on identical terms immediately following the Closing. The Company has obtained all required material approvals of any Governmental Body (including Governmental Permits) required to be obtained by the Company in connection with the operation thereof, and the facilities owned or leased by the Company have been operated and maintained by the Company in accordance with all Requirements of Laws.

                  3.10 Licenses and Permits. Attached hereto as Schedule 3.10 is a list of all material licenses, certificates, privileges, immunities, approvals, franchises, authorizations and permits held or applied for by the Company from any Governmental Body (herein collectively called "Governmental Permits") the absence of which could have a Material Adverse Effect. The Company has complied in all material respects with the terms and conditions of all such Governmental Permits, and no violation of any such Governmental Permit or the Requirements of Laws governing the issuance or continued validity thereof has occurred other than violations (if any) which would not individually or in the aggregate have a Material Adverse Effect. No additional Government Permit is required from any Governmental Body thereof in connection with the conduct of the Business which Governmental Permit, if not obtained, would have a Material Adverse Effect.

                  3.11 Intellectual Property. Attached hereto as Schedule 3.11 is a list and brief description of all patents, trademarks, tradenames, copyrights, licenses, computer software or data (other than general commercial software), trade secrets, or applications therefor owned by or registered in the name of the Company or in which the Company has any rights, licenses, or immunities (collectively, the "Intellectual Property"). The Company has furnished the Investors with copies of all license agreements to which the Company is a party, either as licensor or licensee, with respect to any Intellectual Property. Except as described on Schedule 3.11 hereto, the Company has good and marketable title to or the right to use such Intellectual

Property and all inventions, processes, designs, formulae, trade secrets and know-how necessary for the conduct of its Business, in its Business as presently conducted without the payment of any royalty or similar payment, and the Company is not infringing on any patent right, tradename, copyright or trademark right or other Intellectual Property right of others, and neither the Company nor the Stockholders are aware of any infringement by others of any such rights owned by the Company.

                  3.12 Compliance with Laws. The Company has (i) complied in all material respects with all Requirements of Laws, Governmental Permits and Court Orders applicable to the Business and has filed with the proper Governmental Bodies all statements and reports required by all Requirements of Laws, Governmental Permits and Court Orders to which the Company or any of its employees (because of their activities on behalf of the Company) are subject and
(ii) conducted the Business and is in compliance in all material respects with all federal, state and local energy, public utility, health, safety and environmental Requirements of Laws, Governmental Permits and Court Orders including the Clean Air Act, the Clean Water Act, RCRA, the Safe Drinking Water Act, CERCLA, OSHA, the Toxic Substances Control Act and any similar state, local or foreign laws (collectively "Environmental Obligations") and all other federal, state, local or foreign governmental and regulatory requirements, except, in the case of both (i) and (ii) above, where any such failure to comply would not, in the aggregate, have a Material Adverse Effect. No claim has been made by any Governmental Body (and, to the knowledge of the Company and the Stockholders, no such claim is anticipated) to the effect that the Business fails to comply, in any respect, with any Requirements of Laws, Governmental Permit or Environmental Obligation or that a Governmental Permit or Court Order is necessary in respect thereto.

                  3.13 Insurance. Attached hereto as Schedule 3.13 is a list of all policies of fire, liability, business interruption or other forms of insurance and all fidelity bonds held by or applicable to the Company, which Schedule sets forth in respect of each such policy the policy name, policy number, carrier, term, type of coverage, deductible amount or self-insured retention amount, limits of coverage and annual premium. Copies of all such insurance policies have been delivered to the Investors. No event relating to the Company has occurred which will result in (i) cancellation of any such insurance policies; (ii) a retroactive upward adjustment of premiums under any such insurance policies; or (iii) any prospective upward adjustment in such premiums. All of such insurance policies will remain in full force and effect following the Closing.

                  3.14     Employee Benefit Plans.

                           (a)  Employee   Welfare  Benefit  Plans.   Except  as
disclosed on Schedule 3.14, the Company does not maintain or contribute to any "employee welfare benefit plan" as such term is defined in Section 3(1) of ERISA. With respect to each such plan: (i) the plan is in material compliance with ERISA; (ii) the plan has been administered in accordance with its governing documents; (iii) neither the plan, nor any fiduciary with respect to the plan, has engaged in any "prohibited transaction" as defined in Section 406 of ERISA other than any transaction subject to a statutory or administrative exemption;
(iv) except for the processing of routine claims in the ordinary course of administration, there is no material litigation, arbitration or disputed claim outstanding; and (v) all premiums due on any insurance contract through which the plan is funded have been paid.

                           (b)  Employee   Pension  Benefit  Plans.   Except  as
disclosed in Schedule 3.14, the Company does not maintain or contribute to any arrangement that is or may be an "employee pension benefit plan" relating to employees, as such term is defined in Section 3(2) of ERISA. With respect to each such plan: (i) the plan is qualified under Section 401(a) of the Code, and any trust through which the plan is funded meets the requirements to be exempt from federal income tax under Section 501(a) of the Code; (ii) the plan is in material compliance with ERISA; (iii) the plan has been administered in accordance with its governing documents as modified by applicable law; (iv) the plan has not suffered an "accumulated funding deficiency" as defined in Section 412(a) of the Code; (v) the plan has not engaged in, nor has any fiduciary with respect to the plan engaged in, any "prohibited transaction" as defined in
Section 406 of ERISA or Section 4975 of the Code other than a transaction subject to statutory or administrative exemption; (vi) the plan has not been subject to a "reportable event" (as defined in Section 4043(b) of ERISA), the reporting of which has not been waived by regulation of the Pension Benefit Guaranty Corporation; (vii) no termination or partial termination of the plan has occurred within the meaning of Section 411(d)(3) of the Code; (viii) all contributions required to be made to the plan or under any applicable collective bargaining agreement have been made to or on behalf of the plan; (ix) there is no material litigation, arbitration or disputed claim outstanding; and (x) all applicable premiums due to the Pension Benefit Guaranty Corporation for plan termination insurance have been paid in full on a timely basis.

                           (c)   Employment  and  Non-Tax   Qualified   Deferred
Compensation Arrangements. Except as disclosed in Schedule 3.14, the Company does not maintain or contribute to any retirement or deferred or incentive compensation or stock purchase, stock grant or stock option arrangement entered into between the Company and any current or former officer, consultant, director or employee of the Company that is not intended to be a tax qualified arrangement under Section 401(a) of the Code.

                  3.15  Contracts and  Agreements.  Attached  hereto as Schedule
3.15  is a  list  and  brief  description  of all  written  or  oral  contracts, commitments, leases, and other agreements (including, without limitation, promissory notes, loan agreements, and other evidences of indebtedness, guarantees, agreements with distributors, suppliers, dealers, franchisors and customers, and service agreements) to which the Company is a party or by which the Company or its properties are bound pursuant to which the obligations thereunder of either party thereto are, or are contemplated as being, $50,000 or greater (collectively, the "Contracts"). The Company is not and, to the best knowledge of the Company and the Stockholders, no other party thereto is in default (and no event has occurred which, with the passage of time or the giving of notice, or both, would constitute a default) under any of the Contracts, and the Company has not waived any right under any of the Contracts. Subject to the foregoing, all of the Contracts to which the Company is a party are legal, valid, binding, enforceable and in full force and effect and will remain legal, valid, binding, enforceable and in full force and effect on identical terms immediately after the Closing. Except as set forth in Schedule 3.15, the Company has not guaranteed any obligations of any other Person.

                  3.16 Claims and Proceedings. Attached hereto as Schedule 3.16 is a list and brief description of all material claims, actions, suits, proceedings, or investigations pending (or, to the Company's knowledge, threatened against) or affecting the Company or any of its properties or assets, at law or in equity, or before or by any court, municipality or other Governmental Body. Except as set forth on Schedule 3.16, none of such claims, actions, suits, proceedings, or investigations will result in any material liability or loss to the Company. The Company has not been, and the Company is not now, subject to any Court Order, stipulation, or consent of or with any court or Governmental Body. No inquiry, action or proceeding has been asserted, threatened or instituted to restrain or prohibit the carrying out of the transactions contemplated by this Agreement or to challenge the validity of such transactions or any part thereof or seeking damages on account thereof. Except as set forth on Schedule 3.16, there is no basis for any such valid claim or action.

                  3.17     Taxes.

                           (a) All  Federal,  foreign,  state,  county and local
income, gross receipts, excise, property, franchise, license, sales, use, withholding, and other Taxes and all Tax Returns which are required to be filed by the Company on or before the date hereof have been filed within the time and in the manner provided by law, and all such Tax Returns are true and correct and accurately reflect the Tax liabilities of the Company. No Tax Returns of the Company or the Stockholders are presently subject to an extension of the time to file. Other than as described in the proviso which follows, all Taxes, assessments, penalties, and interest of the Company which have become due pursuant to such Tax Returns or any assessments received have been paid or adequately accrued on the Company's Financial Statements; provided, however, in respect of the gross receipts tax in Fairfax County, Virginia disclosed by the Company in Schedules 3.4(b) and 3.27, the Company will satisfy and discharge any such taxes prior to Closing. The provisions for Taxes reflected on the balance sheets contained in the Financial Statements are adequate to cover all of the Company's Tax liabilities for the respective periods then ended and all prior periods. The Company has not executed any presently effective waiver or extension of any statute of limitations against assessments and collection of Taxes, and there are no pending or threatened claims, assessments, notices, proposals to assess, deficiencies, or audits with respect to any such Taxes. For Governmental Bodies with respect to which the Company does not file Tax Returns, no such government body has claimed that any of the Company is or may be subject to taxation by that government body. The Company has withheld and paid all Taxes required to have been withheld and paid in connection with amounts paid or owing to any employee, stockholder, creditor, independent contractor or other party. There are no tax liens on any of the property or assets of the Company.

                           (b) Neither the Company nor any other corporation has
filed an election under section 341(f) of the Code that is applicable to the Company or any assets held by the Company. The Company has not made any payments, is not obligated to make any payments, and is not a party to any agreement that under certain circumstances could obligate it to make any payments that will not be deductible under Code Sec. 280G. The Company has not been a United States real property holding corporation within the meaning of Code Sec. 897(c)(2) during the applicable period specified in Code Sec. 897(c)(1)(A)(ii). The Company is not a party to any Tax allocation or sharing agreement. Since September 1992, the Company has not been (nor does the Company have any liability for unpaid Taxes because it once was) a member of an affiliated group during any part of which return year any corporation other than the Company also was a member of the affiliated group. The Company has never made an election to be taxed under subchapter S of the Code.

                           (c) No transaction  contemplated by this Agreement is
subject to withholding under Section 1445 of the Code and no stock transfer taxes, real estate transfer taxes or similar taxes will be imposed upon the issuance and sale of the Shares pursuant to this Agreement.

                  3.18 Personnel. Attached hereto as Schedule 3.18 is a list of the names and annual rates of compensation of the directors and executive officers of the Company, and of the employees of the Company whose annual rates of compensation during the fiscal year ended June 30, 1996 (including base salary, bonus and incentive pay) exceed (or by December 31, 1996 are expected to exceed) $75,000. Schedule 3.18 also summarizes the bonus, profit sharing, percentage compensation, company automobile, club membership, and other like benefits, if any, paid or payable to such directors, officers, and employees during the Company's fiscal year ended June 30, 1996 and to the date hereof.
Schedule 3.18 also contains a brief description of all material terms of employment agreements to which the Company is a party and all severance benefits which any director, officer or employee of the Company is or may be entitled to receive. The employee relations of the Company are good and there is no pending or threatened labor dispute or union organization campaign. None of the employees of the Company are represented by any labor union or organization. The Company is in compliance in all material respects with all Requirements of Laws respecting employment and employment practices, terms and conditions of employment, and wages and hours, and are not engaged in any unfair labor practices. Neither the Company nor the Stockholders has been advised, or has any reason to believe, that any of the persons whose names are set forth on Schedule
3.18 or any other employee will not agree to remain employed by the Company after the consummation of the transactions contemplated hereby. There is no unfair labor practice claim against the Company before the National Labor Relations Board, or any strike, dispute, slowdown, or stoppage pending or, to the knowledge of the Company and the Stockholders, threatened against or involving the Company, and none has occurred.

                  3.19 Business Relations. Neither the Company nor the Stockholders know or have any reason to believe that any supplier of the Company or customer comprising more than 5% of the Company's sales or service revenues will cease to do business with the Company after the consummation of the

Transactions in the same manner and at the same levels as previously conducted with the Company, except for any reductions which do not result in a Material Adverse Change. Neither the Company nor the Stockholders have received any notice of any material disruption (including delayed deliveries or allocations by suppliers) in the availability of any material portion of the materials used by the Company nor are the Company or the Stockholders aware of any facts which could lead it reasonably to believe that the Business will be subject to any such material disruption.

                  3.20     Accounts Receivable; Inventory.

                           (a) Accounts Receivable.  All of the accounts, notes,
and loans receivable that have been recorded on the books of the Company are bona fide and represent amounts validly due for goods sold or services rendered and all such amounts (net of normal reserves for doubtful accounts and valuation allowances recorded in accordance with GAAP) will be collected in full within 180 days following the Closing Date. Except as disclosed on Schedule 3.20 hereto, (i) all of such accounts, notes, and loans receivable are free and clear of any Encumbrances; (ii) none of such accounts, notes, or loans receivable is subject to any offsets or claims of offset; and (iii) none of the obligors of such accounts, notes, or loans receivable has given notice that it will or may refuse to pay the full amount or any portion thereof.

                           (b) Inventory.  Except as disclosed on Schedule 3.20,
all of the Company's Inventory (as defined below) are free and clear of any Encumbrances. For purposes of this Agreement, "Inventory" means all of the Company's photocopiers, facsimile equipment, automated office equipment, office furniture and related parts and supplies held for resale or lease or to be furnished under contracts for service.

                  3.21 Bank Accounts. Attached hereto as Schedule 3.21 is a list of all banks or other financial institutions with which the Company has an account or maintains a safe deposit box, showing the type and account number of each such account and safe deposit box and the names of the persons authorized as signatories thereon or to act or deal in connection therewith.

                  3.22 Agents. Except as set forth on Schedule 3.22 hereto, the Company has not designated or appointed any Person to act for it or on its behalf pursuant to any power of attorney or agency which is presently in effect.

                  3.23 Warranties. Except as set forth on Schedule 3.23 and except for warranty claims that are typical and in the ordinary course of the Business, (i) no claim for breach of product or service warranty to any customer has been made against the Company since June 30, 1996; and (ii) to the Company's knowledge, no state of facts exists, and no event has occurred, which may form the basis of any present claim against the Company for liability on account of any express or implied warranty to any third party in connection with products sold or services rendered by the Company.

                  3.24 Brokers. Neither the Company nor either Stockholder has engaged, or caused to be incurred any liability to any finder, broker, or sales agent in connection with the origin, negotiation, execution, delivery, or performance of this Agreement or the transactions contemplated hereby.

                  3.25 Interest in Competitors, Suppliers, Customers, Etc. Except as disclosed in Schedule 3.25 hereto, no officer, director, or Stockholder or any affiliate of any such officer, director, or Stockholder, has any ownership interest in any competitor, supplier, or customer of the Company (other than ownership of securities of a publicly-held corporation of which such Person owns, or has real or contingent rights to own, less than one percent of any class of outstanding securities) or any property used in the operation of the Business.

                  3.26 Indebtedness To and From Officers, Directors, Stockholders, and Employees. Attached hereto as Schedule 3.26 is a list and brief description of the payment terms of all indebtedness of the Company to officers, directors, Stockholders and employees of the Company and all indebtedness of officers, directors, Stockholders and employees of the Company to the Company, excluding indebtedness for travel advances or similar advances for expenses incurred on behalf of and in the ordinary course of the Business, consistent with past practices.

                  3.27 Undisclosed Liabilities.  Except as indicated in Schedule
3.27 and the other Schedules hereto, the Company does not have any material liabilities (whether absolute, accrued, contingent or otherwise), of a nature required by GAAP to be reflected on a corporate balance sheet or disclosed in the notes thereto, except such liabilities which are accrued or reserved against in the Financial Statements or disclosed in the notes thereto.

                  3.28 Information Furnished. The Company has made (or, prior to the Closing, will make) available to the Investors true and correct copies of all corporate records of the Company and all agreements, documents, and other items listed on the Schedules to this Agreement or referred to herein and except as disclosed in Schedule 3.28 hereto, neither this Agreement, the Schedules hereto, nor any information, instrument, or document delivered to the Investors pursuant to this Agreement contains any untrue statement of a material fact or omits any material fact necessary to make the statements herein or therein, as the case may be, not misleading.

                  3.29 No Liens on Shares. In respect of the sale of the Cerberonics Shares being redeemed pursuant to the Redemption and the Manoogian Shares being purchased pursuant to the Stock Purchase, respectively, each Stockholder represents and warrants individually in respect of their own Shares, and not jointly and severally, to the Company that the Cerberonics Parties own the Cerberonics Shares and Manoogian owns the Manoogian Shares, free and clear of any Encumbrances other than the rights and obligations arising under this Agreement, and none of such shares is subject to any outstanding option, warrant, call, or similar right of any other Person to acquire the same, and none of such shares is subject to any restriction on transfer thereof except for restrictions imposed by applicable federal and state securities laws. The Cerberonics Parties and Manoogian have full power and authority to convey good and marketable title to the Cerberonics Shares and the Manoogian Shares, respectively, free and clear of any Encumbrances.

                  3.30 Due Organization. In respect of the sale of the Cerberonics Shares pursuant to the Redemption, the Cerberonics Parties (but not Manoogian) represent and warrant to the Company that each of the Cerberonics Parties is a corporation duly organized, validly existing, and in good standing under the laws of the State of Delaware and has full corporate power and authority to carry on its business as now conducted and as proposed to be conducted through Closing.


                                   ARTICLE IV
                 REPRESENTATIONS AND WARRANTIES OF THE INVESTORS

                  Each of the Investors represents and warrants jointly and severally to the Company and the Stockholders as follows:

                  4.1 Due Organization of GTCR IV. GTCR IV represents and warrants that it is a Delaware limited partnership duly organized, validly existing, and in good standing under the laws of the State of Delaware and has full power and authority to enter into and perform this Agreement.

                  4.2 Due Authorization. The execution, delivery and performance of this Agreement has been duly authorized by all necessary individual, partnership or corporate action on the part of each Person comprising the Investors, as appropriate, and the Agreement has been duly and validly executed and delivered by each of the Investors and constitutes the valid and binding obligation of each of the Investors, enforceable in accordance with its terms. The execution, delivery, and performance of this Agreement and the Escrow Agreement (as well as all other instruments, agreements, certificates or other documents contemplated hereby) by the Investors shall not (a) violate any Requirements of Laws or Court Order of any Governmental Body applicable to any Investor or its or his respective property, (b) violate or conflict with, or permit the cancellation of, or constitute a default under any agreement to which any Investor is a party or by which any Investor or its or his respective property is bound, (c) permit the acceleration of the maturity of any indebtedness of, or any indebtedness secured by the property of, any Investor, or (d) violate or conflict with any provision of the Certificate of Limited Partnership of GTCR IV or the charter or bylaws of any other Investor which is a corporation or a partnership (as applicable).

                  4.3 No Brokers. None of the Investors has engaged, or caused to be incurred any liability to any finder, broker or sales agent in connection with the origin, negotiation, execution, delivery, or performance of this Agreement or the transactions contemplated hereby.

                  4.4 Investment. Each Investor hereby represents that they are acquiring the Shares purchased hereunder or acquired pursuant hereto for their own account with the present intention of holding such securities for purposes of investment, that each of them is an Accredited Investors as that term is defined in Rule 501 under the Securities Act and that each of them has no intention of selling such securities in a public distribution in violation of the federal securities laws or any applicable state securities laws; provided that nothing contained herein will prevent the Investors and subsequent holders of Restricted Securities from transferring such securities in compliance with the provisions of Section 6.2 hereof.

                  4.5 No Undisclosed Agreement. Other than as described in the Exhibits hereto, there are no undisclosed agreements between the Investors, or any one of them, or any Affiliate of any of them (including, without limitation, Global Imaging Systems, Inc.), on the one hand, and the Company and/or either of the Stockholders or the Eriksons, on the other hand.


                                    ARTICLE V
                  COVENANTS OF THE COMPANY AND THE STOCKHOLDERS

                  5.1 Conduct of Business Pending Closing. From the date of this Agreement to the Closing Date:

                           (a)   Negative   Covenants.   Except   as   otherwise
contemplated by this Agreement, or as the Investors may otherwise consent to orally or in writing, the Company will not and the Stockholders shall cause the Company not to engage in any material activity or enter into any material transaction outside of the ordinary and usual course of the Business. Without limiting the generality of the foregoing, except as contemplated by this Agreement, the Company will not and the Stockholders shall cause the Company not to: (i) declare, set aside, or pay any dividend or other distribution in respect of its capital stock, or make any redemption, purchase or other acquisition of any shares of its capital stock; provided, however, that dividends or distributions of cash may be made subject to the closing condition contained in
Section 7.1(d); (ii) issue or sell any shares of its capital stock or any options, warrants or other rights to purchase any such shares or any securities convertible into or exchangeable for such shares or any other securities of the Company or take any action to reclassify or recapitalize or split up its capital stock; (iii) merge with any other company, consolidate or sell or consent to the sale of any of the material assets of the Company; (iv) outside of the ordinary course of the Business (A) change or increase compensation payable, or to become payable by the Company to its officers or employees, (B) increase benefits or benefit plan costs, or (C) except for the acceleration of the payment of the Company's "return on equity" bonus arrangement with Manoogian and the Eriksons in respect of the Company's fiscal year ended June 30, 1997 (which will be paid (on a pro-rated basis for the partial year in the event the Closing Date is before June 30, 1997) prior to the Closing Date as opposed to October 1997 as would have been the case under normal circumstances), change any bonus, insurance, pension, compensation or other benefit plan or arrangement made for or with or covering any officers or employees of the Company; (v) waive any rights of substantial value which, singly or in the aggregate, are material to the Business; (vi) change the Certificate of Incorporation or Bylaws of the Company;
(vii) borrow or agree to borrow any funds other than through existing credit relationships; (viii) pledge or mortgage or agree to pledge or mortgage any of the properties or assets of the Company; (ix) guarantee or agree to guarantee the obligations of any Person; (x) make or commit to make any capital expenditures in excess of $25,000 individually, and $100,000 in the aggregate;
(xi) make any loans to any of the Company's officers, directors and stockholders (except for ordinary course of business advances for out-of-pocket expenses incurred in the performance of the Business); or (xii) dispose of or acquire any material assets outside of the ordinary course of the Business, or agree to do any of the foregoing.

                           (b) Conduct of  Business.  The  Company  will and the
Stockholders shall cause the Company to continue to record its transactions and to prepare its financial statements consistently and in accordance with GAAP, consistent with past practice. The Company will and the Stockholders shall cause the Company to preserve substantially intact its business organization and present relationships with its customers, suppliers and employees and to maintain all of its insurance currently in effect.

                           (c) Nature of Breach.  The Company  shall give prompt
notice to the Investors of any notice of material default received by the Company subsequent to the date of this Agreement under any material instrument or agreement, or any Material Adverse Change occurring prior to the Closing Date.

                           (d)      No Solicitation.

                                    (i)  Immediately  following the execution of
                  this Agreement, the Company and the Stockholders will and will use their best efforts to cause each of their representatives (including such parties' employees, counsel, investment bank, accountants, and similar consultants and representatives) ("Representatives") to terminate any and all existing activities, discussions and negotiations with third parties (other than Investors) with respect to any possible transaction involving the acquisition of the Company's capital stock or assets or the merger or other business combination of the Company with or into any such third party.

                                    (ii) The Company and the  Stockholders  will
                  not (and will use their best efforts to cause their Representatives not to) solicit, initiate or knowingly encourage the submission of, any offer or proposal to acquire all or any part of the capital stock of the Company or all or any material portion of the assets or business of the Company (other than the transactions contemplated by this Agreement), whether by merger, purchase of stock or assets, tender offer, exchange offer or otherwise (an "Alternative Proposal"), provided, however, that, if the Company, the Stockholders or any of their Representatives shall receive an Alternative Proposal, then such Representatives may discuss such
                  Alternative Proposal with the Person presenting such Alternative Proposal and provide information to such Person if the board of directors of Cerbco determines in good faith, after considering the advice of its legal counsel, that it is required to do so in order to discharge properly its fiduciary duty to Cerbco's stockholders.

                                    (iii) The Company and the Stockholders  will
                  promptly communicate to the Investors the terms and conditions of any Alternative Proposal that they may receive and will keep the Investors informed as to the status of any actions (including any discussions with any potential third party acquiror in the form of proposals or counter-proposals) taken pursuant to such Alternative Proposal.

                                    (iv) If the Company or the  Stockholders  or
                  any of their Representatives receive an Alternative Proposal and the board of directors of Cerbco determines in good faith, after considering the advice of its legal counsel, that it is required to do so in order to discharge properly its fiduciary duty to Cerbco's stockholders, then such Representatives may negotiate the terms of such Alternative Proposal and a binding definitive agreement with such Person with respect thereto (an "Alternative Transaction").

                                    (v)  Nothing in this  Section  5.1(d)  shall
                  permit the Company or the Stockholders to terminate this Agreement except as specifically provided in Section 9.1 or 9.3.

                           (e) Access to  Information.  The  Stockholders  shall
cause the Company to afford the Investors access, during normal business hours and upon reasonable notice, to all of the assets, properties, books, records, and agreements of the Company, and shall furnish to the Investors and their representatives such information regarding the Company as the Investors may reasonably request; provided, however, that any such investigation shall be conducted in such a manner as not to interfere unreasonably with the operation of the Business.

                           (f) Transfers or Restrictions. The Stockholders shall
not sell, transfer, pledge or grant a security interest in, or otherwise dispose of or encumber, any of the outstanding shares of the capital stock of the Company without the consent of the Investors.

                  5.2 Cerbco Stockholders Meeting. Cerbco shall take all action necessary in accordance with applicable law and its certificate of incorporation and by-laws to convene a meeting of its stockholders as promptly as practicable after the date hereof for the purpose of voting on the proposed Redemption (the "Redemption Proposal"). The board of directors of Cerbco shall recommend approval of the Redemption Proposal and shall take all lawful action to solicit such approval, including the timely mailing of a Proxy Statement to the stockholders of Cerbco, which shall have been reviewed by the Investors. It is acknowledged and agreed by the Investors that the Cerbco board of directors intends to seek, and condition the consummation of the Redemption on, the separate approval of the Redemption Proposal by a majority of the votes cast by the non-Erikson stockholders of Cerbco, and that any such majority vote of the votes cast by the non-Erikson stockholders, coupled with the votes of the Eriksons as provided in the Erikson Voting Agreement, shall be sufficient to approve the Redemption in accordance with Delaware law and Cerbco's corporate charter documents. Notwithstanding the above, however, it shall be a condition to the mailing of such Proxy Statement that Cerbco shall have received an opinion from a qualified, independent firm of investment bankers or financial advisors selected by Cerbco (which opinion shall be acceptable in form and substance to Cerbco) to the effect that the consideration to be received in the Redemption by Cerberonics is fair to Cerbco from a financial point of view, and such opinion shall not have been withdrawn, revoked or modified; provided, however, that the compensation arrangements with such investment bank shall (i) not be contingent on the successful consummation of the Redemption, and (ii) provide that such bank shall be ineligible to receive compensation in connection with the consummation of any Alternative Transaction consummated prior to the expiration of 18 months following the termination of this Agreement under
Article IX.

                  5.3 Consents of Others. Prior to the Closing, the Stockholders shall use their commercially reasonable best efforts to obtain and to cause the Company to obtain all authorizations, consents and permits required of the Company or the Stockholders to permit them to consummate the Transactions, including without limitation any consents required under the Canon License Agreement described on Schedule 3.11 or under any of the Company's leases.

                  5.4 Stockholders' Efforts. The Company and the Stockholders shall use all reasonable efforts to cause all conditions for the Closing to be met.

                  5.5 Powers of Attorney. The Stockholders shall cause the Company to terminate at or prior to Closing all powers of attorney granted by the Company, other than those relating to service of process, qualification or pursuant to governmental regulatory or licensing agreements, or representation before the IRS or other government agencies.

                  5.6 Transfer Taxes. The Stockholders shall be responsible for and shall pay all stock transfer or gains taxes (if any) incurred in connection with the Redemption (in the case of the Cerberonics Parties) or the Stock Purchase (in the case of Manoogian).

                  5.7 Notice of Developments; Update of Disclosure Schedules. The Company and the Stockholders will give prompt written notice to the Investors of any material development affecting the assets, liabilities, Business, financial condition, operations or results of operations of the Company and each party hereto will give prompt written notice to the others of any material development affecting the ability of any of such parties to consummate the Transactions. The Company and the Stockholders shall have the right, for a period from the date of this Agreement to that date which is not later than fifteen (15) business days prior to the Closing Date, to update any of the disclosure schedules provided under Article III; provided, however, that if such updated schedules reveal a change that is material (defined as in the preamble to Article III), the Investors shall notify the Company and the Stockholders within three (3) business days of receipt of such updated schedule that the same contains such a material change. If after a period of ten (10) business days from the receipt of the Investors' notice, the parties are unable to reach an agreement regarding an appropriate adjustment to the Purchase Price or other amendment to this Agreement that adequately compensates the Investors for the adverse impact of such material change, then the Investors may, at their option, either (i) terminate this Agreement without liability for the break-up fee set forth in the first sentence of Section 9.3, or (ii) waive the right to claim that such matter constitutes a breach of the representations and warranties of this Agreement under Section 7.1(b) or Article VIII.


                                   ARTICLE VI
                             POST-CLOSING COVENANTS

                  6.1 General. In case at any time after the Closing any further action is legally necessary or reasonably desirable to carry out the purposes of this Agreement, each of the parties will take such further action (including the execution and delivery of such further instruments and documents) as any other party reasonably may request, all at the sole cost and expense of the requesting party (unless the requesting party is entitled to indemnification therefor under Article VIII below). Each Stockholder acknowledges and agrees that from and after the Closing the Company will be entitled to possession of all documents, books, records, agreements, and financial data of any sort relating to the Company, which shall be maintained at the chief executive office of the Company; provided, however, that the Stockholders shall be entitled to reasonable access to and to make copies of such books and records at its sole cost and expense and the Company will maintain the books, records and material financial data relating to the Company for a period of at least three (3) years.

                  6.2 Litigation Support. In the event and for so long as any party actively is contesting or defending against any charge, complaint, action, suit, proceeding, hearing, investigation, claim, or demand in connection with
(i) any transaction contemplated under this Agreement or (ii) any fact, situation, circumstance, status, condition, activity, practice, plan, occurrence, event, incident, action, failure to act, or transaction on or prior to the Closing Date involving the Company, each of the other parties will cooperate with it and its counsel in the contest or defense, make available their personnel, and provide such testimony and access to their books and records as shall be reasonably necessary in connection with the contest or defense, all at the sole cost and expense of the contesting or defending party (unless the contesting or defending party is entitled to indemnification therefor under Article VIII below).

                  6.3 Transition. For a period of three (3) years following Closing, the Stockholders will not take any action that primarily is designed or intended to have the effect of discouraging any lessor, licensor, customer, supplier, or other business associate of the Company from maintaining the same business relations with the Company after the Closing as it maintained with the Company prior to the Closing. For a period of three (3) years following Closing, the Stockholders will refer all customer inquiries relating to the Business to the Company. In respect of Manoogian's commitment pursuant to the foregoing, it is acknowledged that his agreement thereto is in consideration of his receipt of the Stock Purchase Price and is independent of any similar agreement pursuant to the terms of the Manoogian Executive Agreement.

                  6.4 Confidentiality. The Stockholders will treat and hold as such all Confidential Information, refrain from using any of the Confidential Information except in connection with this Agreement for a period of three (3) years from the Closing, and deliver promptly to the Company or destroy, at the request and option of the Company, all tangible embodiments (and all copies) of the Confidential Information which are in its possession except as otherwise permitted herein. In the event that any of the Stockholders is requested or required (by oral question or request for information or documents in any legal proceeding, interrogatory, subpoena, civil investigative demand, or similar process) to disclose any Confidential Information, such Stockholder will notify the Company promptly of the request or requirement.


                                   ARTICLE VII
            CONDITIONS TO OBLIGATION OF PARTIES TO CONSUMMATE CLOSING

                  7.1 Conditions to the Investors' Obligations. The obligation of the Investors under this Agreement to consummate the Closing is subject to the conditions that:

                           (a)  Satisfaction  with Due Diligence.  The Investors
shall have the right to  conduct  their due  diligence  on the  Company  and the
Business, and it is a condition precedent to the consummation of the Transactions that the Investors shall be satisfied in all material respects with their due diligence investigation of the Company; provided, however, that although the Investors may continue their due diligence investigation up through the Closing Date, in order for the Investors to terminate this Agreement due to the results of such investigation without liability for the $1,000,000 break-up fee set forth in the first sentence of Section 9.3, the Investors must notify the Company and the Stockholders on or before the 60th day from the date of this Agreement that it has found a material adverse matter or problem in the course of such investigation such that the reasonably demonstrable impact on the Purchase Price (whether as a result of an individual adverse matter or problem or in the aggregate for all such adverse matters or problems) (the "Impact") is in excess of $100,000. Failure by the Investors to provide such notice within such 60-day period shall constitute a waiver by the Investors of this condition precedent. Any such notice shall contain a reasonably detailed description of such matter or problem and the Company and the Stockholders shall have 15 days to either (i) resolve the matter or cure the problem to the Investors' reasonable satisfaction, or (ii) after good faith negotiations by all parties, reach an agreement with the Investors regarding an appropriate adjustment to the Purchase Price or other amendment to this Agreement that adequately compensates the Investors for the adverse impact of such matter or problem. For the purposes of the previous sentence, reducing the Purchase Price by an amount equal to the Impact shall be deemed reasonable. Failure of either (i) or (ii) to occur within such 15-day period may, at the option of the Investors, result in a termination of this Agreement by the Investors (again, without liability for any break-up fee under Section 9.3). If no such notice is delivered by the Investors on or before the 60th day from the date of this Agreement, and the Investors terminate this Agreement as a result of their due diligence investigation, then provided that neither Section 9.1(c) or any of the other termination triggers under Section 9.1 are applicable, the Investors shall owe the break-up fee required by the first sentence of Section 9.3.

                           (b) Covenants,  Representations  and Warranties.  The
Company and the Stockholders shall have performed in all material respects all obligations and agreements and complied in all material respects with all covenants contained in this Agreement to be performed and complied with by any of them prior to or at the Closing Date. The representations and warranties of the Company and the Stockholders set forth in this Agreement shall be accurate in all material respects at and as of the Closing Date with the same force and effect as though made on and as of the Closing Date except for any changes resulting from activities or transactions which may have taken place after the date hereof and which are permitted or contemplated by this Agreement or which have been entered into in the ordinary course of business and except to the extent that such representations and warranties are expressly made as of another specified date and, as to such representation, the same shall be true as of such specified date.

                           (c) Hart-Scott-Rodino;  Other Consents. All statutory
requirements for the valid consummation by the Company and the Stockholders of the transactions contemplated by this Agreement, including without limitation the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (if applicable), shall have been fulfilled and all authorizations, consents and approvals, including without limitation those of all federal, state, local and foreign governmental agencies and regulatory authorities required to be obtained in order to permit the consummation of the transactions contemplated hereby shall have been obtained in form and substance reasonably satisfactory to the Investors unless such failure shall not have a Material Adverse Effect. In addition, the Company shall have obtained a consent from Canon under the License Agreement described on Schedule 3.11, if same is required under the terms thereof as a result of the Transactions. Finally, the Boards of Directors, Cerbco, Cerberonics and the Company shall have approved the consummation of this Agreement and the transactions contemplated hereby.

                           (d) Cash on Balance  Sheet.  The  Company's  cash and
cash equivalents immediately prior to Closing shall on a consolidated basis be not less than $800,000, if the Closing Date occurs prior to the Transaction Date. If the Closing Date is subsequent to the Transaction Date, then in accordance with Section 2.14, the Company's cash and cash equivalents shall be not less than $800,000 as of the Transaction Date plus the cash component of the Company's net income on the Closing Date.

                           (e) Discharge of Indebtedness and  Encumbrances.  The
Stockholders and the Company shall have provided for the payment in full of all Funded Indebtedness of the Company and all extended credit from vendors at the Closing. Such Funded Indebtedness as of December 31, 1996 is listed on Schedule 7.1(e) hereto. The Stockholders shall have also caused the Company to have terminated or provided for the termination of all Encumbrances of record on the properties of the Company.

                           (f)  Material  Adverse  Change.  There  has  been  no
Material Adverse Change.

                           (g)  Recapitalization  Documents.  The Company  shall
have amended its Certificate of Incorporation to authorize the issuance of three classes of common stock in accordance with Exhibit F attached hereto, and the Stockholders shall have received their proportionate shares of Class A Common, Class B Common and Class C Common in exchange for their old shares of the Company's common stock, all as set forth in Section 2.1 and Part 2 of Schedule 2.

                           (h) Erikson Voting Agreement. The Eriksons shall have
complied in all material respects with all covenants contained in the Erikson Voting Agreement to be complied with by them prior to or at the Closing Date.

                           (i)  Cerbco  and  Cerberonics  Stockholder  Approval.
Pursuant to applicable law and subject to the provisions of Section 5.2, a majority vote approving the sale of the Cerberonics Shares pursuant to the Redemption shall have been obtained from (i) the non-Erikson stockholders voting as a group and (ii) the Eriksons. In addition, Cerbco, as the sole stockholder of Cerberonics, shall have approved the sale of the Cerberonics Shares pursuant to the Redemption.

                           (j) Deliveries by the  Stockholders  and the Company.
The  following  shall be  delivered at the Closing by the  Stockholders  and the
Company:

                                    (i) Opinion of  Stockholders'  Counsel.  The
                  Investors shall have received favorable opinions of McGuire, Woods, Battle & Boothe, Arent Fox Kintner Plotkin & Kahn, and Reichelt, Nussbaum, LaPlaca & Miller, counsel to Cerbco, Manoogian and the Company, respectively, dated the Closing Date, in form and substance mutually satisfactory to the parties, such terms of opinions in substantially the forms to be attached hereto prior to the Closing Date as Exhibits C-1, C-2 and C-3.

                                    (ii) Certificates.  The Investors shall have
                  received an officer's certificate and a secretary's certificate of each of the Company, Cerbco and Cerberonics executed by officers of each, dated the Closing Date, in form and substance mutually satisfactory to the parties, such forms of certificates to be in substantially the forms attached hereto as Exhibits D-1, D-2 and D-3.

                                    (iii)Escrow Agreement.  The Stockholders and
                  the Company shall have delivered to the Investors at the Closing the duly executed Escrow Agreement in the form of Exhibit A hereto required pursuant to Section 2.7 hereof.

                                    (iv)  Resignation of Directors.  The Company
                  shall have received the properly documented resignations of incumbent directors of the Company other than Manoogian.

                                    (v)  Release.  The  Stockholders  shall have
                  delivered to the Company a general release of liabilities in the form of Exhibit H-1 attached hereto. In addition, the Stockholders shall have delivered general releases of liabilities to each other substantially in the form of Exhibits H-2 and H-3 attached hereto.

                                    (vi) Stock  Certificates.  The Company shall
                  have issued and delivered the Investment Shares to the Investors (allocated as per Schedule 1, as updated prior to the Closing), Manoogian shall have delivered the Manoogian Shares to the Investors accompanied by duly executed stock powers, together with any stock transfer stamps or receipts for any transfer taxes required to be paid thereon as a result of the Stock Purchase, and Cerberonics shall have delivered the Cerberonics Shares to the Company accompanied by duly executed stock powers, together with any stock transfer stamps or receipts for any transfer taxes required to be paid thereon as a result of the Redemption.

                           (k)  Ancillary  Documents.  The  Ancillary  Documents
shall have been executed and delivered by the respective parties thereto.

                  7.2   Conditions  to  the  Company's  and  the   Stockholders'
Obligations. The obligations of the Company and the Stockholders under this Agreement to consummate the Closing is subject to the conditions that:

                           (a) Covenants,  Representations  and Warranties.  The
Investors shall have performed in all material respects all obligations and agreements and complied in all material respects with all covenants contained in this Agreement to be performed and complied with by the Investors prior to or at the Closing and the representations and warranties of the Investors set forth in
Article IV hereof shall be accurate in all material respects, at and as of the Closing Date, with the same force and effect as though made on and as of the Closing Date except for any changes resulting from activities or transactions which may have taken place after the date hereof and which are permitted or contemplated by the Agreement or which have been entered into in the ordinary course of the Business and except to the extent that such representations and warranties are expressly made as of another specified date and, as to such representations, the same shall be true as of such specified date.

                           (b)  Consents.  All  statutory  requirements  for the
valid consummation by the Investors of the transactions contemplated by this Agreement including without limitation the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (if applicable), shall have been fulfilled and all authorizations, consents and approvals, including those of all federal, state, local and foreign governmental agencies and regulatory authorities required to be obtained in order to permit the consummation by the Investors of the transactions contemplated hereby shall have been obtained unless such failure shall not have a Material Adverse Effect. The Investors shall have used their reasonable best efforts to have obtained the release of the Stockholders from all personal guarantees with respect to the Company, if any.

                           (c) Deliveries by the Investors.  The following shall
be delivered at the Closing by the Investors:

                                    (i) Opinion of the Investors'  Counsel.  The
                  Stockholders shall have received from Davis, Graham & Stubbs LLP, counsel to the Investors, a favorable opinion, dated the Closing Date, in form and substance mutually satisfactory to the parties, such form of opinion to be attached hereto prior to the Closing Date as Exhibit E.

                                    (ii) Escrow  Agreement.  The Investors shall
                  have delivered to the Stockholders and the Company at the Closing the duly executed Escrow Agreement in the form of Exhibit A hereto required pursuant to Section 2.7 hereof.

                                    (iii)  Purchase  Price for GTCR Shares.  The
                  Company shall have received from GTCR IV the Investment Proceeds.

                                    (iv)    Ancillary Documents.  The Investors
                  shall have executed and delivered the Ancillary Documents.

                           (d) Deliveries in Connection With the Redemption. All
conditions precedent to the Redemption shall have been met and the Redemption by the Company of the Cerberonics Shares shall have been consummated and Cerbco shall have received the Net Redemption Price.

                           (e) Deliveries in Connection With the Stock Purchase.
All conditions precedent to the Stock Purchase shall have been met and the purchase of Investor Shares by the Investors shall have been consummated and Manoogian shall have received the Net Stock Purchase Price.


                                  ARTICLE VIII
                                 INDEMNIFICATION

                  Notwithstanding anything to the contrary in this Agreement, the Investors, the Company and the Stockholders shall have no claim of entitlement for reimbursement of losses or damages in any way related to the Transactions under this Agreement except as provided in this Article VIII.

                  8.1 Indemnification by the Stockholders. The Stockholders agree to, individually and not jointly and severally, indemnify and hold harmless the Investors or the Company (post-Closing) and each officer, director, and affiliate of any Investor or the Company (post-Closing) (collectively, the "Indemnified Parties") from and against any and all damages, losses, claims, liabilities, demands, charges, suits, penalties, costs and expenses (including court costs and reasonable attorneys' fees and expenses incurred in investigating and preparing for any litigation or proceeding) (collectively, the "Indemnifiable Costs"), which any of the Indemnified Parties may sustain, or to which any of the Indemnified Parties may be subjected, arising out of (A) any misrepresentation, breach or default by the Stockholders or the Company (pre-Closing) of or under any of the covenants, agreements or other provisions of this Agreement or any agreement or document executed in connection herewith;
(B) the assertion and final determination of any claim or liability against any of the Indemnified Parties by any Person based upon the facts which form the alleged basis for any litigation to the extent it should have been, but was not, reserved for in the Financial Statements in accordance with GAAP; and (C) the Company's (pre-Closing) or a Stockholder's tortious acts or omissions to act prior to Closing for which the Company did not carry liability insurance, whether or not such acts or omissions to act result in a breach or violation of any representation or warranty. Determination of whether the Company, on the one hand, or the Investors, on the other hand, is entitled to indemnification hereunder shall be made by such parties in light of the economic impact or loss caused by the matter which is the subject of the claim of indemnification. By way of example, a claim of indemnification for breaches of the representation made in Section 3.17 (Taxes) would impact the Company so that the Company would be entitled to indemnification. A claim of indemnification based on a breach of
Section 3.29 (No Liens on Shares) would affect the Investors' investment in the Company directly (as opposed to derivatively), so that the Investors would be entitled to indemnification.

                  8.2  Defense  of  Claims.  If any  legal  proceeding  shall be instituted, or any claim or demand made, against any Indemnified Party in respect of which the Stockholders may be liable hereunder, such Indemnified Party shall give prompt written notice thereof to the Stockholders and, except as otherwise provided in Section 8.4 below, the Stockholders shall have the right to defend, or cause the Company or its successors to defend, any litigation, action, suit, demand, or claim for which they may seek indemnification unless, in the reasonable judgment of the Investors, such litigation, action, suit, demand, or claim, or the resolution thereof, would have an ongoing effect on the Investors, the Company or its successors, and such Indemnified Party shall extend reasonable cooperation in connection with such defense, which shall be at the Stockholders' expense. In the event the Stockholders fail to defend the same within a reasonable length of time, the Indemnified Parties and/or the Company (as appropriate) shall be entitled to assume the defense thereof, and the Stockholders shall be liable to repay the Indemnified Parties and/or the Company (as appropriate) for all expenses reasonably incurred in connection with said defense (including reasonable attorneys' fees and settlement payments) if it is determined that such request for indemnification was proper. If the Stockholders shall not have the right to assume the defense of any litigation, action, suit, demand, or claim in accordance with either of the two preceding sentences, the Indemnified Parties shall have the right to control the defense of and to settle, with the consent of the Stockholders, which consent shall not be unreasonably withheld, such litigation, action, suit, demand, or claim, but the Stockholders shall be entitled, at their own expense, to participate in such litigation, action, suit, demand, or claim.

                  8.3 Escrow Claim. If any claim for indemnification is made by an Indemnified Party pursuant to this Article VIII prior to the expiration of the Escrow Period, such Indemnified Party may apply to the Escrow Agent provided in Section 2.7 of this Agreement for reimbursement of such claim in accordance with the provisions of the Escrow Agreement.

                  8.4 Tax Audits, Etc. In the event of an audit of a Tax Return of the Company with respect to which an Indemnified Party might be entitled to indemnification pursuant to this Article VIII, the Stockholders shall have the right in proportion to their respective interest in the Company prior to the consummation hereof, to control any and all such audits which may result in the assessment of additional Taxes against the Company and any and all subsequent proceedings in connection therewith, including appeals (subject to the prior written consent of the Investors, which shall not unreasonably be withheld). The Company and the Stockholders shall each cooperate fully with the other in all matters relating to any such audit or other Tax proceeding (including according access to all records pertaining thereto), and will execute and file any and all consents, powers of attorney, and other documents as shall be reasonably necessary in connection therewith. If additional Taxes are payable by the Company as a result of any such audit or other proceeding, the Stockholders shall be responsible for and shall promptly pay their proportionate share of all Taxes, interest, and penalties to which any of the Indemnified Parties shall be entitled to indemnification.

                  8.5 Indemnification of the Stockholders and the Company. The Investors agree, on a joint and several basis, to indemnify and hold harmless the Stockholders and the Company and each officer, director, stockholder or affiliate of the Company, from and against any Indemnifiable Costs arising out of (A) any misrepresentation, breach or default by the Investors of or under any of the covenants, agreements or other provisions of this Agreement or any agreement or document executed in connection herewith and (B) any tortious acts or omissions by the Investors or the Company after the Closing. In addition, the Company and the Investors shall indemnify the Stockholders for any payment by the Stockholders of the Company's obligations occurring after the Closing Date.

                  8.6 Limits on Indemnification. Except for any claims for breach of the representations and warranties of the Stockholders under Sections 3.1, 3.2, 3.3, 3.17 or 3.29 hereof (the indemnification for which shall expire on the expiration of the applicable statute of limitations), the indemnification provided under this Article VIII shall expire twelve (12) months from the Closing Date. The Stockholders shall not be obligated to pay any amounts for indemnification under this Article VIII until the aggregate indemnification obligation hereunder exceeds $50,000, whereupon the Stockholders shall only be liable for all amounts in excess of such $50,000 for which indemnification may be sought. Notwithstanding the foregoing, in no event shall any Stockholder have any liability to the Investors in excess of their allocable portion of ten percent (10%) (i.e., allocated 7.0379% to the Cerberonics Parties and 2.963% to Manoogian) of the sum of (i) the Redemption Price, as adjusted by Sections 2.8 and 2.11, and (ii) the Stock Purchase Price, as adjusted by Sections 2.8 and
2.11 (except for claims made for any breach of the representations and warranties of the Stockholders under Sections 3.1, 3.2, 3.3, 3.17 or 3.29 hereof, for which no such limitation on the Stockholders' indemnification obligations shall apply). In addition, (i) the Cerberonics Parties shall only be liable for breaches of the representations and warranties contained in Sections
3.8  through  3.20,  3.23,  3.24,  3.25,  3.27 and 3.28 to the  extent it or the
Eriksons had actual knowledge of such breach, (ii) the Cerberonics Parties shall only be liable for breaches of the representations and warranties contained in
Section 3.29 to the extent such breach relates to the  Cerberonics  Shares,  and
(iii) Manoogian shall only be liable for breaches of the representations and warranties contained in Section 3.29 to the extent such breach relates to the Manoogian Shares and shall have no liability for breaches of the representations and warranties made by the Cerberonics Parties under Section 3.30. However, nothing in this Article VIII shall limit the Investors in any way in exercising or securing any remedies provided by applicable common law with respect to the conduct of the Stockholders in connection with this Agreement or in the amount of damages that it can recover from the Stockholders in the event that the Investors successfully prove intentional fraud or intentional fraudulent conduct in connection with this Agreement.

                                   ARTICLE IX
                                   TERMINATION

                  9.1 Termination. This Agreement may be terminated at any time prior to the Closing:

                           (a) Mutual  Consent.  Upon the mutual written consent
of all parties hereto;

                           (b) Litigation.  By either Stockholder or the Company
or the Investors if an injunction or other order shall have been issued by a court or administrative body of competent jurisdiction, or litigation or a governmental proceeding shall be pending or threatened, which restrains or seeks to restrain or otherwise would make unlawful the consummation of the transactions contemplated by this Agreement;

                           (c) Conditions to the Investors' Obligations.  By the
Investors if any of the conditions provided in Section 7.1 hereof shall not have been satisfied, complied with or performed in any material respect on or before the Closing Date and the Investors shall not have waived in writing such failure of satisfaction, non-compliance or non-performance;

                           (d) Conditions to the Stockholders' and the Company's
Obligations. By the Stockholders and the Company if any of the conditions provided in Section 7.2 hereof shall not have been satisfied, complied with or performed in any material respect on or before the Closing Date, and the Stockholders have not waived in writing such failure of satisfaction, non-compliance or non-performance;

                           (e) Alternative Transaction. By Cerbco if (i) Cerbco,
the Stockholders and/or the Company is (or are) prepared to enter into a binding definitive agreement to effect an Alternative Transaction; and (ii) the Company, the Stockholders and/or Cerbco has (or have) given the Investors at least five
(5) business days' notice of their intention to terminate this Agreement pursuant to this Section 9.1(e) (which notice shall include a description of all relevant terms and conditions of such Alternative Transaction), during which period Investors shall have the opportunity to propose amendments or modifications to the terms of the Redemption and the Stock Purchase;

                           (f)  Withdrawal  of  Cerbco  Board  Approval.  By the
Investors if the Cerbco board of directors shall have amended or withdrawn any such recommendation and such recommendation is not reinstated in its prior form within five (5) business days after such amendment or withdrawal other than as a result of the events described in paragraphs (g) or (h) below;

                           (g)  Lack  of  Favorable  Fairness  Opinion.  By  the
Investors or Cerbco if the Cerbco board of directors shall have failed to recommend adoption of the Redemption Proposal at the time the Proxy Statement is first mailed to Cerbco's stockholders and such failure is due to Cerbco having obtained, pursuant to Section 5.2, a fairness opinion that is not favorable; or

                           (h)   Rejection  by  Cerbco   Stockholders.   By  the
Investors or Cerbco if the stockholders of Cerbco shall have failed to approve the Transaction at meetings duly convened therefore in accordance with the terms of Sections 5.2 and 7.1(i).

                  9.2 Effect of Termination. Termination of this Agreement by a party pursuant to this Article IX shall not of itself result in any liability on such party or his or its respective representatives, directors, officers, stockholders or agents. In the event of termination of this Agreement, nothing contained in this Section 9.2 shall relieve any party from liability for any breach of this Agreement.

                  9.3 Fees and Expenses. If (i) the Investors terminate this Agreement at any time under circumstances where the provisions of and events described by Section 9.1(a), (b), (c), (f), (g) or (h) are not applicable, or (ii) the Investors fail to consummate the Transactions through no fault of the Stockholders or the Company, and the Company and the Stockholders have otherwise satisfied all conditions precedent applicable to such parties under Section 7.1, then the Investors shall, jointly and severally, promptly pay the Stockholders (19/27ths to Cerberonics and 8/27ths to Manoogian) a fee equal to $1,000,000 (subject, however, to the operation of Section 7.1(a)). If this Agreement is terminated pursuant to Section 9.1(e) or (f), Cerbco shall promptly pay Investors a fee equal to $1,000,000. If this Agreement is terminated pursuant to Section 9.1(g) or (h), Cerbco shall promptly pay Investors a fee equal to (i) $250,000 in same day funds (such amount being a reasonable estimate of the Investors costs and expenses) and (ii) if an Alternative Transaction is consummated within one (1) year following such termination, an additional $750,000 shall be payable by Cerbco to the Investors upon such consummation of the Alternative Transaction. Any such fees shall be paid in same day funds and in no event later than one business day after termination of this Agreement and shall bear interest on such amount from the date payable until paid at a rate of eight percent (8%) per annum. Notwithstanding anything to the contrary in this
Article IX, any termination by either party under Sections  9.1(e),  (f), (g) or
(h) shall not be effective until Investors have received payment of the $1,000,000 fee payable pursuant to the second sentence of this Section 9.3 in the case of a termination under Sections 9.1(e) or (f), or the $250,000 fee payable pursuant to clause (i) of the third sentence of this Section 9.3 in the case of a termination under Section 9.1(g) or (h).


                                    ARTICLE X
                                  MISCELLANEOUS

                  10.1 Modifications. Any amendment, change or modification of this Agreement shall be void unless in writing and signed by all parties hereto. No failure or delay by any party hereto in exercising any right, power or privilege hereunder (and no course of dealing between or among any of the parties) shall operate as a waiver of any such right, power or privilege. No waiver of any default on any one occasion shall constitute a waiver of any subsequent or other default. No single or partial exercise of any such right, power or privilege shall preclude the further or full exercise thereof.

                  10.2 Notices. All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given when personally delivered, or 48 hours after deposited in the United States mail, first-class, postage prepaid, or by facsimile addressed to the respective parties hereto as follows:

                           The Investors:

                           c/o Golder, Thoma, Cressey, Rauner, Inc.
                           233 S. Wacker Drive, 61st Floor
                           6100 Sears Tower
                           Chicago, IL  60606-6402
                           Attention:       Will Kessinger
                           Tel No.:         (312) 382-2219
                           Fax No.:         (312) 382-2201

                           With a copy to:

                           Davis, Graham & Stubbs LLP
                           1314 Nineteenth Street, N.W.
                           Washington, D.C.  20036
                           Attention:       J. Hovey Kemp or
                                            Karen Renfree Clark
                           Tel No.:         (202) 822-1029 or 1055
                           Fax No.:         (202) 293-4794

                           The Company:

                           Capitol Office Solutions, Inc.
                           f/k/a Capitol Copy Products, Inc.
                           12000 Old Baltimore Pike
                           Beltsville, Maryland  20705
                           Attention:       Mr. Armen Manoogian, President
                           Tel No.:         (301) 937-5030
                           Fax No.:         (301) 937-6031

                           With a copy to:

                           Reichelt, Nussbaum, LaPlaca & Miller
                           7500 Century Center Drive
                           Suite 1000
                           Greenbelt, Maryland  20770
                           Attention:       Raymond G. LaPlaca
                           Tel No.:         (301) 474-9000
                           Fax No.:         (301) 345-0565

                           Stockholders:

                           Cerberonics

                           Cerberonics, Inc.
                           300 Delaware Avenue
                           Suite 1704
                           Wilmington, Delaware  19801
                           Attention:       President
                           Tel No.:         (302) 427-7876
                           Fax No.:         (302) 427-9560

                           With a copy to:

                           McGuire, Woods, Battle & Boothe, L.L.P.
                           8280 Greensboro Drive, Suite 900
                           Tysons Corner, Virginia  22102
                           Attention:       Christopher L. Keefer
                           Tel No.:         (703) 712-5000
                           Fax No.:         (703) 712-5050

                           Manoogian:

                           Armen Manoogian
                           c/o Capitol Office Solutions, Inc.
                           12000 Old Baltimore Pike
                           Beltsville, Maryland  20705
                           Tel No.:         (301) 937-5030
                           Fax No.:         (301) 937-6031

                           With a copy to:

                           Arent Fox Kintner Plotkin & Kahn
                           Washington Square
                           1050 Connecticut Avenue, N.W.
                           Washington, DC  20036-5339
                           Attention:       Arnold R. Westerman
                           Tel No.:         (202) 857-6243
                           Fax No.:         (202) 857-6395

                           Cerbco:

                           CERBCO, Inc.
                           3421 Pennsy Drive
                           Landover, Maryland  20785
                           Attention:       George Wm. Erikson
                                            Robert W. Erikson
                           Tel No.:         (301) 386-7400
                           Fax No.:         (301) 322-3041


or to such other address as to any party hereto as such party shall designate by like notice to the other parties hereto.

                  10.3 Counterparts; Facsimile Transmission. This Agreement may be executed in several counterparts, each of which shall be deemed an original but all of which counterparts collectively shall constitute one instrument, and in making proof of this Agreement, it shall never be necessary to produce or account for more than one such counterpart. Signatures sent to the other parties by facsimile transmission shall be binding as evidence of acceptance of the terms hereof by such signatory party.

                  10.4 Expenses. Each of the parties hereto will bear all costs, charges and expenses incurred by such party in connection with this Agreement and the consummation of the transactions contemplated herein, provided, however, that (i) the Stockholders shall bear all costs and expenses of (A) any broker involved in this transaction and (B) all legal expenses of the Stockholders with respect to this Agreement and the transactions contemplated hereby; and (ii) the Company (post-Closing) shall reimburse Manoogian for his reasonable legal costs and expenses in connection with the negotiation of any Ancillary Agreement to which he is a party.

                  10.5 Binding Effect; Assignment. This Agreement shall be binding upon and inure to the benefit of the Investors, the Company and the Stockholders, their heirs, representatives, successors, and permitted assigns, in accordance with the terms hereof. This Agreement shall not be assignable by the

Stockholders without the prior written consent of the Investors. This Agreement shall be assignable by the Investors to a wholly-owned subsidiary of the Investors without the prior written consent of the Stockholders.

                  10.6 Entire and Sole Agreement. This Agreement and the other schedules and agreements referred to herein, constitute the entire agreement between the parties hereto and supersede all prior agreements, representations, warranties, statements, promises, information, arrangements and understandings, whether oral or written, express or implied, with respect to the subject matter hereof.

                  10.7   Governing   Law.  This   Agreement  and  its  validity,
construction,   enforcement,   and  interpretation  shall  be  governed  by  the
substantive laws of the State of Delaware.

                  10.8 Survival of Representations, Warranties and Covenants. Regardless of any investigation at any time made by or on behalf of any party hereto or of any information any party may have in respect thereof, all covenants, agreements, representations, and warranties and the related indemnities made hereunder or pursuant hereto or in connection with the transactions contemplated hereby shall survive the Closing for a period of one
(1) year, provided (a) the  representations and warranties  contained in Section
3.17 of this Agreement, and the related indemnities, shall survive the Closing until the expiration of the applicable statutes of limitations for determining or contesting Tax liabilities and (b) the representations and warranties contained in Sections 3.1, 3.2, 3.3 and 3.29 of this Agreement, and the related indemnities, shall survive the Closing indefinitely.

                  10.9 Invalid Provisions. If any provision of this Agreement is deemed or held to be illegal, invalid or unenforceable, this Agreement shall be considered divisible and inoperative as to such provision to the extent it is deemed to be illegal, invalid or unenforceable, and in all other respects this Agreement shall remain in full force and effect; provided, however, that if any provision of this Agreement is deemed or held to be illegal, invalid or unenforceable there shall be added hereto automatically a provision as similar as possible to such illegal, invalid or unenforceable provision and be legal, valid and enforceable. Further, should any provision contained in this Agreement ever be reformed or rewritten by any judicial body of competent jurisdiction, such provision as so reformed or rewritten shall be binding upon all parties hereto.

                  10.10 Public Announcements. Neither party shall make any public announcement of the transactions contemplated hereby without the prior written consent of the other party, which consent shall not be unreasonably withheld, unless such disclosure is required, on advice of counsel, in order to comply with federal securities laws or the listing requirements of NASDAQ or another national stock exchange.

                  10.11 Remedies Cumulative. The remedies of the parties under this Agreement are cumulative and shall not exclude any other remedies to which any party may be lawfully entitled.

                  10.12 Waiver. No failure or delay on the part of any party in exercising any right, power, or privilege hereunder or under any of the documents delivered in connection with this Agreement shall operate as a waiver of such right, power, or privilege; nor shall any single or partial exercise of any such right, power, or privilege preclude any other or further exercise thereof or the exercise of any other right, power, or privilege.

                  10.13 Further Assurances. From time to time after the Closing, at the request of the Investors but without further consideration, the Company and the Stockholders will execute and deliver such other instruments of conveyance, assignment, transfer, and delivery and take such other action as the Investors reasonably may request in order to consummate the transactions contemplated hereby.

                  10.14 Headings. The descriptive section headings are for convenience of reference only and shall not control or affect the meaning or construction of any provision of this Agreement.

                  10.15 Joinder by Additional Investors. During the term of this Agreement, to the extent Schedule 1 is updated to the effect that additional Investors will join GTCR IV as Investors hereunder, GTCR IV shall cause all such Persons to become parties hereto, without the consent of the Company or the Stockholders, by execution and delivery of a counterpart of this Agreement










                      [THIS SPACE INTENTIONALLY LEFT BLANK]

                  IN WITNESS WHEREOF, each of the parties hereto has caused this Agreement to be duly executed as of the date and year first above written.

                                            THE COMPANY:

                                            CAPITOL OFFICE SOLUTIONS, INC.
                                            (f/k/a Capitol Copy Products, Inc.)



                                            By:
                                                     Armen A. Manoogian
                                                     President


                                            STOCKHOLDERS:

                                            CERBERONICS:

                                            CERBERONICS, INC.



                                            By:
                                                     Name:
                                                     Title:


                                            MANOOGIAN:




                                            Armen A. Manoogian


                                            CERBCO:

                                            CERBCO, INC.



                                            By:
                                                     Name:
                                                     Title:

                  INVESTORS:

                  GOLDER, THOMA, CRESSEY, RAUNER FUND IV, L.P.

                  By:      GTCR IV, L.P.,
                           General Partner

                  By:      Golder, Thoma, Cressey, Rauner, Inc.,
                           General Partner



                  By:
                           Carl D. Thoma
                           Principal




                           Name:
                           Title:




                           Name:
                           Title:




                           Name:
                           Title:




                           Name:
                           Title:




                           Name:
                           Title:

EXHIBIT B

                                ESCROW AGREEMENT


                  THIS ESCROW AGREEMENT (this "Agreement") dated this _____ day of _____________, 1997, is entered into by and among GOLDER, THOMA, CRESSEY, RAUNER FUND IV, L.P., a Delaware limited partnership ("GTCR"), and certain other investors as are signatory hereto (collectively, GTCR and the other investors are referred to herein as the "Investors"), (the "Escrow Agent"), CAPITOL OFFICE SOLUTIONS, INC. (f/k/a Capitol Copy Products, Inc.), a Delaware corporation (the "Company"), CERBCO, INC., a Delaware corporation ("Cerbco"), and CERBERONICS, INC., a Delaware corporation ("Cerberonics;" collectively, Cerberonics and Cerbco are referred to herein as the "Cerberonics Parties"), and ARMEN A. MANOOGIAN ("Manoogian") (collectively, the Cerberonics Parties and Manoogian are referred to herein as the "Stockholders").


                                    Recitals

                  A. The Company, the Investors and the Stockholders have entered into an Investment, Redemption and Stock Purchase Agreement dated as of February __, 1997 (the "Investment and Redemption Agreement").

                  B. Pursuant to the Investment and Redemption Agreement, (i) the Cerberonics Parties have agreed to sell to the Company and the Company has agreed to purchase from the Cerberonics Parties all the shares of the Company's capital stock held by Cerberonics (the "Redemption") in exchange for the price set forth in Section 2.3 of the Investment and Redemption Agreement (the "Redemption Price"); (ii) GTCR has agreed to purchase from the Company and the Company has agreed to sell to GTCR 49.5 shares of the Company's Class A Common Stock and .5 shares of the Company's Class C Common Stock (the "Investment"); and (iii) Manoogian has agreed to sell to the Investors and the Investors have agreed to purchase from Manoogian all of the shares of the Company's Class A Common Stock held by him and 62.5% of the Company's Class C Common Stock held by him (the "Stock Purchase") in exchange for the price set forth in Section 2.5 of the Investment and Redemption Agreement (the "Stock Purchase Price").

                  C. This Escrow Agreement is entered into for the purpose of securing and providing a first, but non-exclusive source for satisfying any amount that is required to be paid by the Stockholders jointly or separately to the Investors, the Company and/or any of the Indemnified Parties for the purposes and in the manner described in Section 2.7 and Article VIII of the Investment and Redemption Agreement.

                  D. Obligations for amounts due to the Investors, the Company and/or any Indemnified Parties under the Investment and Redemption Agreement are in most instances mutual to both the Cerberonics Parties and Manoogian, however, there are certain limitations on the Stockholders' indemnification obligations provided for in Section 8.6 of the Investment and Redemption Agreement, and this Agreement allocates certain responsibilities among the Cerberonics Parties and Manoogian according to such limitations.


                                    Agreement

                  NOW, THEREFORE, in consideration of the premises, the parties do hereby agree as follows:

                  a.       Deposit of Cash and Securities.

                           (a)  Concurrent  with  the  closing  contemplated  by
Section 2.13 of the Investment and Redemption Agreement, the Company and the Investors shall cause to be deposited with the Escrow Agent, in accordance with the following sentence, the sum of $1,500,000 (the "Escrow Sum") for the purposes intended in Section 2.7 and Article VIII thereof. Pursuant to Section
2.7 of the Investment and Redemption Agreement, (i) an amount equal to 19/27ths of the Escrow Sum shall be deducted from the Redemption Price and deposited with the Escrow Agent as the Cerberonics Parties' share of the Escrow Sum (i.e., $1,055,556)

(the "Cerbco Escrow Account"), and (ii) the following shall be deposited with the Escrow Agent as Manoogian's share of the Escrow Sum (i.e., $444,444), (A) an amount of cash equal to 5/27ths of the Escrow Sum (i.e., $277,778), which shall be deducted from the Stock Purchase Price (the "Cash Component") and (B) 8.33 shares of the Company's Class B Common Stock (which have a liquidation value equal to 3/27ths of the Escrow Sum or $166,667) (the "Securities Component;" collectively, the amounts set forth in clauses (A) and (B) above shall be referred to herein as the "Manoogian Escrow Account"). The Escrow Agent will keep accounting records which segregate the Escrow Sum into two separate accounts, the Cerbco Escrow Account and the Manoogian Escrow Account.

                           (b) The  Escrow Sum is to be  retained  by the Escrow
Agent pursuant to this Agreement, and the Escrow Sum and income thereon may be disbursed by the Escrow Agent only in accordance with this Agreement.

                           (c)  Manoogian  will  retain  the  right  to vote the
shares of Class B Common Stock deposited in the Securities Component.

                  b.       Investment of the Escrow Sum.

                           (1) The portion of the Escrow Sum which is  comprised
of cash shall be invested by the Escrow Agent at the direction of all the Stockholders in:

                                (i) U.S.  Treasury bills having maturities of 90
days or less; or

                                (ii)   U.S.    Government    Securities   having
maturities of one year or less; or

                                (iii)   Certificates  of  Deposit  issued  by  a
national or state bank that is a member of the FDIC and has over $100 million of capital and surplus, or commercial paper having a maturity of 120 days or less and an A-1/P-1 or comparable rating; or

                                (iv) Other  marketable  debt  securities  at the
joint written direction of the Investors and the Stockholders; or

                                (v) A money market fund backed by the full faith
and credit of the U.S. Government consisting of securities with a maturity of 90 days or less, and providing for funds available on 24 hours advance notice except in the event the Federal Reserve Bank is closed.

                           (2) Portions of the Escrow Sum not so invested may be
kept in cash pending such investment. The portions of the Escrow Sum invested under (i), (ii) and (iii) above or held as cash shall be valued for all purposes under this Agreement at "face value." All other portions of the Escrow Sum shall be valued as mutually agreed upon by the Stockholders and the Investors in writing at the time such parties give their consent to the investment. All assets held under this Agreement shall be registered in the names of any nominees selected by the Escrow Agent.

                  c.       Duties of the Escrow Agent

                           (1) The Escrow Agent shall  receive,  hold and invest
the Escrow Sum pursuant to the terms of this  Agreement.  Except as  hereinafter
provided,  on            ,  1998 (the first anniversary of the Closing Date), or
as soon thereafter as possible, the Escrow Agent shall deliver to the Stockholders, or to their order, all remaining portions of their respective escrow accounts then held by the Escrow Agent in excess of the amounts (if any) reserved against Claims (as such term is defined pursuant to Section 3(b) hereof). Pursuant to Section 8.6 of the Investment and Redemption Agreement, not all indemnification obligations of the Stockholders under the Investment and Redemption Agreement are mutual. Where the indemnification obligations of the Cerberonics Parties and Manoogian are mutual (e.g., where both parties are required to indemnify the Company or the Investors, as the case may be, as a result of a breach of a covenant or a representation and warranty that the Stockholders collectively made), the payment of such Claims shall be allocated among the Stockholders as follows: (i) the Cerberonics Parties shall be responsible for 19/27ths (70.37037%) of such Claim and the Cerbco Escrow Account shall be adjusted accordingly and (ii) Manoogian shall be  responsible  for  8/27ths  (29.62963%)  of such Claim and,  subject to
Section 3(c) below, the Manoogian Escrow Account shall be adjusted accordingly. Where Manoogian has sole indemnification responsibility for such Claim (e.g., where there was a breach of a given representation and warranty but the Cerberonics Parties are found to be excused from their indemnification obligation in connection therewith because they had no actual knowledge of the matter in question, as per Section 8.6 of the Investment and Redemption Agreement), then Manoogian shall be solely (100%) responsible therefor, and where the Cerberonics Parties have sole indemnification responsibility for such Claim (e.g., where there was a breach of a given representation and warranty but Manoogian is found to be excused from his indemnification obligation in connection therewith, as per Section 8.6 of the Investment and Redemption Agreement), then the Cerberonics Parties shall be solely (100%) responsible therefor. (The relevant percentage allocation of responsibility for a Claim (either 100%, 70.37037% or 0% for the Cerberonics Parties and either 100%, 29.62963% or 0% for Manoogian) shall be referred to herein as the parties' respective "Percentage Interests.")

                           (2) Upon  written  notice from the  Investors  to the
Escrow Agent and the Stockholders jointly or individually (in the event the claim is the sole responsibility of one Stockholder) of any claim against the Escrow Sum under Section 2.11 of the Investment and Redemption Agreement or under Article VIII of the Investment and Redemption Agreement against the Stockholders, which notice sets forth a description of the facts upon which the claim is based and the amount of the claim (a "Claim", with the notice thereof referred to herein as the "Claim Notice"), the Escrow Agent immediately shall reserve an amount in the Escrow Sum equal to the Claim specified in the Claim Notice (the "Reserved Amount") and shall make the appropriate allocations to the Cerbco Escrow Account or, subject to Section 3(c) below, the Manoogian Escrow Account; provided, however, that if the Claim is based on an indemnification obligation which is solely the responsibility of one Stockholder, the Escrow Agent shall not reserve an amount against the Escrow Sum in excess of the current unclaimed Escrow Sum allocable to such Stockholder's escrow account.

                           (3) Any  amounts  required  to be  deducted  from the
Manoogian Escrow Account in order to satisfy a Claim under the Investment and Redemption Agreement shall be deducted first from the Cash Component until the Cash Component shall be reduced to zero, and then from the Securities Component.

                           (4) The  Investors  shall notify the Escrow Agent and
the Stockholders jointly or individually (in the event the Claim is the sole responsibility of one Stockholder) of a Claim by delivering a copy of the Claim Notice to the Escrow Agent and both or one of the Stockholders, as appropriate, as provided in Section 6(f) hereof. In the event the Stockholders who are potentially responsible for the Claim do not notify the Escrow Agent and the Investors in writing of an objection to the Claim within fifteen (15) days of the mailing by the Investors of the Claim Notice, the Escrow Agent shall deliver to the Investors from the Escrow Sum the Reserved Amount and shall make all necessary adjustments to the Cerbco Escrow Account and the Manoogian Escrow Account.

                           (5) In the event a Claim  Notice is  received  by the
Escrow Agent and the Escrow Agent receives a written objection to the Claim from the Stockholders who are potentially responsible therefor within fifteen (15) days of the mailing by the Investors of the Claim Notice, the Escrow Agent shall continue to hold the Reserved Amount relating to that Claim Notice until it either (i) receives a joint written direction from the Investors and the responsible Stockholders with respect to the disposition of such Reserved Amount of the Escrow Sum or (ii) until the Investors and the responsible Stockholders have resolved the Claim.

                           (6) Any interest or other income earned by the Cerbco
Escrow Account and the Manoogian Escrow Account, net of any transaction costs associated with investment thereof, shall be paid to the Cerberonics Parties and Manoogian, respectively, at the termination of this Agreement to the extent not paid to the Company or the Investors, as the case may be, pursuant to a Claim Notice.

                           (7) The Escrow Agent shall  provide the Investors and
the Stockholders with quarterly reports of assets held and income earned by the Escrow Sum including an accounting of amounts of the total Escrow Sum allocated to the Cerbco Escrow Account and to the Manoogian Escrow Account.

Notwithstanding anything to the contrary above, it is the intent of the parties that (i) with respect to payments of the Escrow Sum in satisfaction of the Stockholders obligations under Section 2.11(a) of the Investment and

Redemption Agreement, such payments will be allocated 19/27ths to the Cerberonics Parties and 8/27ths to Manoogian; and (ii) with respect to Claims that relate to the Stockholders' indemnification obligations under Article VIII of the Investment and Redemption Agreement, $444,444 (comprised of the Cash Component and the Securities Component) of the original Escrow Sum shall be used to fund Claims made by the Company or the Investors, as the case may be, for which Manoogian is responsible and $1,055,556 of the original Escrow Sum shall be used to fund Claims made by the Investors or the Company for which the Cerberonics Parties are responsible, such that the Cerbco Escrow Account cannot be used to fund Claims for which Manoogian is solely responsible, and the Manoogian Escrow Account cannot be used to fund Claims for which the Cerberonics Parties is solely responsible.

                  d. Resolution of Disputes. All disputes between the Stockholders (or either of them) and the Investors with respect to (a) the Escrow Sum, (b) the payment of Escrow Sum amounts pursuant to Section 3 hereof,
(c) the allowance or disallowance of a Claim, or (d) the terms of this Agreement or the rights and obligations of the Stockholders and the Investors hereunder, which cannot be resolved promptly by mutual agreement, will be resolved by binding arbitration in accordance with the rules of the American Arbitration Association and in accordance with the Arbitration Procedures attached hereto as Exhibit A.

                  e.       Operations.

                  The Stockholders, the Company and the Investors hereby agree with the Escrow Agent that:

                           (1)  The  Escrow   Agent  shall  have  no  duties  or
responsibilities except as expressly provided for in this Agreement.

                           (2) The Escrow Agent shall not be responsible for the
identity, authority or rights of any person, firm or corporation executing or delivering or purporting to execute or deliver this Agreement or any document or security deposited hereunder or any endorsement thereon or assignment thereof.

                           (3) The Escrow Agent shall not be responsible for the
sufficiency, genuineness or validity of or title to any document or security deposited or to be deposited with it pursuant to this Agreement or of any endorsement thereon or assignment thereof.

                           (4) The Escrow Agent may rely upon any  instrument or
writing believed by it to be genuine and sufficient and properly presented, and shall not be liable or responsible for any action taken or omitted in accordance with the provisions thereof.

                           (5)  The  Escrow   Agent   shall  not  be  liable  or
responsible for any act it may do or omit to do in the exercise of reasonable care.

                           (6) In case any  property  held by the  Escrow  Agent
hereunder shall be attached, garnished or levied upon under any order of any court or the delivery thereof shall be stayed or enjoined by any order of any court, or any other order, judgment or decree shall be made or entered by any court affecting such property or any part thereof or any acts of the Escrow Agent, the Escrow Agent is hereby authorized, in its exclusive discretion, to obey and comply with all writs, orders, judgments, or decrees so entered or issued, whether with or without jurisdiction, and, if the Escrow Agent obeys and complies with any such writ, order, judgment or decree, it shall not be liable to any of the parties hereto, their successors, heirs or personal representatives or to any other person, firm or corporation, by reason of such compliance, notwithstanding such writ, order, judgment or decree being subsequently reversed, modified, annulled, set aside or vacated.

                           (7) The Escrow Agent shall be entitled to  reasonable
compensation for its services and may employ agents and attorneys for the reasonable protection of the property held hereunder.

                           (8) The Investors,  the Company and the  Stockholders
jointly and severally agree to indemnify and hold the Escrow Agent harmless from any and all costs, expenses, claims, losses, liabilities and damages (including reasonable attorneys' fees) that may arise out of or in connection with the Escrow Agent's acting as Escrow Agent under the terms of this Escrow Agreement, except in those instances where the Escrow Agent has been guilty of gross negligence or willful misconduct.

                  f.       Miscellaneous.

                           (1) This Agreement shall be binding upon and inure to
the benefit of the parties hereto and their respective successors and permitted assigns, and no other persons shall have any rights herein. No transferee, successor or assign of the Stockholders or the Investors shall have any rights hereunder until each notice thereof has been given and evidence of each transfer, assignment or succession is provided to Escrow Agent.

                           (2) This  Agreement  may be executed  and endorsed in
one or more counterparts and each of such counterparts shall, for all purposes, be deemed to be an original, but all such counterparts shall together constitute one and the same instrument.

                           (3) All fees and  expenses of the Escrow  Agent shall
be shared equally by the Stockholders, on the one hand, and the Investors on the other hand, except that any expenses of the Escrow Agent in connection with any litigation hereunder shall be paid by the party obligated for the cost of such litigation.

                           (4) A successor  Escrow Agent may be appointed at any
time by mutual agreement of the Stockholders and the Investors.

                           (5) The Escrow Agent agrees to hold the assets of the
Escrow Sum in two segregated and separate accounts, the Cerbco Escrow Account and the Manoogian Escrow Account, outside the reach of its general creditors.

                           (6) Any  notice,  statement  or  other  communication
which is required to be given, including Claim Notices, hereunder shall be in writing and shall be sufficient in all respects if delivered personally, or 48 hours after deposit in the United States mail, first-class, postage prepaid, or by facsimile addressed to the respective parties hereto as follows:


To the Investors:
GTCR IV                               cc:  Davis, Graham & Stubbs LLP
c/o Golder, Thoma, Cressey,                1314 Nineteenth Street, N.W.
  Rauner, Inc.                             Washington, DC  20036
233 S. Wacker Drive, 61st Floor            Attn:            J. Hovey Kemp
6100 Sears Tower                           Tel No.:         (202) 822-1029
Chicago, IL  60606-6402                    Fax No.:         (202) 293-2794
Attn:             Will Kessinger
Tel No.:          (312) 382-2219
Fax No.:          (312) 382-2201
To the Company:

Capitol Office Solutions, Inc.        cc:  Reichelt, Nussbaum, LaPlaca &
f/k/a Capitol Copy Products, Inc.          Miller
12000 Old Baltimore Pike                   7500 Century Center Drive
Beltsville, Maryland  20705                Suite 1000
Attention:        Mr. Armen Manoogian      Greenbelt, MD  20770
                  President                Attention:       Raymond G. LaPlaca
Tel No.:          (301) 937-5030           Tel No.:         (301) 474-9000
Fax No.:          (301) 937-6031           Fax No.:         (301) 345-0565

To the Stockholders:
CERBERONICS, Inc.                      cc:  McGuire, Woods, Battle &
-------------------------------------       Boothe, L.L.P.
-------------------------------------       8280 Greensboro Drive
------------------, Delaware  -------       Suite 900
Attn:       -------------------------       Tysons Corner, VA  22102
Tel No.:    -------------------------       Attn:            Chris Keefer
Fax No.:    -------------------------       Tel No.:         (703) 712-5339
                                            Fax No.:         (703) 712-5050

Armen Manoogian                        cc:  Arent Fox Kintner Plotkin &
c/o Capital Office Solutions, Inc.          Kahn
12000 Old Baltimore Pike                    Washington Square
Beltsville, MD  20705                       1050 Connecticut Avenue, NW
Tel No.:          (301) 937-5030            Washington, DC  20036-5339
Fax No.:          (301) 937-6031            Attn:            Arnold R. Westerman
                                            Tel No.:         (202) 857-6243
                                            Fax No.:         (202) 857-6395
To Cerbco:

CERBCO, Inc. or
3421 Pennsy Drive
Landover, MD  20785
Attn:             George Wm. Erikson
                  Robert W. Erikson
Tel No.:          (301) 386-7400
Fax No.:          (301) 322-3401

To Escrow Agent:
--------------------------------------
--------------------------------------
--------------------------------------
--------------------------------------


The address of a party may be changed from time to time by giving notice in the manner prescribed in this paragraph. All such notices or communications will be effective upon mailing, if mailed, and upon receipt, if personally delivered.

                           (7) The validity,  enforcement  and  construction  of
this Agreement shall be governed by the laws of the State of Delaware.

                           (8) Each of the parties  hereto  agrees to  cooperate
with the other parties hereto in effectuating this Agreement and to execute and deliver such further documents or instruments and to take such further actions as shall be reasonably requested in connection therewith.

                           (9) If any one or more  provisions in this Agreement,
for any reason, shall be determined to be invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of any such provision in any other respect and the remaining provisions of this Agreement shall not be in anyway impaired.

                           (10)  The   Escrow   Agent  may  resign  as  such  by
delivering written notice to that effect, at least 30 days prior to the effective date of such resignation, to the Investors and the Stockholders. The Investors and the Stockholders, acting jointly, may terminate the Escrow Agent from its position as such by delivering to the Escrow Agent written notice to that effect executed by the Investors and the Stockholders at least 30 days prior to the effective date of such termination. In the event of such resignation or termination of the Escrow Agent, a successor Escrow Agent shall be appointed by mutual agreement between the Investors and the Stockholders. From and after the appointment of a successor Escrow Agent pursuant to this Section 6(j), all references herein to the Escrow Agent shall be deemed to be to such successor Escrow Agent.


                      [THIS SPACE INTENTIONALLY LEFT BLANK]

                  IN WITNESS WHEREOF, the parties hereto have executed this Escrow Agreement as of the day and year first above written.

ESCROW AGENT:                       INVESTOR:

----------------------------------  GOLDER, THOMA, CRESSEY, RAUNER
                                    FUND IV, L.P.

                                       By:      GTCR IV, L.P.,
By: ------------------------------              General Partner
    Name:-------------------------
    Title:------------------------     By:      Golder, Thoma, Cressey,
                                                Rauner, Inc.,
                                                General Partner


                                       By:-------------------------------------
                                      Name:------------------------------------
                                     Title:------------------------------------


                                    COMPANY:

                                    CAPITOL OFFICE SOLUTIONS, INC.



                                       By:-------------------------------------
                                          Armen A. Manoogian
                                          President and Chief Executive Officer


                                    STOCKHOLDERS:

                                    CERBERONICS:

                                    CERBERONICS, INC.



                                       By:-------------------------------------
                                      Name:------------------------------------
                                     Title:------------------------------------


                                    MANOOGIAN:



                                    -------------------------------------------
                                    Armen A. Manoogian

                                     CERBCO:

                                     CERBCO, INC.



                                       By:-------------------------------------
                                      Name:------------------------------------
                                     Title:------------------------------------

EXHIBIT C

                                VOTING AGREEMENT


         THIS VOTING AGREEMENT (this "Agreement") dated as of March 7, 1997 is by and among Robert W. Erikson and George Wm. Erikson (collectively, the "Eriksons" or the "Stockholders"), CERBCO, Inc., a Delaware corporation (the "Company"), CERBERONICS, Inc., a Delaware corporation and a wholly-owned subsidiary of the Company ("Cerberonics"), Capitol Office Solutions, Inc., a Delaware corporation ("Capitol"), and Golder, Thoma, Cressey, Rauner Fund IV, L.P., a Delaware limited partnership ("GTCR IV"), on behalf of itself and as agent for the other investors (collectively, with GTCR IV, the "Investors") who are listed in Schedule 1 to and are signatory to the Redemption Agreement referenced in Recital B below.


                                    Recitals


         P. The Company, through Cerberonics, owns two-thirds of the total outstanding common stock of Capitol. Armen A. Manoogian ("Manoogian") owns the remaining one-third of the outstanding common stock of Capitol.

         Q. Concurrently herewith, the Company, Cerberonics and Manoogian are entering into an Investment, Redemption and Stock Purchase Agreement (the
"Redemption Agreement") with Capitol, GTCR IV and the other Investors, and pursuant to which (i) the Investors are purchasing certain new shares of Capitol common stock from Capitol, (ii) the Investors are purchasing certain of Manoogian's shares of common stock in Capitol, and (iii) with the proceeds of the purchase referenced in clause (i) of this Recital B and certain borrowings to be made by Capitol, Capitol is redeeming all of the shares of Capitol common stock owned by Cerberonics (the "Redemption"). (The Redemption and the transactions described in clauses (i) and (ii) of this Recital B are sometimes collectively referred to herein as the "Transactions").

         R. Because the shareholdings in Capitol constitute a substantial asset of the Company, the Company, Cerberonics, Capitol, Manoogian and the Investors deem it advisable in order to effect the Transactions that the Eriksons, on the one hand, and the Non-Erikson stockholders of the Company, on the other hand, each be provided the opportunity to vote on the sale of the Company's stake in Capitol pursuant to the Redemption. Accordingly, the Company's obligation under the Redemption Agreement is effectively contingent upon, among other conditions, the affirmative votes of (i) a majority of the votes cast by the stockholders of the Company other than the Eriksons, and (ii) a majority of the votes cast by the Eriksons. In lieu of voting at a meeting of the stockholders of the Company, approval of the stockholders of the Company may be obtained by their written consents, equivalent in number to the required affirmative votes.

         S. As of the date hereof, the Stockholders own (a) 115,056 shares, or approximately 9.9% of the total outstanding Common Stock of the Company (the
"Common Stock") and (b) 245,318 shares, or approximately 78.9% of the total outstanding Class B Common Stock of the Company (the "Class B Stock"), exclusive of 2,246 shares of Common Stock and 2,246 shares of Class B Stock owned by George Wm. Erikson jointly with his spouse (the "GWE Joint Shares") (such shares (again, exclusive of the GWE Joint Shares) and any other shares of the Company's capital stock acquired by the Stockholders subsequent to the date hereof being herein referred to collectively as the "Shares") and desire to (i) agree to vote any and all Shares in favor of the Redemption (subject to the proxy described in clause (i) of Section 2 and the conditions set forth in Section 3) and (ii) grant to GTCR IV an irrevocable proxy covering the Shares.

         T. The Investors have required as a condition to entering into the Redemption Agreement that the Stockholders enter into this Agreement, and the Company, Cerberonics, and Capitol desire that the Stockholders enter into this Agreement. The Company, Cerberonics, Capitol and the Investors will enter into the Redemption Agreement in part in reliance on the Stockholders' representations, warranties and agreements under this Agreement.

                                    Agreement

         In consideration of the mutual covenants and agreements contained in this Agreement and other good and valuable consideration, and intending to be legally bound hereby, it is agreed as follows:

         1. Agreement to Support Redemption. The Stockholders agree, subject to the terms and conditions of Section 3, to vote any Shares held by them in favor of the Redemption pursuant to the terms of Redemption Agreement. In addition, if subsequent to the date hereof the Stockholders are entitled to vote the Shares on any Designated Matters (as defined in Section 2 below), they shall take all actions necessary to vote the Shares pursuant to instructions received from GTCR IV.

         2. Limited Proxy With Respect to the Shares. The Stockholders hereby irrevocably appoint GTCR IV as their attorney and proxy, with full power of substitution, to vote or to express written consent or dissent in such manner as such attorney and proxy or its substitute shall, in its sole discretion, deem proper, and otherwise act (including pursuant to any corporate action in writing without a meeting) with respect to all of the Shares which they are entitled to vote at any meeting of stockholders (whether annual or special and whether or not an adjourned meeting) of the Company, or pursuant to a written consent taken in lieu of any such meeting or otherwise; provided, however, that the Stockholders grant a proxy hereunder limited to and only with respect to the following matters (the "Designated Matters"): (i) votes or consents with respect to the Redemption; (ii) votes or consents with respect to any action or agreement that would result in a breach of any covenant, representation or warranty or any other obligation or agreement of the Company under the Redemption Agreement; (iii) votes or consents with respect to any action or agreement involving Capitol that would impede, interfere with, delay, postpone or attempt to discourage the Redemption, including, but not limited to, any extraordinary corporate transaction (other than as contemplated by the Redemption Agreement), such as a merger, other business combination, the sale of material assets, reorganization or liquidation involving Capitol. This limited proxy is irrevocable, is coupled with an interest sufficient in law to support an irrevocable proxy and is granted in consideration of and as an inducement to cause Capitol and Investors to enter into the transactions contemplated by this Agreement and the Redemption Agreement. With respect to the Designated Matters, this limited proxy shall revoke any other proxy granted by Stockholders at any time with respect to the Shares and no subsequent proxies will be given with respect thereto by Stockholders.

         3.       Condition to the Stockholders' Obligations.

                  (a) The Stockholders' obligations under this Agreement, including without limitation Section 1 (with respect to their voting the Shares in favor of the Redemption pursuant to the Redemption Agreement) and Section 2 (with respect to their granting a proxy to GTCR IV) are conditioned upon (i) the Company's Board of Directors, prior to the closing of the Redemption Agreement not having either (x) exercised its fiduciary duties and withdrawn, modified or amended in a manner adverse to Capitol or Investors, its approval and recommendation of the Redemption and the Redemption Agreement, or (y) approved or recommended any transaction relating to the acquisition of Capitol or a substantial portion of its assets other than pursuant to the Redemption and the Redemption Agreement, and (ii) the Redemption and the Redemption Agreement having been approved by the affirmative vote of a majority of the votes of the other holders of the Company's capital stock (i.e., votes other than the votes of the Stockholders), that vote thereon at a meeting of the Company's stockholders.

                  (b) The obligations of the parties to perform under this Agreement upon its execution and thereafter shall be subject to the additional condition that there shall be no preliminary or permanent injunction or other order issued by any court of competent jurisdiction in effect which prohibits
(i) this Agreement or (ii) the Redemption. The Stockholders, Capitol and Investors agree not to seek any such injunction or order and agree that they will oppose and will seek the immediate lifting of any such injunction or order.

                  (c) The  representations,  warranties and agreements of Robert
W. Eriksons under this Agreement are qualified and conditioned upon the terms of the brokerage margin agreements relating to certain of his shares of Common Stock identified in Schedule 3(c) attached hereto.

         4. Representations and Warranties of the Stockholders. The Stockholders represent and warrant to the Company, Cerberonics, Capitol and the Investors as follows:

                  (a) Ownership of Shares. On the date hereof, other than the GWE Joint Shares, the Shares are all of the shares of Common Stock and Class B Stock currently owned by the Stockholders beneficially and of record. Other than pursuant to outstanding options described in the Company's most recent proxy statement, the Stockholders do not have any rights to acquire any additional shares of Common Stock or Class B Stock. The Stockholders currently have, and at the closing of the Redemption will have, good, valid and marketable title to the Shares, free and clear of all liens, encumbrances, restrictions, options, warrants, rights to purchase and claims of every kind (other than the encumbrances created by this Agreement and the margin agreements identified on
Schedule 3(c) hereto and other than restrictions on transfer under applicable Federal and State securities laws).

                  (b) Power; Binding Agreement. The Stockholders have the full legal right, power and authority to enter into and perform all of the Stockholders' obligations under this Agreement. The execution and delivery of this Agreement by the Stockholders will not violate any other agreement to which the Stockholders are a party including, without limitation, any voting agreement, stockholders agreement, voting trust or proxy. This Agreement has been duly executed and delivered by the Stockholders and constitutes a legal, valid and binding agreement of the Stockholders, enforceable in accordance with its terms, except as the enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium and similar laws, now or hereafter in effect affecting creditors' rights and remedies generally or general principles of equity. Neither the execution or delivery of this Agreement nor the consummation by the Stockholders of the transactions contemplated hereby will
(i) except as disclosed on Schedule 4(b) require any consent or approval of or filing with any governmental or other regulatory body except for filings under the Securities Exchange Act of 1934, as amended, or (ii) constitute a violation of, conflict with or constitute a default under, any contract, commitment, agreement, understanding, arrangement or other restriction of any kind to which the Stockholders are a party or by which either Stockholder is bound.

         5. Termination. This Agreement (other than the provisions relating to expenses and indemnification (Section 6) and confidentiality (Section 7)) shall terminate on the earliest of the following to occur:

                  (a) the date on which the Company, Capitol, the Investors and the Stockholders mutually consent to terminate this Agreement in writing;

                  (b) the date of consummation of the Redemption pursuant to the Redemption Agreement;

                  (c) prior to the successful consummation of the Redemption, the termination of the Redemption Agreement pursuant to its terms;

                  (d) prior to the successful consummation of the Redemption, the withdrawal, modification or amendment by the Company's Board of Directors, in a manner adverse to Capitol and the Investors, of its approval and recommendation of the Redemption and the Redemption Agreement;

                  (e) prior to the successful consummation of the Redemption, the approval or recommendation by the Company's Board of Directors of any transaction relating to the acquisition of Capitol or its assets other than in connection with the Redemption Agreement;

                  (f) the Redemption and the Redemption Agreement shall not have been approved by the affirmative vote of a majority of the votes cast by the holders of the Company's capital stock other than the Stockholders; or

                  (g) September 30, 1997.

         6.       Expenses; Indemnification.

                  (a) Expenses. Subject to paragraph (b) below, each party hereto will pay all of its expenses in connection with the transactions contemplated by this Agreement, including, without limitation, the fees and expenses of its counsel and other advisers.

                  (b) Indemnification. To the extent the Company's directors (other than the Stockholders) in the proper exercise of their fiduciary obligations to the Company were permitted by law to have the Company indemnify the Stockholders in their capacity as stockholders, the Company agrees to pay promptly and to indemnify the Stockholders and hold them harmless from, all reasonable expenses (including attorneys fees and other professional fees) and loss reasonably incurred by the Stockholders in whole or in part in their capacity as stockholders in connection with the following:

                           (i) The review and negotiation of this Agreement and research on related issues.

                           (ii) Any actual or threatened litigation, investigation or proceeding initiated by another stockholder of the Company relating to this Agreement, the redemption, the Redemption Agreement, or the Erikson Consulting and Non-Competition Agreement (collectively, the "Agreements"). In no event, however, shall such expenses or losses include any expense or loss arising out of the failure by the Stockholders to perform their obligations under any of the Agreements.

                           (iii) Any actual or threatened litigation, investigation or proceeding initiated by one or more of the parties to this Agreement involving a dispute as to the interpretation of the language of this Agreement, or as to the existence, non-existence, occurrence or non-occurrence of any of the conditions to the Stockholders' obligations under this Agreement set forth in Section 3 hereof and any dispute as to whether this Agreement has terminated under Section 5 hereof. In no event, however, shall such expenses or losses include any expense or loss arising from an intentional violation of any of the covenants of the Stockholders set forth in
         Section 8.1 hereof.

                           (iv) Any actual or threatened litigation, investigation or proceeding initiated by any other person or entity (including any government agency) other than another stockholder of the Company or one or more of the parties to this Agreement relating to any of the Agreements, provided that the Stockholders are successful on the merits or to the extent they otherwise prevail. In no event, however, shall such expenses or losses include any expense or loss arising out of the failure by the Stockholders to perform their obligations under any of the Agreements.

         The rights granted to the Stockholders under this Section 6(b) shall be in addition to and not in lieu of any other rights.

         The Stockholders agree, jointly and severally, that they will pay promptly and indemnify the Company's other directors, but only to the extent they are not otherwise indemnified by the Company or from insurance, from all reasonable expenses (including attorneys fees and other professional fees) and loss reasonably incurred by either of those directors arising from the Company entering into this Agreement to indemnify the Stockholders.

         In the event of a dispute under this Section 6(b) either the Company or one or both of the Stockholders may initiate Alternative Dispute Resolution ("ADR"). ADR shall be pursuant to the provisions of 6. Del. C. ss.ss. 7701-7721 (the "Delaware ADR Act") expect that, as permitted by 6 Del. C. ss. 7702(a), the parties adopt by written agreement a method of ADR that modifies the procedure in the Delaware ADR Act as follows:

                           (i) ADR shall apply to all disputes, including disputes involving $1,000 or more in contention and disputes over the interpretation of this paragraph 6(b).

                           (ii)  Once  the   Company  or  one  or  both  of  the
         Stockholders elects ADR, the ADR proceedings may not be revoked.

                           (iii) If at the regular close of business on the day the mediation hearing commenced, the parties have not resolved the dispute, the ADR Specialist at that time or within two (2) business days thereof shall make a binding non-appealable determination of the dispute.

                           (iv) Each party involved in the dispute shall pay their own attorneys' fees and an equal share of the fee of the ADR Specialist, provided, however, if the ADR Specialist makes a binding non-appealable determination of the dispute, the ADR Specialist shall include in the determination the allocation of payment among the parties of all fees and expenses involved in the ADR proceedings, including the fees and expenses of both the ADR Specialist and the parties' attorneys. Unless the ADR Specialist deems circumstances mandate a different allocation, the losing party shall pay to the wining party the amount of the winning party's attorneys' fees and expenses that do not exceed the amount of the losing party's fees and expenses, as well as the fees and expenses of the ADR Specialist.

         7. Confidentiality. The Stockholders recognize that successful consummation of the transactions contemplated by this Agreement and the Redemption Agreement may be dependent upon confidentiality with respect to these matters. Although the Company has not executed a Confidentiality Agreement with respect to the transactions contemplated by the Redemption Agreement, the
Stockholders agree that, pending public disclosure by the Company, the Stockholders will not disclose or discuss these matters with anyone (other than their legal counsel and advisors or the Company's legal counsel and advisors, if any) not a party to this Agreement or the Redemption Agreement, without the prior written consent of Capitol and the Investors, except for filings required pursuant to the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder or disclosures the Company's or the Stockholders' legal counsel advises in writing are necessary in order to fulfill the Company's or the Stockholder's obligations imposed by law, in which events the Stockholders shall give prompt prior notice of such disclosure to Capitol and Investors.

         8.       Certain Covenants of the Stockholders.

                  8.1 No Shop. Except (i) for brokerage margin requirements identified in Schedule A and (ii) in accordance with the provisions of this Agreement, the Stockholders agree, while this Agreement is in effect, not to, directly or indirectly:

                  (a) sell, transfer, pledge, encumber, assign or otherwise dispose of, or enter into any contract, option or other arrangement or understanding with respect to the sale, transfer, pledge, encumbrance, assignment or other disposition of, any of the Shares;

                  (b) grant any proxies, deposit any Shares into a voting trust or enter into a voting agreement with respect to any Shares; or

                  (c) take any action as the Stockholders to encourage, solicit, initiate, or participate in any way in discussions or negotiations (except for participation in discussions or negotiations in which the Company is permitted to participate under the Redemption Agreement) with, or furnish any information to, or afford any access to the properties, books or records of the Company or Capitol, or otherwise assist, facilitate or encourage, any person or entity (other than Capitol and Investors, or their officers, directors, representatives, agents, affiliates or associates) in connection with any possible or proposed merger, consolidation, business combination, liquidation, reorganization, sale or other disposition of assets, sale of shares of capital stock or similar transactions involving Capitol.

                  8.2 Notice re Additional Shares. The Stockholders agree, while this Agreement is in effect, to notify Capitol and the Investors promptly of the number of any shares of the Common Stock and Class B Stock acquired by the Stockholders after the date hereof.

         9. Certain Covenants of Capitol and Investors. Capitol and Investors agree to use their reasonable best efforts to make and consummate the Redemption pursuant to the terms, and subject to the conditions, contained in the Redemption Agreement.

         10. Notices. All notices or other communications required or permitted hereunder shall be in writing (except as otherwise provided here) and shall be deemed duly given when received by delivery in person, by telecopy, telex or telegram or by certified mail, postage prepaid, or by an overnight courier service, addressed as follows:

To the Company

Paul C. Kincheloe, Jr.               cc:      Bayard, Handelman & Murdoch
Webb C. Hays, IV                              902 Market Street, Suite 1300
c/o CERBCO, Inc.                              P.O. Box 25130
3421 Pennsy Drive                             Wilmington, DE  19899
Landover, MD  20785                           Attn:    Howard Handelman
Tel:     (301) 386-7400                       Tel:     (302) 429-4231
Fax:     (301) 322-3041                       Fax:     (302) 658-6395


                                              McGuire, Woods, Battle &
                                                Boothe, L.L.P.
                                              8280 Greensboro Drive
                                              Suite 900
                                              Tysons Corner, VA  22102
                                              Attn:    John Stump
                                              Tel:     (703) 712-5000
                                              Fax:     (703) 712-5050
To the Stockholders

Robert W. Erikson                    cc:      Prickett, Jones, Elliott,
George Wm. Erikson                              Kristol & Schnee
c/o CERBCO, Inc.                              1310 King Street
3421 Pennsy Drive                             Wilmington, DE  19801
Landover, MD  20785                           Attn:    Michael Hanrahan
Tel:     (301) 386-7400                       Tel:     (302) 888-6513
Fax:     (301) 322-3041                       Fax:     (302) 658-8111
To Capitol

Capitol Office Solutions, Inc.       cc:      Reichelt, Nussbaum, LaPlaca
12000 Old Baltimore Pike                        & Miller
Beltsville, MD  20750                         7500 Greenway Center Drive
Attn:    Armen Manoogian                      Greenbelt, MD  20770
Tel:     (301) 937-5030                       Attn:    Raymond G. LaPlaca
Fax:     (301) 937-6031                       Tel:     (301) 474-9009
                                              Fax:     (301) 345-0565
To Investors

Golder, Thoma, Cressey, Rauner, Inc. cc:      Davis, Graham & Stubbs LLP
233 S. Wacker Drive, 61st Floor               1314 Nineteenth Street, N.W.
6100 Sears Tower                              Washington, D.C.  20036
Chicago, IL  60606-6402                       Attn:    J. Hovey Kemp
Attn:    Will Kessinger                       Tel:     (202) 822-1029
Tel:     (312) 382-2219                       Fax:     (202) 293-4794
Fax:     (312) 382-2201


         11. Entire Agreement; Amendment. This Agreement, together with the documents expressly referred to herein, constitute the entire agreement among the parties hereto with respect to the subject matter contained herein and supersede all prior agreements and understandings among the parties with respect to such subject matter. This Agreement may not be modified, amended, altered or supplemented except by an agreement in writing executed by the party against whom such modification, amendment, alteration or supplement is sought to be enforced.

         12. Assigns. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, but neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the parties hereto without the prior written consent of the other parties.

         13. Governing Law. This Agreement, and all matters relating hereto, shall be governed by, and construed in accordance with the laws of the State of Delaware without giving effect to the principles of conflicts of laws thereof.

         14. Injunctive Relief. The parties agree that in the event of a breach of any provision of this Agreement, the aggrieved party may be without an adequate remedy at law. The parties therefore agree that in the event of a breach of any provision of this Agreement, the aggrieved party may elect to institute and prosecute proceedings in any court of competent jurisdiction to enforce specific performance or to enjoin the continuing breach of such provision, as well as to obtain damages for breach of this Agreement and such aggrieved party may take any such actions without the necessity of posting a bond. By seeking or obtaining such relief, the aggrieved party will not be precluded from seeking or obtaining any other relief to which it may be entitled.

         15. Counterparts; Facsimile Transmission. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original and all of which together shall constitute one and the same document. The signature of a party that is sent to the other parties by facsimile transmission shall be binding as evidence of such signatory's agreement to be bound by the terms of this Agreement.

         16. Severability. Any term or provision of this Agreement which is invalid or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the remaining terms and provisions of this Agreement or affecting the validity or enforceability of any of the terms or provisions of this Agreement in any other jurisdiction. If any provision of this Agreement is so broad as to be unenforceable such provision shall be interpreted to be only so broad as is enforceable.

         17. Further Assurances. Each party hereto shall execute and deliver such additional documents as may be reasonably necessary to consummate the transactions contemplated by this Agreement.

         18. Third Party Beneficiaries. Nothing in this Agreement, expressed or implied, shall be construed to give any person other than the parties hereto any legal or equitable right, remedy or claim under or by reason of this Agreement or any provision contained herein.




                      [THIS SPACE INTENTIONALLY LEFT BLANK]

         IN WITNESS WHEREOF, the Company, Cerberonics, Capitol, the Investors and the Stockholders have each caused this Agreement to be executed by their duly authorized officers as of the date and year first above written.


                             Stockholders:



                             By:-----------------------------
                                Robert W. Erikson



                             By:-----------------------------
                                George Wm. Erikson


                             The Company:

                             CERBCO, INC.



                             By:----------------------------
                             Name:--------------------------
                             Title:-------------------------


                             Cerberonics:

                             CERBERONICS, INC.



                             By:----------------------------
                             Name:--------------------------
                             Title:-------------------------

                             Capitol:

                             CAPITOL OFFICE SOLUTIONS, INC.



                             By:---------------------------
                                Armen A. Manoogian
                                President


                             Investors  (By GTCR IV,  as Agent):

                             GOLDER, THOMA, CRESSEY, RAUNER
                             FUND IV, L.P.

                             By:      GTCR IV, LP
                                      General Partner

                             By:      Golder Thoma Cressey Rauner, Inc.
                                      General Partner


                             By:----------------------------
                                Carl D. Thoma
                                Principal

EXHIBIT D

                               ERIKSON CONSULTING
                          AND NON-COMPETITION AGREEMENT


         THIS AGREEMENT, dated as of -------------, 1997, is between Capitol Office Solutions, Inc., a Delaware corporation (the "Company"), and -------- Erikson (the "Consultant").


                                    Recitals

         1. Pursuant to that certain Investment, Redemption and Stock Purchase Agreement dated February ---, 1997 between the Company, the Company's prior stockholders and certain investors (the "Redemption Agreement"), a change of control of the Company occurred in connection with the consummation of the transactions contemplated by the Redemption Agreement (defined therein and herein as the "Transactions"), effective as of the Closing Date (as defined thereunder).

         2. Prior to the Closing Date, the Consultant was a major stockholder of the Company's ultimate parent and a long-standing member of the board of directors of the Company, and in such capacity gained valuable insight into the operation of the Company's business and the copier supply and service industry generally, which insight and expertise would be useful and valuable to the Company's competitors.

         3. Immediately following the closing of the Transactions and the change of control effected by the Transactions, the Company, with the approval of its newly reconstituted board of directors, now desires to engage the Consultant as a consultant with respect to the Company and, in addition, to secure a non-competition agreement from the Consultant, and the Consultant is willing to enter into such arrangements, all pursuant to the terms of this Agreement.

         4. The terms of the Redemption Agreement and all of the Transactions and this Agreement and all other related agreements between the parties thereto and/or their affiliates have been disclosed to the stockholders of CERBCO, Inc. ("Cerbco") in a proxy statement relating thereto, and the Redemption Agreement has been approved by Cerbco's stockholders.


                                    Agreement

         In consideration of the mutual agreements and premises herein contain, the receipt and sufficiency of which is hereby acknowledged, the Company and the Consultant agree as follows:

         1. Consulting. The Company hereby engages the Consultant to serve as an advisor and consultant with respect to the Company, and the Consultant hereby accepts such engagement, on the terms and conditions of this Agreement.

         2. Term of Engagement. The term of the Consultant's engagement hereunder shall commence as of the date first written above, which shall be the Closing Date under the Redemption Agreement, and shall continue thereafter for a term of three (3) years until ----------------, 2000. In addition to any other remedies the Company may have, the Company may terminate this Agreement immediately in the event of any material breach of the provisions of this Agreement by the Consultant that is not cured within 30 days.

         3. Duties.  In  consideration  for the Consulting Fee (defined below in
Section 8) to be paid to the Consultant as compensation hereunder, during the term of this Agreement, the Consultant shall at all reasonable times be available to the Company on a mutually agreeable, "as needed" basis to serve as an advisor and consultant to the Company's management and/or board of directors in connection with the operation of the Company's business (the "Consulting Services"). The Consultant shall be available at least one (1) and up to a maximum of three (3) days per month for Consulting Services, upon request of the

Company. The Consulting Services shall be scheduled and performed in a manner that will not detract from Consultant's performance of his duties as a director and officer of Cerbco and its subsidiaries.

         4. Expenses. The Company will reimburse the Consultant for all reasonable business expenses incurred by the Consultant in rendering services hereunder upon submission to the Company of an accounting and substantiation for such expenses and related receipts.

         5. Trade Secret Information. The Consultant acknowledges that the information, observations and data obtained by him while engaged by the Company's parent and/or while a member of the Company's board of directors, concerning the business or affairs of the Company or any of its Subsidiaries (or any of their predecessors) and the copier supply and service industry, which the Company or any such Subsidiary considers to be confidential and which is proprietary to the Company or any such Subsidiary ("Trade Secret Information") are the property of the Company or any such Subsidiary. Therefore, the Consultant agrees that he shall not disclose to any unauthorized Person (except
(i) to the Company or, at the request of the Company, its Affiliates (as defined in the Redemption Agreement), (ii) to any entity which shall succeed to the business of the Company or any such Subsidiary, (iii) as may be required in the regular course of business of the Company or any such Subsidiary or (iv) as required by law) or use for his own purposes any Trade Secret Information without the prior written consent of the Company, unless and to the extent that the aforementioned matters become generally known to and available for use by the public or Persons knowledgeable in the Company's industry other than as a result of the Consultant's acts or omissions which constitute a breach hereof. The Consultant shall deliver to the Company at the termination of the Agreement, or at any other time the Company may request, all memoranda, notes, plans, records, reports, computer tapes, printouts and software and other documents and data (and copies thereof) relating to the Trade Secret Information, Work Product (as defined below in Section 7) or the business of the Company or any such Subsidiary which he may then possess or have under his control.

         6. Intellectual Property. The Consultant acknowledges that any and all intellectual property other than the Trade Secret Information (including, if any, all inventions, innovations, improvements, developments, methods, designs, analyses, drawings, reports and all similar or related information (whether or not patentable)) which (i) relate to the Company's or any of its Subsidiaries' (or any of their predecessors) actual or anticipated business, research and development or existing or future products or services or (ii) result from any work performed by the Consultant for the Company and its Subsidiaries (or any of their predecessors) and which are conceived, developed or made by the Consultant while engaged by the Company ("Work Product") belong to the Company or such Subsidiaries.

         7.       Non-Compete, Non-Solicitation.

                  (a) As further consideration for the Non-Compete Fee (defined below in Section 8) to be paid to the Consultant hereunder and his exposure to or involvement in the Trade Secret Information, the Consultant acknowledges that in the course of his engagement by the Company, he shall become familiar with business data, trade secrets and other Trade Secret Information concerning the Company and its Subsidiaries and that his services have been and shall be of special, unique and extraordinary value to the Company and its Subsidiaries. Therefore, the Consultant agrees that, during the Non-compete Period (as defined in Section 10 hereof), he shall not directly or indirectly own any interest in, manage, control, participate in, consult with, render services for, or in any manner engage in any business competing with the business the Company and its Subsidiaries, or their successors and assigns, were engaged in at the time this Agreement was entered into within any countries or geographical regions in which the Company and its Subsidiaries, or their successors and assigns, engage or plan to engage in such business on the date of the termination of the Consultant's engagement; provided, however, nothing herein shall prohibit the Consultant from being a passive owner of not more than 5% of the outstanding stock of any class of a corporation which is publicly traded, so long as the Consultant has no active participation in the business of such corporation.

                  (b) During the Noncompete Period, the Consultant shall not directly or indirectly through another entity (i) induce or attempt to induce any employee of the Company or any of its Subsidiaries to leave the employ of the Company or such Subsidiaries, or in any way interfere with the relationship between the Company or any of its Subsidiaries and any employee thereof, (ii) hire any person who was a management employee of the Company or any of its Subsidiaries at any time during the one-year period prior to the termination of the Agreement or (iii) induce or attempt to induce any customer, supplier, licensee, licensor, franchisee or other business relation of the Company or any of its Subsidiaries to cease doing business with the Company or such Subsidiaries, or in any way materially interfere with the relationship between any such customer, supplier, licensee or business relation and the Company or any of its Subsidiaries (including, without limitation, making any negative statements or communications about the Company or its Subsidiaries).

                  (c) If, at the time of enforcement of this Section 8, a court shall hold that the duration, scope or area restrictions stated herein are unreasonable under circumstances then existing, the parties agree that the maximum duration, scope or area reasonable under such circumstances shall be substituted for the stated duration, scope or area and that the court shall be allowed to revise the restrictions contained herein to cover the maximum period, scope and area permitted by law. The Consultant agrees that the restrictions contained in this Section 8 are reasonable.

                  (d) In the event of any breach or threatened breach by the Consultant of any of the provisions of this Section 8, the Company and its Subsidiaries, in addition and supplementary to other rights and remedies existing in its favor, may apply to any court of competent jurisdiction for specific performance and/or injunctive or other relief in order to enforce or prevent any violations of the provisions hereof (without posting a bond or other security). In addition, in the event of an alleged breach or violation by the Consultant of this Section 8, the Noncompete Period shall be tolled until such breach or violation has been duly cured.

                  (e) Subject to the foregoing, nothing in this Agreement shall prevent Consultant from accepting any employment or consulting engagements of any kind or from otherwise accepting any business opportunity.

         8. Compensation. For the Consultant's agreements contained in Sections 5, 6 and 7 hereof, the Company shall pay the Consultant a fee of $150,000 (the "Noncompete Fee") which shall be due and payable promptly after the date hereof. For providing the Consulting Services during the term hereof, the Company shall pay Consultant a total fee of $150,0000 (the "Consulting Fee"). Unless the Company and the Consultant mutually agree to a different installment schedule (e.g., monthly or quarterly), the Fee shall be paid in three annual installments of $50,000 each. The first payment shall be due and payable promptly after the date hereof, with respect to the Consultant's first year of Consulting Services. The second payment shall be due and payable on the first anniversary of such date, with respect to the Consultant's second year of Consulting Services. The third payment shall be due and payable on the second anniversary of such date with respect to the third year of such Consulting Services. Any payment due on a day which is not a business day shall be paid on the next business day. Accrued but unpaid Fees shall bear interest at the rate of [eight percent (8%)] per annum until paid. If at the time payment of the second or third installment is due, the Consultant is unavailable or unable to perform Consulting Services in that year, the Company shall not be required to make the applicable payments.

         9. Consultant's Representations. The Consultant hereby represents and warrants to the Company that (i) the execution, delivery and performance by the Consultant of this Agreement and all other agreements contemplated hereby to which the Consultant is a party do not and shall not conflict with, breach, violate or cause a default under any contract, agreement, instrument, order, judgment or decree to which the Consultant is a party or by which he is bound,
(ii) with respect to the business in which the Company is engaged on the date of this Agreement, the Consultant is not a party to or bound by any employment agreement, noncompete agreement or confidentiality agreement with any other person or entity that remains in full force and effect, and (iii) upon the execution and delivery of this Agreement by the Company, this Agreement shall be the valid and binding obligation of the Consultant, enforceable in accordance with its terms.

         10. Representations and Warranties of the Company. The Company represents and warrants that:

                  (a) The Company has all necessary power and authority to execute and deliver, and to perform all of its obligations under, this Agreement. This Agreement has been duly authorized, executed and delivered by the Company and constitutes a valid and binding obligation of the Company enforceable in accordance with its terms.

                  (b) The entering into by the Company of this Agreement and the performance by the Company hereunder will not conflict with, violate or constitute a breach of, or require any consent or approval under the terms of its certificate of incorporation or by-laws, or any agreement, license, arrangement or understanding, whether written or oral, or any law, judgment, decree, order, rule or regulation to which the Company is a party or by which it is bound.

         11. Alternative Dispute Resolution. In the event of a dispute between the parties under this Section 11, either the Company or the Consultant may initiate Alternative Dispute Resolution ("ADR"). ADR shall be pursuant to the provisions of 6 Del.C. ss.ss.7701-7721 (the "Delaware ADR Act") except that, as permitted by 6 Del.C. ss.7702(a), the parties adopt by written agreement a method of ADR that modifies the procedure in the Delaware ADR Act as follows:

                           (i) ADR shall apply to all disputes, including disputes involving $1,000 or more in contention and disputes over the interpretation of this Agreement.

                           (ii) Once the Company or the Consultant elects ADR, the election may not be revoked.

                           (iii) If the dispute is resolved by the agreement of the parties, the reasonable expenses and fees of the ADR Specialist shall be as agreed upon by the parties or, absent such agreement, split equally between the parties.

                           (iv) If at the regular close of business on the day ADR commenced, the parties have not resolved the dispute, the ADR Specialist at that time or within two (2) business days thereof shall make a binding non-appealable determination of the dispute.

                           (v) If the dispute is determined by the ADR Specialist pursuant to subparagraph (iv) above, the reasonable expenses and fees of the ADR Specialist and of the prevailing party shall be paid by the losing party, as determined by the ADR Specialist.

         12.      Definitions.

                  "Noncompete Period" means during the term of this Agreement and upon termination of this Agreement prior to its expiration by the Consultant or the Company for any reason, a period of time, to be determined by the Company in its sole discretion within 30 days after such termination, of no more than two additional years thereafter.

                  "Subsidiaries" means, with respect to any person, any corporation, limited liability company, partnership, association or other business entity of which (i) if a corporation, a majority of the total voting power of shares of stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by such person or entity or one or more of the other Subsidiaries of such person or entity or a combination thereof, or (ii) if a limited liability company, partnership, association or other business entity, a majority of the partnership or other similar ownership interest thereof is at the time owned or controlled, directly or indirectly, by any person or entity or one or more Subsidiaries of such person or entity or a combination thereof.

         13. Non-Assignability. The Consultant shall have no right to assign or transfer any rights hereunder. The Company may assign its rights and obligations to third parties or Affiliates with the prior written consent of the Consultant, which consent shall not be unreasonably withheld.

         14. Binding Nature, Governing Law, Amendment and Waiver, Entire Agreement. This Agreement shall be binding upon the Company, its successors and assigns, and upon the Consultant and his respective heirs, legatees, executors and administrators. This Agreement shall be construed and enforced in accordance with the laws of the state of Delaware. This Agreement may not be modified or amended except by an instrument in writing signed by both the parties. Any inconsistency or conflict between the terms of this Agreement and any purchase order, invoice or other communication shall be solely governed by the terms of this Agreement. This Agreement is the entire agreement between the parties hereto with regard to the subject matter hereof and supersedes all prior discussions, arrangements or agreements between the parties relating thereto.

         15. Independent Contractor. The relationship of the Consultant to the Company is that of an independent contractor. The Consultant shall not be considered an employee or agent of the Company, and except as specified elsewhere in this Agreement, shall have absolutely no authority to bind, commit or otherwise obligate the Company in any way whatsoever. The Consultant is not eligible to participate in any employee benefit or other plan of the Company.

         16. Counterparts; Facsimile Transmission. This Agreement may be executed in several counterparts, each of which shall be deemed an original but all of which counterparts collectively shall constitute one instrument. The signature of a party sent by facsimile transmission to the other party shall be binding as evidence of such signatory's agreement to be bound by the terms of this Agreement.


         IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date and year first above written.

                         THE COMPANY:

                         CAPITOL OFFICE SOLUTIONS, INC.



                         By:---------------------------
                         Name:      Armen A. Manoogian
                         Title:     President


                         CONSULTANT:



                         ------------------------------
                         ---------------Erikson

EXHIBIT E


                               EXECUTIVE AGREEMENT


         This Executive Agreement (this "Agreement") is entered into as of ------------, 1997, by and between Armen A. Manoogian ("Executive") and Capitol Office Solutions, Inc., a Delaware corporation (the "Company").


                                    Recitals

         A. The Company and Executive desire to enter into an agreement to provide for the terms and conditions of Executive's employment with the Company.


                                    Agreement

         NOW, THEREFORE, in consideration of the foregoing and other good and valuable consideration, the parties hereto agree as follows:


                   ARTICLE I. TERMS AND CONDITIONS OF SERVICES

         1.1 Engagement. The Company hereby engages Executive to serve as President of the Company, and Executive agrees to serve the Company, during the Service Term (as defined in Section 1.6 hereof) in the capacities, and subject to the terms and conditions, set forth in this Agreement.

         1.2      Services.

                  (a) During the Service Term, Executive, as President and Chief Executive Officer of the Company, shall have all the duties and responsibilities customarily rendered by presidents and chief executive officers of companies of similar size and nature and which are consistent with the services rendered by Executive to the Company immediately prior to the date hereof and as may be delegated from time to time by the Company's Board of Directors (the "Board"); provided, however, the following actions of the Company must be approved in advance by the Board:

                  (i) Acquisitions or dispositions of the assets or stock of a business with a value in excess of $10,000;

                  (ii)    Employment    agreements    (other    than    standard
confidentiality and noncompetition agreements with employees) and stock or option issuances;

                  (iii)    Annual corporate objectives;

                  (iv) Annual operating budgets (including capital expenditures budgets);

                  (v) Contracts with an operating cost to the Company in excess of $10,000 (not including expenses required as a consequence of a customer contract);

                  (vi) Dividends, distributions or redemptions of the Company's capital stock; and

                  (vii) Statutory corporate matters, including sales of stock, amendments to the Company's charter or bylaws and qualifying to do business in other jurisdictions.

Executive will devote his best efforts and substantially all of his business time and attention (except for vacation periods and periods of illness or other incapacity) to the business of the Company and its subsidiaries. Notwithstanding the foregoing, and provided that such activities do not interfere with the fulfillment of Executive's obligations hereunder, Executive may (i) serve as a director or trustee of any charitable or non-profit entity; (ii) acquire investment interests in one or more entities which are not, directly or indirectly, in competition with the Company or its subsidiaries and which do not provide supplies to the Company; or (iii) own up to 5% of the outstanding voting securities of any publicly-held company.

                  (b) Unless the Company and Executive agree to the contrary, Executive's place of employment shall be at the Company's principal executive offices in Beltsville, Maryland; provided, however, that Executive will travel to such other locations of the Company and its affiliates as may be reasonably necessary in order to discharge his duties hereunder.

         1.3 Salary and Bonus. During the Service Term, the Company shall pay Executive an annual base salary of $200,000, subject to periodic increases at the discretion of the Board (the "Base Salary"). Commencing with the Company's fiscal year ending June 30, 1998, Executive shall be entitled to an annual bonus of up to one-half of Executive's Base Salary based upon the Company's attainment of its yearly business plan as determined in good faith by the Board (the "Annual Plan").

         1.4 Other Benefits. Executive shall be entitled to continue to receive the fringe benefits, including, without limitation, medical, dental, disability, and life insurance benefits and participation in the Company's 401(k) plan, plus any other benefits approved by the Board and made available to other senior executives of the Company.

         1.5      Termination.

                  (a) Events of Termination. Executive's employment with the Company shall cease upon:

                  (i)   Executive's death.
                  (ii)  Executive's voluntary retirement.

                  (iii) the sale of the Company as contemplated by Section 6(b) of the Stockholders Agreement of even date herewith between the Company, Executive and the other stockholders of the Company (the "Stockholders Agreement").

                  (iv) Executive's disability, which means his incapacity due to physical or mental illness such that he is unable to perform his previously assigned duties where (A) such incapacity has been determined to exist by either
(i) the Company's disability insurance carrier or (ii) by the concurring opinions of two licensed physicians (one selected by the Company and one by Executive), and (B) the Board has determined, based on competent medical advice, that such incapacity will continue for such period of time of at least six continuous months and that it would have a material adverse effect on the Company. Any such termination for disability shall be only as expressly permitted by the Americans with Disabilities Act.

                  (v) Termination by the Company by the delivery to Executive of a written notice from the Board that Executive has been terminated ("Notice of Termination") with or without Cause. "Cause" shall mean:

                           (A) Executive's conviction for, or plea of nolo contendere to, (1) a felony, (2) a misdemeanor materially injurious to the Company, or (3) Executive's misappropriation of any funds or assets of the Company for personal use;

                           (B) Executive's continued substantial neglect of his duties, after written notice from the Board and an opportunity to correct;

                           (C) Gross misconduct in the performance of his duties hereunder, materially injurious to the reputation, business or operation of the Company; or

                           (D)  Executive's  engaging in conduct  constituting a
breach of Section 1.7 hereof.

         Executive must be notified in writing (which writing shall specify the cause in reasonable detail) of any termination of his employment for Cause. Executive will then have the right, within ten days of receipt of such notice, to file a written request for review by the Company. In such case, Executive will be given the opportunity to be heard, personally or by counsel, by the Board and a majority of the Directors must thereafter confirm that such termination is for Cause. If the Directors do not provide such confirmation, the termination shall be treated as other than for Cause.

                           The delivery by the Company of notice to Executive that it does not intend to renew this Agreement as provided in Section
         1.6 shall constitute a termination by the Company without Cause unless such notice fulfills the requirements of Section 1.5(a)(v)(A), (B), (C) or (D) above.

                  (vi) Executive's voluntary resignation by the delivery to the Board of a written notice from Executive that Executive has resigned with or without Good Reason. "Good Reason" shall mean Executive's resignation from employment with the Company within 30 days after the occurrence of any one of the following:

                           (A) the failure of the Company to pay an amount owing to Executive hereunder after Executive has provided the Company with written notice of such failure and such payment has not thereafter been made within 15 days of the delivery of such written notice;

                           (B) the forced relocation of Executive from the Washington, D.C. metropolitan area without his consent; or

                           (C) a material reduction in Executive's title or duties from those set forth in this Agreement without Executive's prior written consent.

                  (b)      Rights on Termination.

                  (i) In the event that termination is by Executive with Good Reason or by the Company without Cause, the Company will pay Executive the Base Salary for a period equal to one year.

                  (ii) In the event termination is by the Company without Cause and the Company is meeting 100% of its operating income (EBIT) budget (as such budget shall be mutually agreed upon by Executive and Golder, Thoma, Cressey, Rauner Fund IV, L.P., and as set forth in the then-current Annual Plan approved by the Board), Executive shall have the right to proceed under the provisions relating to the sale of the Company as contemplated by Section 6(b) of the Stockholders Agreement and the Company shall continue to employ the Executive, and the Executive agrees that he will continue to serve, as the Company's President and Chief Executive Officer until, and the effective date of his termination shall be, the date on which any sale pursuant to such Section 6(b) is consummated.

                  (iii) If the Company terminates Executive's employment for Cause, if Executive dies or is disabled, if Executive resigns without Good Reason or in the event of a sale of the Company as contemplated by Section 6(b) of the Stockholders Agreement, the Company's obligations to pay any compensation or benefits under this Agreement will cease effective the date of termination. Executive's right to receive any other benefits will be determined under the provisions applicable plans, programs or other coverages.

                  Notwithstanding the foregoing, the Company's obligation to Executive for severance pay or other rights under either subparagraphs (i) or
(ii) above (the "Severance Pay") shall cease if Executive is in violation of the provisions of Section 1.7(a) hereof. The Severance Pay, if any, shall be paid by the Company to Executive in equal monthly consecutive installments payable commencing on the Company's regularly scheduled payroll date next following the date of Executive's termination. Until such time as Executive has received all of his Severance Pay, he will be entitled to continue to receive any health, life, accident and disability insurance benefits provided by the Company to Executive under this Agreement. If Executive dies or is permanently disabled, then Executive or his estate shall be entitled to any disability income or life insurance payments from any insurance policies paid for by the Company.

         1.6 Term of Employment. Unless Executive's employment under this Agreement is sooner terminated as a result of Executive's resignation or termination in accordance with the provisions of Section 1.5(a) above or a sale of the Company as contemplated by Section 6(b) of the Stockholders Agreement, Executive's employment under this Agreement shall commence on the date hereof and shall terminate on the third anniversary of the date hereof (the "Service Term"); provided, however, that Executive's employment under this Agreement, and the Service Term, shall be automatically renewed for one-year periods commencing on the third anniversary of the date hereof and, thereafter, on each successive anniversary of such date unless either the Company or Executive notifies the other party in writing within thirty days prior to any such anniversary that it or he desires to terminate Executive's employment under this Agreement.

         1.7      Covenant Not to Compete.

                  (a) Executive agrees that, during the Service Term and for a period (the "Noncompete Period") ending two years after Executive ceases to be employed by the Company, he will not, except with the express written consent of the Board, either directly or indirectly, for himself or on behalf or in conjunction with any other person, partnership, corporation or other entity, own, maintain, engage in, render any services for, manage, have any financial interest in, or permit his name to be used in connection with any office equipment/copier service or dealer business in any market in the United States in which the Company or its subsidiaries are engaged or have firm plans to enter within six months after the date that Executive's employment hereunder is terminated; provided, however, that notwithstanding the foregoing such covenant shall not apply to Executive's ownership of up to 5% of the outstanding voting securities of any publicly-held company which may be engaged in the office equipment/copier service or dealer business.

                  (b) If, at the time of enforcement of any provision of Section 1.7(a) above, a court holds that the restrictions stated therein are unreasonable under circumstances then existing, the parties hereto agree that the maximum period, scope or geographical area reasonable under such circumstances will be substituted for the stated period, scope or area.

                  (c) In the event of a breach by Executive of the provisions of
Section 1.7(a) above, the Company or its successors or assigns may, in addition to other rights and remedies existing in their favor, apply to any court of competent jurisdiction for specific performance and/or injunctive or other relief in order to enforce or prevent any violations of the provisions thereof.

                  (d) After the later of (i) the date Executive's employment hereunder is terminated (whether due to his termination or resignation) or (ii) the date that Executive has received all of his Severance Pay (such date being referred to as the "Effective Date"), the Company shall advise Executive of its election to continue to enforce the provisions of Section 1.7(a) above for the period of time desired, in incremental periods of one month, in writing within 15 business days after the Effective Date. If the Company elects to continue to enforce the provisions of Section 1.7(a) after the Effective Date, the Company shall pay Executive, as additional consideration for Executive's agreement not to compete, an amount equal to 15% of Executive's then monthly Base Salary during each month of the non-compete commencing with the first calendar month after the month of the Effective Date, such amount to be paid to Executive in accordance with the Company's normal payroll schedule. In no event shall such time period exceed the Noncompete Period set forth in Section 1.7(a) above.

                  (f) The provisions of this Section 1.7 are independent of any other noncompete agreement between the Company and Executive and shall be cumulative with any such noncompete provisions set forth in such agreement.

         1.8 Confidential Information. Executive acknowledges that the information and data obtained by him during the course of his employment with the Company concerning the business or affairs of the Company and its affiliates are the property of the Company. Therefore, Executive agrees that he will not disclose to any unauthorized person or use for his own benefit any of such information or data without the Board's prior written consent, unless and to the extent that the aforementioned matters become generally known to and available for use by the public otherwise than as a result of Executive's acts or omissions. Executive agrees to deliver to the Company at the termination of his employment, or at any other time the Company may request, all memoranda, notes, plans, records, reports and other documents (and copies thereof) relating to the business of the Company and its Affiliates which he may then possess or have under his control.

         1.9 Executive's Representations and Warranty. Executive represents and warrants that he has full right and authority to enter into this Agreement and fully to perform his obligations hereunder, that he is not subject to any non-competition agreement, and that his past, present and anticipated future activities have not and will not infringe on the proprietary rights of others. Executive further represents and warrants that he is not obligated under any contract (including licenses, covenants or commitments of any nature) or other agreement, or subject to any judgment, decree or order of any court or administrative agency which would conflict with his obligation to use his best efforts to promote the interests of the Company or which would conflict with the Company's business as conducted or proposed to be conducted. Neither the execution nor delivery of this Agreement, nor the carrying on of the Company's business as an officer, director or employee by Executive, will conflict with or result in a breach of the terms, conditions or provisions of or constitute a default under any contract, covenant or instrument under which Executive is now obligated.


                         ARTICLE II. GENERAL PROVISIONS

         2.1 Notices. Any notice provided for in this Agreement must be in writing and must be delivered to the recipient at the address indicated below:

                  To the Company:

                  Capitol Office Solutions, Inc.
                  c/o Golder, Thoma, Cressey, Rauner Inc.
                  233 S. Wacker Drive, 61st Floor
                  6100 Sears Tower
                  Chicago, IL  60606-6402
                  Attn:             Will Kessinger
                  Tel No.:          (312) 382-2219
                  Fax No.:          (312) 382-2201

                  with a copy to:

                  Davis, Graham & Stubbs LLP
                  1314 Nineteenth Street, N.W.
                  Washington, DC  20036
                  Attn:             J. Hovey Kemp
                  Tel No.:          (202) 822-1029
                  Fax No.:          (202) 293-4794

                  To Executive:

                  Armen A. Manoogian
                  c/o Capitol Office Solutions, Inc.
                  12000 Old Baltimore Pike
                  Beltsville, MD  20704
                  Tel No.:          (301) 937-5030
                  Fax No.:          (301) 937-6031


                  with a copy to:

                  Arent Fox Kintner Plotkin & Kahn
                  Washington Square
                  1050 Connecticut Avenue, N.W.
                  Washington, DC  20036-5339




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



                  Attn:             Arnold R. Westerman
                  Tel No.:          (202) 857-6243
                  Fax No.:          (202) 857-6395



or such other address or to the attention of such other person as the recipient party shall have specified by prior written notice to the sending party. Any notice under this Agreement will be deemed to have been given five business days after mailing by first class mail, certified return receipt requested, one business day after delivery to a receipted courier for next business day delivery, or upon transmission by telex or facsimile.

         2.2 Severability. Whenever possible, each provision of this Agreement will be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be invalid, illegal or unenforceable in any respect under any applicable law or rule in any jurisdiction, such invalidity, illegality or unenforceability will not affect any other provision or any other jurisdiction, but this Agreement will be reformed, construed and enforced in such jurisdiction as if such invalid, illegal or unenforceable provision had never been contained herein.

         2.3 Complete Agreement. This Agreement, those documents expressly referred to herein and other documents of even date herewith embody the complete agreement and understanding among the parties and supersede and preempt any prior understandings, agreements or representations by or among the parties, written or oral, which may have related to the subject matter hereof in any way.

         2.4 Counterparts; Facsimile Transmission. This Agreement may be executed on separate counterparts, each of which is deemed to be an original and all of which taken together constitute one and the same agreement. This Agreement may be executed and delivered by facsimile transmission.

         2.5 Successors and Assigns. This Agreement is intended to bind and inure to the benefit of and be enforceable by Executive and the Company and their respective successors and assigns, except that Executive may not assign any of his rights or obligations under Article I.

         2.6 Choice of Law. This Agreement shall be governed by the internal law, and not the law of conflicts, of the State of Maryland.

         2.7 Remedies. Each of the parties to this Agreement will be entitled to enforce its rights under this Agreement specifically, to recover damages by reason of any provision of this Agreement and to exercise all other rights existing in its favor. The parties hereto agree and acknowledge that money damages may not be an adequate remedy for any breach of the provisions of this Agreement and that any party may in its sole discretion apply to any court of law or equity of competent jurisdiction for specific performance and/or injunctive relief in order to enforce or prevent any violations of the provisions of this Agreement.

         2.8 Amendments and Waivers. Any provision of this Agreement may be amended or waived only with the prior written consent of the Company and Executive.

         2.9 Resolutions of Disputes. All disputes between the Company and Executive arising under this Agreement which cannot be resolved promptly by mutual agreement, will be resolved by binding arbitration in accordance with the rules of the American Arbitration Association and in accordance with the Arbitration Procedures attached hereto as Exhibit A.













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



         IN WITNESS WHEREOF, the parties have executed this Agreement on the day and year first above written above.

                         EXECUTIVE:



                         By:--------------------------
                         Armen A. Manoogian


                         CAPITOL OFFICE SOLUTIONS, INC.



                         By:---------------------------
                         Carl D. Thoma
                         Chairman






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

EXHIBIT F

MERRILL LYNCH

Business Advisory Services

Private Client Group

854 East Algonquin Road
Suite 100
Schaumburg, Illinois 60173-3808
847 981 9800
FAX 847 397 0946


April 4, 1997                                PERSONAL AND CONFIDENTIAL



Board of Directors
CERBCO, Inc.
3421 Pennsy Drive
Landover, Maryland 20785

Gentlemen:

Capitol Office Solutions, Inc., a Delaware Corporation ("Capitol"), Cerberonics, Inc., a Delaware Corporation ("Cerberonics"), and a wholly-owned subsidiary of CERBCO, Inc., a Delaware Corporation ("CERBCO"), CERBCO and Armen Manoogian, President and minority shareholder of Capitol, have entered into an Investment, Redemption and Stock Purchase Agreement (the "Agreement") with Golder, Thoma, Cressey, Rauner Fund IV dated as of March 7, 1997. Pursuant to the Agreement, the parties thereto will enter into several contemporaneous transactions as a result of which, among other things, Capitol will redeem all shares of Class A common stock, Class B common stock and Class C common stock of Capitol held by Cerberonics immediately prior to the closing of the transactions contemplated by the Agreement (the "Transaction") for $19 million in cash (the "Consideration"). The Transaction is more fully described in the Agreement.

You have asked us whether, in our opinion, the Consideration to be received by Cerberonics pursuant to the Agreement is fair from a financial point of view to CERBCO. In conducting our investigation and analysis and in arriving at our opinion set forth below, we have, among other things:

                  (i) reviewed the Agreement and the proposed financial terms of the Transaction;

                  (ii) reviewed audited financial information for the five fiscal years ended June 30, 1992 through 1996 for CERBCO and Capitol, as well as various other unaudited financial information for CERBCO and Capitol;

                  (iii) compared Capitol's historical results of operations with that of certain public companies which we considered relevant for our analysis;

                  (iv) visited Capitol's headquarters and conducted discussions with Capitol's senior management concerning the history and past performance of Capitol's current business operations, and reviewed certain forecasts provided to us in the course of such discussions relating to the business, earnings, cash flow, assets and prospects of Capitol;

                  (v) reviewed such other financial studies and analyses and performed such other investigations and took into account such accepted financial and valuation procedures and considerations and such other matters as we deemed relevant, including our




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


Board of Trustees
CERBCO, Inc.
April 4, 1997
Page 2
                           assessment of general and local economic, market and financial conditions which have an impact on the industry in which Capitol operates.

While we reviewed the financial terms of certain transactions involving the acquisition of companies in industries comparable to Capitol's operations, we did not identify a sufficient number of acquisitions that we deemed to be relevant for the purpose of our analysis and, accordingly, did not undertake any analysis comparing the financial terms of the Transaction with other acquisitions.

In preparing our opinion, we have relied on the accuracy and completeness of all financial and other information supplied or otherwise made available to us by CERBCO and Capitol, or which are publicly available, and we have not independently verified such information or undertaken an independent appraisal or valuation of the assets or liabilities of Capitol. With respect to any financial forecasts and projected expense reductions provided by and discussed with Capitol's management, we have assumed that such financial forecasts and projected expense reductions (together with the assumptions and bases therefor) have been reasonably prepared and reflect the best currently available estimates and judgment of Capitol's management as to the expected future financial performance of Capitol.

This opinion is also given on the assumption that there are no undisclosed or unexpected conditions which would affect the value of Capitol's assets or the financial condition or operations of Capitol or the expected future financial performance of Capitol.

Our opinion is necessarily based upon market and general economic conditions existing as of the date hereof.

The terms of our engagement are limited to expressing an opinion as to whether the Consideration to be received by Cerberonics pursuant to the Agreement is fair to CERBCO from a financial point of view and we were not requested to assist and have not participated in structuring or negotiating the terms of the Transaction. In addition, our opinion does not address the relative merits of the Transaction and alternative business strategies involving Capitol, including the sale of Capitol to third parties.

On the basis of, and subject to the foregoing, were are of the opinion that the proposed Consideration to be received by Cerberonics pursuant to the Agreement is fair to CERBCO from a financial point of view.

Sincerely,

MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED by its division Merrill Lynch Business Advisory Services
("MLBAS")


By:               \s\ Nathaniel E. Sher
                  Nathaniel E. Sher
                  Senior Vice President (MLBAS)




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